Filed pursuant to Rule 424(b)(5)
Registration No. 333-217329

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, dated October 1, 2018

Prospectus Supplement to Prospectus dated April 17, 2017

$300,000,000

of

American Depositary Shares

GW Pharmaceuticals plc
(Incorporated in England and Wales)

Representing      Ordinary Shares

GW Pharmaceuticals plc is offering $300,000,000 American depositary shares, or ADSs, in this offering. Each ADS will represent 12 ordinary shares, par value £0.001 per share.

The ADSs are quoted on the Nasdaq Global Market (“Nasdaq”) under the symbol “GWPH”. The last reported sale price of the ADSs on September 28, 2018 was $172.74 per ADS.

See “Risk Factors” on page S-11 of this prospectus supplement to read about factors you should consider before buying the ADSs.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per ADS	Total
Initial price to public	$	$
Underwriting discount(1)	$	$
Proceeds, before expenses, to us	$	$

(1)	We have agreed to reimburse the underwriters for certain FINRA-related expenses.

The underwriters have the option to purchase up to an additional $45,000,000 ADSs from us at the initial price to public less the underwriting discount.

The underwriters expect to deliver the ADSs to purchasers against payment in New York, New York on or about            , 2018.

Goldman Sachs & Co. LLC	Morgan Stanley	J.P. Morgan	Cowen

Prospectus Supplement dated            , 2018

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement adds to and updates information contained in and incorporated by reference into the accompanying prospectus dated April 17, 2017 relating to our ordinary shares and American depositary shares, or ADSs. You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus that we authorize to be distributed to you. We have not, and the underwriters have not, authorized any person to provide you with information different from that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are not an offer to sell, nor are they seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in, or incorporated by reference into this prospectus supplement or the accompanying prospectus speaks only as of the date of the prospectus supplement or the accompanying prospectus unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or of any sale of the securities offered hereby. If the information in this prospectus supplement differs from the information contained in the accompanying prospectus or the documents incorporated by reference herein or therein, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement and the accompanying prospectus includes or incorporates by reference statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third-party research, surveys and studies are reliable, we have not independently verified such data.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the ADSs or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of the prospectus applicable to that jurisdiction.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Epidiolex®, Sativex®, the GW logo and other trademarks or service marks of GW Pharma appearing in or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of GW Pharma. Trade names, trademarks and service marks of other companies appearing in this prospectus supplement or the accompanying prospectus are the property of their respective owners.

In this prospectus supplement, “GW Pharma,” the “Group,” the “Company,” “we,” “us” and “our” refer to GW Pharmaceuticals plc and its consolidated subsidiaries, except where the context otherwise requires.

CONVENTIONS THAT APPLY TO THIS PROSPECTUS SUPPLEMENT

All references in this prospectus supplement or the documents incorporated by reference herein to “$” are to U.S. dollars, all references to “£” are to pounds sterling and all references to “€” are to euros. Solely for the convenience of the reader, unless otherwise indicated, all pounds sterling amounts as at and for the nine months ended June 30, 2018 have been translated into U.S. dollars at the rate at June 30, 2018 of $1.31792 to £1.0000.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, contain forward-looking statements that are based on our current expectations, assumptions, estimates and projections about us and our industry. All statements other than statements of historical fact in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference herein and therein, are forward-looking statements.

These forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that could cause our actual results of operations, financial condition, liquidity, performance, prospects, opportunities, achievements or industry results, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or suggested by, these forward-looking statements. These forward-looking statements are based on assumptions regarding our present and future business strategies and the environment in which we expect to operate in the future. Important factors that could cause those differences include, but are not limited to:

•	the inherent uncertainty of product development;
•	successful commercialization and marketing of Epidiolex and market acceptance of Epidiolex;
•	our and our contract manufacturers’ ability to successfully manufacture commercial quantities of our products in compliance with regulatory requirements;
•	our ability to establish and maintain commercialization organizations in the United States, Europe and elsewhere;
•	our ability to submit and maintain Investigational New Drug applications, or INDs, and New Drug Applications, or NDAs, with the U.S. Food and Drug Administration, or FDA, and comparable filings outside of the United States;
•	our ability to successfully design, commence and complete clinical trials;
•	our ability to receive and maintain regulatory exclusivities, including Orphan Drug Designations, for our drugs and our drug candidates;
•	patents, including, but not limited to, our ability to have patents issued covering our drugs, drug candidates and processes, as well as oppositions and legal challenges;
•	government regulation and approvals;
•	future revenue being lower than expected;
•	the level of pricing and reimbursement for our products and product candidates, if approved;
•	increasing competitive pressures in our industry;
•	general economic conditions or conditions affecting demand for the products offered by us in the markets in which we operate, both domestically and internationally, being less favorable than expected;
•	currency fluctuations and hedging risks;
•	worldwide economic and business conditions and conditions in the industry in which we operate;

•	our relationships with our customers and suppliers;
•	increased competition from other companies in the industry in which we operate;
•	changing technology;
•	our ability to manage and maintain our applications and data systems from security breaches and data loss;
•	claims for personal injury or death arising from the use of products and product candidates produced by us;
•	the occurrence of accidents or other interruptions to our production processes;
•	changes in our business strategy or development plans, and our expected level of capital expenses;
•	our ability to attract and retain qualified personnel, including with respect to our preparation for commercialization of Epidiolex;
•	regulatory, environmental, legislative and judicial developments;
•	our intention not to pay dividends; and
•	factors that are not known to us at this time.

Additional factors that could cause actual results, financial condition, liquidity, performance, prospects, opportunities, achievements or industry results to differ materially include, but are not limited to, those discussed under “Risk Factors” or elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Additional risks that we may currently deem immaterial or that are not presently known to us could also cause the forward-looking events discussed in this prospectus supplement and the accompanying prospectus not to occur. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar words are intended to identify estimates and forward-looking statements. Estimates and forward-looking statements speak only at the date they were made, and we undertake no obligation to update or to review any estimate and/or forward-looking statement because of new information, future events or other factors. Estimates and forward-looking statements involve risks and uncertainties and are not guarantees of future performance. Our future results may differ materially from those expressed in these estimates and forward-looking statements. In light of the risks and uncertainties described above, the estimates and forward-looking statements discussed in this prospectus supplement and the accompanying prospectus might not occur and our future results and our performance may differ materially from those expressed in these forward-looking statements due to, inclusive of, but not limited to, the factors mentioned above. Because of these uncertainties, you should not make any investment decision based on these estimates and forward-looking statements.

SUMMARY

This summary highlights selected information about us and the ADSs that we are offering. It may not contain all of the information that may be important to you. Before investing in the ADSs, you should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully for a more complete understanding of our business and this offering, including our consolidated financial statements, and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included and incorporated by reference in this prospectus supplement and the accompanying prospectus.

Company Overview

We are a biopharmaceutical company focused on discovering, developing and commercializing novel therapeutics from our proprietary cannabinoid product platform in a broad range of disease areas. We have established a world leading position in the development of plant-derived cannabinoid therapeutics through our proven drug discovery and development processes, our intellectual property portfolio and regulatory and manufacturing expertise. Our lead cannabinoid product is Epidiolex®, a pharmaceutical oral formulation of cannabidiol, or CBD, for which we retain global commercial rights. Epidiolex was approved by the U.S. Food and Drug Administration, or FDA, on June 25, 2018, for the treatment of seizures associated with lennox-gastaut syndrome, or LGS, or dravet syndrome, or Dravet syndrome, in patients two years of age and older. LGS and Dravet syndrome are severe childhood-onset, drug-resistant epilepsy syndromes. On September 28, 2018, the DEA rescheduled Epidiolex into Schedule V. We expect to make Epidiolex available to U.S. patients in the fall of 2018. In Europe, we submitted an application to the EMA’s Committee for Medical Products for Human Use (CHMP) in December 2017, and we expect a decision on the application in the first quarter of 2019. We have received Orphan Drug Designation from the FDA for Epidiolex for LGS, Dravet syndrome and tuberous sclerosis complex, or TSC. We also received Orphan Designation from the EMA’s Committee for Orphan Medical Products (COMP) for Epidiolex for Dravet syndrome, LGS, and TSC. We continue to develop Epidiolex for additional indications, including the treatment of seizures associated with TSC and plan to commence a pivotal trial in the treatment of Rett syndrome.

Previously, we developed the world’s first plant-derived cannabinoid prescription drug, Sativex® (nabiximols), which is approved for the treatment of spasticity due to multiple sclerosis in numerous countries outside the U.S. In the U.S., we have full commercial rights to this product and plan to meet with the FDA in the second half of 2018 to discuss data from the completed Phase 3 trials in Europe and to determine the optimal regulatory pathway in the U.S.

We have a deep pipeline of additional cannabinoid product candidates focusing primarily on orphan childhood-onset neurologic conditions and oncology. Our pipeline includes research in autism spectrum disorders, or ASD, using both CBD and cannabidivarin, or CBDV. We reported positive Phase 2 data for our CBD:THC product in the treatment of glioblastoma multiforme. We have also reported positive Phase 2 data in schizophrenia. In addition, we have received Orphan Drug Designation and Fast Track Designation from the FDA for intravenous CBD for the treatment of Neonatal Hypoxic Ischemic Encephalopathy, or NHIE, for which a Phase 1 trial has been completed.

Our Product and Product Candidates

GW Product Pipeline Summary

Epilepsy and Pediatric Neurology

Product/Product Candidates	Indication	Partner(s)	Status	Expected Next Steps
Epidiolex (CBD)	Childhood-onset epilepsy Initial targets: Treatment of seizures in LGS and Dravet syndrome in patients two years of age and older. Additional target:	We retain global rights	Approved by the FDA in the U.S. Under review by EMA in Europe	Epidiolex commercial launch expected in the fall of 2018 EMA decision expected in Q1 2019

	TSC		Phase 3 trial in TSC fully recruited	Data from Phase 3 TSC trial expected in H1 2019. Subject to positive results, sNDA in H2 2019

	Rett syndrome			IND for pivotal trial in Rett syndrome to be submitted in Q4 2018

GWP42006 (CBDV)	ASD	We retain global rights	Investigator-led placebo-controlled trial in autism; expanded access IND to treat seizures associated with autism underway	Trial expected to commence in Q4 2018.

	Rett syndrome		Investigator-led Phase 2 open label trial in Rett syndrome FDA orphan designation in Rett syndrome	Trial expected to commence in Q4 2018

	Epilepsy		Phase 2A trial completed	Under evaluation
Intravenous GWP42003	Neonatal hypoxic-ischemic encephalopathy	We retain global rights	Phase 1 trial in healthy volunteers complete	Phase 2 trial in planning

Other Pipeline Product Candidates

Product/Product Candidates	Indication	Partner(s)	Status	Expected Next Steps
Sativex (nabiximols)	MS spasticity (ex-U.S.)	Almirall, Bayer, Ipsen and Neopharm	Approved in numerous countries
	MS spasticity (U.S.)	We retain rights	Meeting with FDA to determine next steps	Meeting expected to take place in Q4 2018
	Neuropathic pain/other neurological symptoms		Multiple placebo-controlled trials completed	Pivotal program in planning

Product/Product Candidates	Indication	Partner(s)	Status	Expected Next Steps
Combination of CBD and THC	Glioblastoma	We retain global rights	Phase 2 trial complete and reported in February 2017. Data presented at ASCO. FDA orphan designation.	Open IND for pivotal clinical program

GWP42003	Schizophrenia	We retain global rights	Positive Phase 2 proof-of-concept.	Phase 2b trial

FDA Approval for Epidiolex (cannabidiol) Oral Solution LGS and Dravet Syndrome and U.S. Launch

Following an April 19, 2018 FDA Advisory Committee unanimous vote (13 to 0) in favor of supporting the approval, Epidiolex was approved by the FDA on June 25, 2018 for the treatment of seizures associated with LGS or Dravet syndrome in patients two years of age and older. Following the approval, the FDA confirmed orphan drug exclusivity for Epidiolex and granted us a rare pediatric disease voucher.

We have reported results from two LGS Phase 3 pivotal trials, both achieving the primary endpoint of a median reduction in monthly drop seizures compared with placebo. The first study compared a single Epidiolex 20 mg/kg dose arm to placebo in 171 patients (p=0.0135) and the second compared both a 20 mg/kg and 10 mg/kg Epidiolex dose arm to placebo in 225 patients (p=0.0047 and p=0.0016 respectively). In January 2018, the results of the single-dose LGS trial was published in The Lancet and in May 2018, the results of the second multi-dose trial was published in The New England Journal of Medicine.

We have also reported results from the first Dravet syndrome Phase 3 pivotal efficacy and safety trial in 120 patients, achieving the primary endpoint of a median reduction in monthly convulsive seizures compared with placebo (p=0.012). In May 2017, the results of this trial was published in The New England Journal of Medicine.

Epidiolex demonstrated an acceptable safety profile in these Phase 3 pivotal trials. The most common adverse reactions that occurred in Epidiolex-treated patients were somnolence; decreased appetite; diarrhea; transaminase elevations; fatigue, malaise, and asthenia; rash; insomnia, sleep disorder and poor quality sleep; and infections. The Company’s development program represents the only well-controlled clinical evaluation of a cannabinoid medication for patients with LGS and Dravet syndrome.

We are conducting a second Phase 3 trial of Epidiolex in Dravet syndrome. This placebo-controlled trial differs from the first Phase 3 trial in that it includes two Epidiolex dose arms, at 20 mg/kg per day and at 10 mg/kg per day. Enrollment is complete in this trial at 199 patients with data expected in the fourth quarter of 2018.

With Epidiolex approved by the FDA and rescheduled by the DEA, the U.S. commercial team now has completed the build-out of an experienced commercial organization consisting of sales, medical affairs and marketing, and market access/payor teams. The U.S. sales team includes two National Directors, eight Regional Managers and 66 Neurology Account Managers and will target approximately 5,000 physicians who may treat patients with LGS or Dravet syndrome. In addition, our medical affairs organization has been in place for over two years and includes 15 Medical Science Liaisons.

In advance of the U.S. product launch, we have set a list price per 100 mL bottle of $1,235. Based on anticipated dosing and patient weight assumptions, we believe that this translates to a weighted average gross price in the first year of $32,500, which is in line with other branded anti-epileptic drugs used to treat these conditions. A comprehensive patient support program is in development to help provide resources that may lower patients’ out-of-pocket costs or provide product at no cost to eligible patients. Preparations with the payor community have been active and detailed reviews with major payors have been completed. We have held one-on-one and advisory board interactions with a wide variety of insurers and other third-party payors, including some of the larger commercial and state/federal payors.

As of the date of this prospectus, we have approximately 647 patients in the United States on Epidiolex through our Expanded Access Program. We expect to carefully manage the transition of those patients over to commercial access gradually to ensure they have continued and uninterrupted access to Epidiolex.

Epidiolex Manufacturing

We manufacture Epidiolex through utilization of in-house and external third-party facilities for various steps in the production process. We have expanded various parts of the production process both in-house and with external third parties in readiness for commercial launch. As part of the NDA review, the FDA pre-approval inspections of our manufacturing facilities were successfully completed and did not result in any Form 483 observations. We are continuing to expand our Epidiolex manufacturing capacity in anticipation of post-U.S. launch and European Union demand.

Epidiolex EU Regulatory

In Europe, we have submitted a marketing authorization application in December 2017 for both the Dravet syndrome and LGS indications. This application has been validated by the EMA and the outcome is expected in first quarter of 2019. We have submitted 121-day responses to the Committee for Medicinal Products for Human Use, or CHMP, questions. We have also received Orphan Designation from COMP for Epidiolex for Dravet syndrome, LGS, and TSC.

Epidiolex EU Commercial

We continue to make good organizational progress for the commercialization of Epidiolex in Europe. We continue to expect an outcome to the EMA regulatory review in Q1 2019 and are planning for launches in the five major European markets in 2019. We have submitted 121-day responses to the CHMP questions. Our commercial leadership team consisting of experienced and epilepsy disease experts is now fully recruited and in place. This team is focused on progressing the necessary pricing and reimbursement, medical and pre-commercial activities required to deliver a successful European launch. In particular, significant progress is now being made on building out the local country organizations in the five major European markets.

Epidiolex Follow-On Target Indication: TSC

A number of patients with TSC have been treated with Epidiolex in the expanded access program. Treatment experience in 18 TSC patients with refractory epilepsy from the Massachusetts General Hospital for Children enrolled in the expanded access program has been published in Epilepsia (Hess et al — 2016). The findings from this study suggest that cannabidiol may be an effective and well-tolerated treatment option for patients with refractory seizures in TSC.

We are progressing a Phase 3 trial of Epidiolex in patients with TSC. This dose-ranging trial, which is now fully recruited (n=210), is a 16-week comparison of Epidiolex versus placebo to assess the safety and efficacy of Epidiolex as an adjunctive anti-epileptic treatment. The primary measure of this trial is the percentage change from baseline in seizure frequency during the treatment period. Primary endpoint seizure types include focal motor seizures with or without impairment of consciousness or awareness and generalized convulsive seizures. Data from this trial is expected in the first half of 2019. Subject to positive results, we expect to submit a supplemental NDA (“sNDA”) for Epidiolex in TSC in the second half of 2019.

Epidiolex Intellectual Property

In addition to seven years of orphan exclusivity plus the expected six-month (which runs concurrently with 5-year new molecular entity exclusivity) pediatric extension, we seek to protect Epidiolex through the expansion of our patent portfolio. Our patent portfolio relating to the use of

CBD in the treatment of epilepsy includes 21 distinct patent families which are either granted or filed. Most of the patent families in this portfolio claim the use of CBD in the treatment of particular childhood epilepsy syndromes, seizure sub-types and interactions with other concomitantly dosed anti-seizure drugs. To date, we have obtained nine patents and received notices of allowance in three applications from the U.S. Patent and Trademark Office, or USPTO, including claims for the use of CBD for the treatment of convulsive seizures associated with both LGS and Dravet syndrome, as well as the use of CBD with clobazam, and the teaching that dose adjustment may be needed when concomitantly prescribed. Some of these patents are directly aligned with the Epidiolex label and we expect them to be listed in the Approved Drug Products with Therapeutic Equivalence Evaluations (commonly known as the Orange Book). These patents have expiry to 2035. We continue to identify novel findings and submit patent applications resulting from the Epidiolex development program and we expect additional grants from these applications.

Transition to U.S. Domestic Filer Reporting

We determined that, as of March 31, 2018, we no longer qualified as a “foreign private issuer” under the rules and regulations of the U.S. Securities and Exchange Commission, or SEC. While we were a foreign private issuer, we were exempt from compliance with certain laws and regulations of the SEC, and certain Nasdaq regulations, including the proxy rules, the short-swing profits recapture rules and certain governance requirements, such as independent director oversight of the nomination of directors and executive compensation. In addition, we were not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies registered under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result of this determination, beginning on October 1, 2018, we will no longer be entitled to “foreign private issuer” exemptions and we plan to report as a domestic U.S. filer, including filing quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statements under Section 14 of the Exchange Act. In addition, commencing on October 1, 2018, we will prepare our financial statements in U.S. dollars in accordance with generally accepted accounting principles in the United States rather than International Financial Reporting Standards. In addition, after October 1, 2018, our “insiders” will also be subject to the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act and will be no longer exempt from the requirements of Regulation FD promulgated by the SEC under the Exchange Act. Moreover, as a domestic filer, we will no longer be permitted to follow our home country rules in lieu of the corporate governance obligations imposed by The Nasdaq Stock Market LLC, and will be required to comply with the governance practices required of U.S. domestic issuers.

In connection with our loss of foreign private issuer status, we made amendments to our Articles of Association, which were approved at the Company’s Annual General Meeting held on March 14, 2018 to comply with Nasdaq listing requirements for domestic companies on quorum requirements. These amendments now provide that a quorum will be present for a general meeting where (i) there are two persons present and entitled to vote upon the business to be transacted, each being either a shareholder or a proxy for a shareholder or a duly authorized representative of a corporation which is a shareholder, and (ii) such two persons together hold (or are the representative or proxy of members in relation to the meeting holding) at least one-third in number of the issued shares entitled to vote on the business to be transacted. See also “Risk Factors — We are currently not subject to certain Nasdaq corporate governance rules applicable to U.S. listed companies and until October 1, 2018, we are subject to reporting obligations that are different and less frequent than those of a U.S. listed company. As a result, investors in our securities may not have the same protections afforded to shareholders of companies that are not foreign private issuers.”

The Offering

Issuer:
GW Pharmaceuticals plc
ADSs offered by us:
$300,000,000 of ADSs.
Option to Purchase Additional ADSs:
We have granted the underwriters an option to purchase up to an additional $45,000,000 ADSs from us within 30 days of the date of this prospectus supplement.
American Depositary Shares:
The ADSs being sold pursuant to this prospectus supplement represent ordinary shares of GW Pharmaceuticals plc. Each ADS represents an ownership interest in 12 of our ordinary shares. As an ADS holder, we will not treat you as one of our shareholders. The Custodian or its nominee on behalf of the depositary bank, Citibank, N.A., will be the registered holder of the ordinary shares underlying your ADSs. You will have ADS holder rights as provided in the deposit agreement. To better understand the terms of the ADSs, you should carefully read the section in the accompanying prospectus entitled “Description of American Depositary Shares”, which is incorporated by reference into this prospectus supplement, and the deposit agreement referred to therein.
Investors in our ADSs will be able to trade and receive distributions to the extent described in the section in the accompanying prospectus entitled “Description of American Depositary Shares”.
Depositary Bank:
Citibank, N.A.
ADSs Outstanding Before the Offering:
26,611,707 ADSs
ADSs Outstanding After the Offering:
28,348,421 ADSs (or 28,608,928 ADSs if the underwriters’ option to purchase additional ADSs is exercised in full), based on an assumed public offering price of $172.74 per ADS, which was the last reported sale price of the ADSs on September 28, 2018.
Ordinary Shares Outstanding After the Offering:
359,988,510 ordinary shares (or 363,114,595 ordinary shares if the underwriters’ option to purchase additional ADSs is exercised in full), based on an assumed public offering price of $172.74 per ADS, which was the last reported sale price of the ADSs on September 28, 2018.
Use of Proceeds:
We intend to use the net proceeds we receive from this offering to fund our launch commercialization activities for Epidiolex in the United States; pre-launch commercialization activities in Europe; further expansion of our Epidiolex manufacturing capability to meet anticipated demand; expansion of the market opportunity for Epidiolex through continued clinical development; advancement of other pipeline opportunities; and working capital and other general corporate purposes. See “Use of Proceeds.”
Lock-up:
We have agreed with the underwriters, subject to certain exceptions, including, among others, with regards to sales by certain of our executive officers and directors, not to dispose of or hedge any of our ADSs or ordinary shares or securities that are convertible into or exchangeable for our ADSs or ordinary shares during the period from the date of this prospectus supplement continuing through the date 90 days hereafter, except with the prior written consent of the underwriters. See “Underwriters” and “Risk Factors — Substantial future sales of our ADSs in the public market, or the perception that these sales could occur, could cause the price of the ADSs to decline.”
Risk Factors:
See “Risk Factors” beginning on page S-11 and the other information included in this prospectus supplement and accompanying prospectus for a discussion of risks you should carefully consider before deciding to invest in our ADSs.
Nasdaq Global Market Symbol:
“GWPH”
Custodian:
Citibank, N.A., London Branch

The number of ADSs and ordinary shares outstanding after the offering are based on 26,611,707 ADSs and 339,147,940 ordinary shares outstanding as at June 30, 2018, respectively. Unless otherwise indicated, all information in this prospectus supplement, including information relating to the number of ordinary shares to be outstanding immediately after the completion of this offering:

•	excludes 14,189,190 ordinary shares, issuable upon exercise of outstanding options under our equity compensation plans, as at June 30, 2018;
•	excludes 554,703 ordinary shares, issuable upon exercise of outstanding options granted to non-executive directors and consultants, other than under our equity compensation plans, as at June 30, 2018;
•	excludes 12,091,885 ordinary shares potentially issuable pursuant to future awards under our Long-Term Incentive Plan; and
•	assumes no exercise by the underwriters of their option to purchase up to $45,000,000 of additional ADSs.

RISK FACTORS

Investing in our ADSs involves a high degree of risk. Before making a decision to invest in our ADSs, in addition to the other information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus, you should carefully consider the risks described under “Risk Factors” in our Annual Report on Form 20-F for the year ended September 30, 2017, which is incorporated by reference in this prospectus supplement in its entirety, as updated by the risks described under “Risk Factors” in the accompanying prospectus and as further updated by the risks described below, as well as in other documents that we subsequently file with the SEC that are incorporated by reference into this prospectus supplement. See also “Where You Can Find Additional Information.”

Risks Related to Our Business

Our prospects are highly dependent on the successful commercialization of Epidiolex, which received approval in June 2018 from the FDA as a treatment for seizures associated with LGS or Dravet syndrome in patients two years of age and older. To the extent Epidiolex is not commercially successful, our business, financial condition and results of operations may be materially adversely affected and the price of our ADSs may decline.

Epidiolex is our only drug that has been approved for sale in the U.S. and it has only been approved for the treatment of seizures associated with LGS and Dravet syndrome in patients two years of age and older. We are focusing a significant portion of our activities and resources on Epidiolex, and we believe our prospects are highly dependent on, and a significant portion of the value of our company relates to, our ability to successfully commercialize Epidiolex in the U.S.

Successful commercialization of Epidiolex is subject to many risks. Prior to Epidiolex, we have only launched or commercialized one product, Sativex, outside of the U.S., and there is no guarantee that we will be able to successfully launch or commercialize Epidiolex for its approved indications. While we have established our commercial team and have hired our U.S. sales force, we will need to maintain and further develop the team in order to successfully coordinate the launch and commercialization of Epidiolex. Even if we are successful in maintaining and continuing to develop our commercial team, there are many factors that could cause the launch and commercialization of Epidiolex to be unsuccessful, including a number of factors that are outside our control. Because no drug has previously been approved by the FDA for the treatment of seizures associated with Dravet syndrome prior to 2018, it is especially difficult to estimate Epidiolex’s market potential. The commercial success of Epidiolex depends on the extent to which patients and physicians accept and adopt Epidiolex as a treatment for LGS and Dravet syndrome, and we do not know whether our or others’ estimates in this regard will be accurate. We have limited information about how physicians, patients and payors will respond to the pricing of Epidiolex. Physicians may not prescribe Epidiolex and patients may be unwilling to use Epidiolex if coverage is not provided or reimbursement is inadequate to cover a significant portion of the cost. Additionally, any negative development for Epidiolex in the market after launch, in clinical development in additional indications, or in regulatory processes in other jurisdictions, may adversely impact the commercial results and potential of Epidiolex. Thus, significant uncertainty remains regarding the commercial potential of Epidiolex.

While we have been using the period between receipt of approval from the FDA in June 2018 and the rescheduling of Epidiolex into Schedule V by the DEA in September 2018 to prepare for the commercial launch of Epidiolex, the timing of launch is also subject to many risks. In particular, any delays in the shipment of our product into the United States, the manufacturing of additional product, or the execution of our sales, distribution and marketing plans by our U.S. sales and commercial organization, failure to obtain or any delays in obtaining the necessary import and export licenses, or the failure to coordinate well any of the foregoing, may adversely impact the timing of launch and the success of commercialization.

If the launch or commercialization of Epidiolex is delayed, unsuccessful or perceived as disappointing, our stock price could decline significantly and the long-term success of the product and our company could be harmed.

If we do not obtain regulatory approval of Epidiolex for other indications in the U.S., or for any indications in foreign jurisdictions, we will not be able to market Epidiolex for other indications or in other jurisdictions, which will limit our commercial revenues.

While Epidiolex has been approved by the FDA for the treatment of seizures associated with LGS and Dravet syndrome in patients two years of age and older, it has not been approved by the FDA for any other indications, and it has not been approved in any other jurisdiction for these indications or for any other indication. In order to market Epidiolex for other indications or in other jurisdictions, we must obtain regulatory approval for each of those indications and in each of the applicable jurisdictions, and we may never be able to obtain such approval. Approval of Epidiolex by the FDA for the treatment of seizures associated with LGS and Dravet syndrome in patients two years of age and older does not ensure that the foreign jurisdictions will also approve Epidiolex for these indications, nor does it ensure that Epidiolex will be approved by the FDA for any other indication. The research, testing, manufacturing, labeling, approval, sale, import, export, marketing, and distribution of pharmaceutical product candidates are subject to extensive regulation by the FDA and other regulatory authorities in the U.S. and other countries, whose regulations differ from country to country. We will be required to comply with different regulations and policies of the jurisdictions where we seek approval for our product candidates, and, outside of the U.S. and Europe we have not yet identified all of the requirements that we will need to satisfy before submitting Epidiolex for approval for other indications or in other jurisdictions. In addition, some jurisdictions, including the U.S., may impose further restrictions through designation of our products as controlled substances. This will require additional time, expertise and expense, including the potential need to conduct additional studies or development work for other jurisdictions beyond the work that we have conducted to support our NDA submission in LGS and Dravet syndrome. In addition, strategic considerations need to be taken into account when determining whether and when to submit Epidiolex for approval in other jurisdictions. If we do not receive marketing approval for Epidiolex for any other indication or from any regulatory agency other than the FDA, we will never be able to commercialize Epidiolex for any other indication in the U.S. or for any indication in any other jurisdiction. Even if we do receive additional regulatory approvals, we may not be successful in commercializing those approved products.

If the results or timing of regulatory filings, the regulatory process, regulatory developments, clinical trials or nonclinical studies, or other activities, actions or decisions related to Epidiolex do not meet our or others’ expectations, the market price of our common stock could decline significantly.

In June 2018, we received FDA approval for Epidiolex for the treatment of seizures associated with LGS or Dravet syndrome in patients two years of age and older. That approval subjects us to ongoing obligations and continued regulatory review, which may result in significant additional expense. If we do not meet those ongoing obligations, we could be subject to significant penalties, including market withdrawal and/or civil or criminal penalties. Additionally, our other product candidates, if approved, could be subject to labeling and other restrictions and we may be subject to penalties (including market withdrawal) if we fail to comply with regulatory requirements or experience unanticipated problems with our products.

In June 2018, we received FDA regulatory approval for Epidiolex for the treatment of seizures associated with LGS or Dravet syndrome in patients two years of age and older. In Europe, we submitted an application to the European Medicines Agency, or EMA, in December 2017 and we expect a decision on the application in the first quarter of 2019. We have received Orphan Drug Designation from the FDA for Epidiolex for seizures associated with LGS, Dravet syndrome and TSC. We also received Orphan Designation from the EMA’s COMP for Epidiolex for Dravet syndrome, LGS, and TSC, although there is no guarantee that upon approval, the designation will be reconfirmed. The FDA approval and other regulatory approvals for any of our product candidates may be subject to limitations on the approved indicated uses for which the product may be marketed or to the conditions of approval, or contain requirements for potentially costly post-marketing testing, including Phase IV clinical trials, and surveillance to monitor the safety and efficacy of the approved product candidate. With respect to the FDA’s approval of Epidiolex, we are subject to certain post-marketing requirements. Failure to comply with these post-marketing requirements could result in withdrawal of our marketing approval for Epidiolex and/or other civil or criminal penalties. In addition, with respect to Epidiolex, and any product candidate that the FDA or a comparable foreign regulatory authority approves, the manufacturing processes, labeling, packaging, distribution, import, export, adverse event reporting, storage, advertising, promotion and recordkeeping for the product will be subject to extensive and ongoing regulatory requirements. These requirements include submissions of safety and other post-marketing information and reports, registration, as well as continued compliance with current Good Manufacturing Practices, or GMPs, with Good Clinical Practices, or GCPs, for any clinical trials that we conduct post-approval, and with Good Laboratory Practices, or GLPs, for any non-clinical studies.

Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with our third-party manufacturers or manufacturing processes, or failure to comply with regulatory requirements, may result in, among other things:

•	restrictions on the marketing or manufacturing of the product, withdrawal of the product from the market, mandatory safety labeling changes, or product recalls;
•	fines, warning letters or holds on clinical trials;
•	refusal by the FDA to approve pending applications or supplements to approved applications submitted by us, or suspension or revocation of product approvals;
•	imposition of risk evaluation and mitigation strategies, or REMS;
•	product seizure or detention, or refusal to permit the import or export of products; and
•	injunctions or the imposition of civil or criminal penalties.

The FDA’s policies may change and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of any of our product candidates or future indications for currently approved products. If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we could lose any marketing approval that we may have obtained, which would adversely affect our business, prospects and ability to achieve or sustain profitability.

Epidiolex has only been studied in a limited number of patients and in limited populations. As we continue our commercial launch, Epidiolex will become available to a much larger number of patients, and we do not know whether the results of Epidiolex use in such larger number of patients will be consistent with the results from our clinical trials.

Epidiolex has been administered only to a limited number of patients and in limited populations in clinical trials, including our two LGS Phase 3 pivotal studies and first Dravet syndrome Phase 3 pivotal efficacy and safety trial. While the FDA granted approval of Epidiolex based on the data included in the NDA, and we believe such data to be robust, we do not know whether the results will be consistent with those resulting from administration of the drug to a large number of patients. New data relating to Epidiolex, including from adverse event reports and post-marketing studies in the U.S., and from other ongoing clinical trials, may result in changes to the product label and/or imposition of a REMs and may adversely affect sales, or result in withdrawal of Epidiolex from the market. The FDA and regulatory authorities in other jurisdictions may also consider the new data in reviewing Epidiolex marketing applications for indications other than our approved uses in other jurisdictions, or impose additional post-approval requirements. If any of these actions were to occur, it could result in significant expense and delay or limit our ability to generate sales revenues.

We are dependent on the success of our product candidates, some of which may not receive regulatory approval or be successfully commercialized.

Our success will depend on our ability to successfully commercialize our product pipeline, including commercialization of Epidiolex, Sativex and our other cannabinoid product candidates. While we have received U.S. regulatory approval for the use of Epidiolex for the treatment of seizures associated with LGS or Dravet syndrome in patients two years of age and older, we are evaluating Epidiolex for the treatment of other conditions such as TSC. We also continue to develop Epidiolex for additional rare childhood-onset epilepsy disorders including TSC and Rett syndrome. Epidiolex may never receive regulatory approval for the treatment of any other indications in the U.S. or elsewhere. Even if completed Phase 3 clinical trials and/or ongoing or future Phase 3 clinical trials show positive results, there can be no assurance that the FDA, EMA or any other regulatory authority will approve Epidiolex for any additional indications or that any other product candidate will receive approval.

Our ability to successfully commercialize Epidiolex, Sativex and our other product candidates will depend on, among other things, our ability to:

•	successfully complete pre-clinical and other non-clinical studies and clinical trials, including assessment of abuse potential;
•	demonstrate to the FDA and similar foreign regulatory authorities that the efficacy of Epidiolex, Sativex, or any other product candidates in clinical trials, can be attributed to the investigative product and not exclusively to its interaction with concomitant medications. It is possible that FDA may convene an advisory committee of external experts to consider any of our other drug candidates, and the course and outcome of meetings with these advisory committees can be hard to predict;
•	receive regulatory approvals from the FDA and similar foreign regulatory authorities;
•	produce, through a validated process, in manufacturing facilities inspected and approved by regulatory authorities, including the FDA, sufficiently large quantities of the product candidate, and the related Botanical Drug Substances, or BDSs, to permit successful commercialization;
•	build and maintain strong sales, distribution and marketing capabilities sufficient to launch commercial sales of our product candidates, or otherwise establish collaborations with third parties for the commercialization of our product candidates;
•	obtain reimbursement from payors such as government health care programs and insurance companies and other third-party payors, as well as achieve commercially attractive levels of pricing;
•	secure acceptance of our product candidates from physicians, health care payers, patients and the medical community;
•	create positive publicity surrounding our product candidates;
•	manage our spending as costs and expenses increase due to clinical trials and commercialization; and
•	obtain and enforce sufficient intellectual property for our product candidates.

Our failure or delay with respect to any of the factors above could have a material adverse effect on our business, results of operations and financial condition.

We have limited marketing experience, and have only recently established our sales force, distribution and reimbursement capabilities, and we may not be able to successfully commercialize Epidiolex, or any of our product candidates if they are approved in the future.

Our ability to generate revenues ultimately depends on our ability to sell our approved products and secure adequate third-party reimbursement. We currently have limited experience in marketing and selling our products. Our product Sativex is currently our only product being commercialized and is currently approved and sold through marketing partners in a number of countries outside of the U.S. for treatment of MS spasticity. Epidiolex for treatment of LGS and Dravet syndrome in patients two years of age and older is our only product approved for sale in the U.S., and we have only recently completed the build-out of an experienced commercial organization consisting of sales, medical affairs, marketing, and market access teams.

The commercial success of Epidiolex and Sativex depends on a number of factors beyond our control, including the willingness of physicians to prescribe Epidiolex and Sativex to patients, payors’ willingness and ability to pay for the drug, the level of pricing achieved, patients’ response to Epidiolex and Sativex, and the ability of our marketing partners to generate sales. There can be no guarantee that we will be able to establish or maintain the personnel, systems, arrangements and capabilities necessary to successfully commercialize Epidiolex, Sativex or any product candidate approved by the FDA in the future. If we fail to establish or maintain successful marketing, sales and reimbursement capabilities or fail to enter into successful marketing arrangements with third parties, our product revenues may suffer.

If we are unable to effectively train and equip our sales force, our ability to successfully commercialize Epidiolex may be harmed.

Epidiolex will be a newly-marketed drug and, therefore, none of the members of our sales force will have ever promoted Epidiolex. As a result, we are and will continue to be required to expend significant time and resources to train our sales force to be credible, persuasive, and compliant with applicable laws in marketing Epidiolex for the treatment of LGS and Dravet syndrome to physicians. In addition, we must train our sales force to ensure that a consistent and appropriate message about Epidiolex is being delivered to our potential customers. If we are unable to effectively train our sales force and equip them with effective materials, including medical and sales literature to help them inform and educate potential customers about the benefits of Epidiolex and its proper administration, our efforts to successfully commercialize Epidiolex could be jeopardited, which would negatively impact our ability to generate product revenues.

We have recently grown our business and will need to further increase the size and complexity of our organization in the future, and we may experience difficulties in managing our growth and executing our growth strategy.

Our management and personnel, systems and facilities currently in place may not be adequate to support our business plan and future growth. With the FDA approval for Epidiolex and the decision to promote and market in the U.S. the product candidates for which we receive marketing approval from the FDA, we have increased our number of full-time equivalent employees from 194 on September 30, 2013 to 776 as of the date of this prospectus supplement, primarily because we were conducting all of our Phase 2 and 3 clinical trials of Epidiolex and our other product candidates ourselves and establishing a commercial organization and our commercial infrastructure. As a result of these activities, the complexity of our business operations has substantially increased. We will need to further expand our scientific, manufacturing, sales and marketing, managerial, compliance, operational, financial and other resources to support our planned research, development, manufacturing and commercialization activities.

Our need to effectively manage our operations, growth and various projects requires that we:

•	continue to improve our operational, financial, management and regulatory compliance controls and reporting systems and procedures;
•	attract and retain sufficient numbers of talented employees;
•	manage our commercialization activities effectively and in a cost-effective manner;
•	manage our clinical trials effectively;
•	manage our internal manufacturing operations effectively and in a cost effective manner;
•	manage our development efforts effectively while carrying out our contractual obligations to contractors and other third parties; and
•	continue to improve our facilities.

In addition, historically, we have utilized and continue to utilize the services of part-time outside consultants and contractors to perform a number of tasks for us, including tasks related to compliance programs, clinical trial management, regulatory affairs, formulation development and other drug development functions. Our growth strategy may entail expanding our use of consultants and contractors to implement these and other tasks going forward. If we are not able to effectively expand our organization by hiring new employees and expanding our use of consultants and contractors, we may be unable to successfully implement the tasks necessary to effectively execute on our planned research, development, manufacturing and commercialization activities and, accordingly, may not achieve our research, development and commercialization goals.

Our product candidates, if approved, may be unable to achieve the expected market acceptance and, consequently, limit our ability to generate revenue from new products.

Even when product development is successful and regulatory approval has been obtained, our ability to generate sufficient revenue depends on the acceptance of our products by physicians and patients. We cannot assure you that Epidiolex or Sativex and our other product candidates will achieve the expected level of market acceptance and revenue if and when they obtain the requisite regulatory approvals. The market acceptance of any product depends on a number of factors, including the indication statement and warnings required by regulatory authorities in the product label. Market acceptance can also be influenced by continued demonstration of efficacy and safety in commercial use, physicians’ willingness to prescribe the product, reimbursement from third-party payors such as government health care programs and private third-party payors, the price of the product, the nature of any post-approval risk management activities mandated by regulatory authorities, competition, and marketing and distribution support. Further, our U.S. distribution depends on the adequate performance of a reimbursement support hub and contracted specialty pharmacies in a closed-distribution network. An ineffective or inefficient U.S. distribution model at launch may lead to inability to fulfill demand, and consequently a loss of revenue. The success and acceptance of a product in one country may be negatively affected by our activities in another. If we fail to adapt our approach to clinical trials in the U.S. market to meet the needs of EMA or other European regulatory authorities, or to generate the health economics and outcomes research data needed to support pricing and reimbursement negotiations in Europe, we may have difficulties obtaining marketing authorization for our products from EMA and may have difficulties obtaining pricing and reimbursement approval for our products at a national level. Any factors preventing or limiting the market acceptance of our products could have a material adverse effect on our business, results of operations and financial condition.

In respect of our product candidates targeting rare indications, orphan drug exclusivity may afford limited protection, and if another party obtains orphan drug exclusivity for the drugs and indications we are targeting, we may be precluded from commercializing our product candidates in those indications during that period of exclusivity.

The first NDA applicant with an Orphan Drug Designation for a particular active moiety to treat a specific disease or condition that receives FDA approval is usually entitled to a seven-year exclusive marketing period in the U.S. for that drug, for that indication. We rely in part on this orphan drug exclusivity and other regulatory exclusivities to protect Epidiolex and, potentially, our other products and product candidates from competitors, and we expect to continue relying in part on these regulatory exclusivities in the future. The duration of that exclusivity period could be impacted by a number of factors, including the FDA’s later determination that the request for designation was materially defective, that the manufacturer is unable to supply sufficient quantities of the drug, or that the extension of the exclusivity period established by the Improving Regulatory Transparency for New Medical Therapies Act does not apply. There is no assurance that we will successfully obtain Orphan Drug Designation for other product candidates or other rare diseases or that a product candidate for which we receive Orphan Drug Designation will be approved, or that we will be awarded orphan drug exclusivity upon approval as, for example, the FDA may reconsider whether the eligibility criteria for such exclusivity have been met and/or maintained. Moreover, a drug product with an active moiety that is a different cannabinoid from that in our drug candidate or, under limited circumstances, the same drug product, may be approved by the FDA for the same indication during the period of marketing exclusivity. The limited circumstances include a showing that the second drug is clinically superior to the drug with marketing exclusivity through a demonstration of superior safety or efficacy or that it makes a major contribution to patient care. In addition, if a competitor obtains approval and marketing exclusivity for a drug product with an active moiety that is the same as that in a product candidate we are pursuing for the same indication before us, approval of our product candidate would be blocked during the period of marketing exclusivity unless we could demonstrate that our product candidate is clinically superior to the approved product. In addition, if a competitor obtains approval and marketing exclusivity for a drug product with an active moiety that is the same as that in a product candidate we are pursuing for a different orphan indication, this may negatively impact the market opportunity for our product candidate. There have been legal challenges to aspects of the FDA’s regulations and policies concerning the exclusivity provisions of the Orphan Drug Act, including whether two drugs are the same drug product, and future challenges could lead to changes that affect the protections potentially afforded our products in ways that are difficult to predict. In a recent successful legal challenge, a court invalidated the FDA’s denial of orphan exclusivity to a drug on the grounds that the drug was not proven to be clinically superior to a previously approved product containing the same ingredient for the same orphan use. In response to the decision, the FDA released a policy statement stating that the court’s decision is limited just to the facts of that particular case and that the FDA will continue to require the sponsor of a designated drug that is the “same” as a previously approved drug to demonstrate that its drug is clinically superior to that drug upon approval in order to be eligible for orphan drug exclusivity, or in some cases, to even be eligible for marketing approval. In the future, there is the potential for additional legal challenges to the FDA’s orphan drug regulations and policies, and it is uncertain how such challenges might affect our business.

In the European Union, if a marketing authorization is granted for a medicinal product that is designated an orphan drug, that product is entitled to ten years of marketing exclusivity. During the period of marketing exclusivity, subject to limited exceptions, no similar medicinal product may be granted a marketing authorization for the orphan indication. There is no assurance that we will successfully obtain Orphan Drug Designation for future rare indications or orphan exclusivity upon approval of any of our product candidates that have already obtained designation. Even if we obtain orphan exclusivity for any product candidate, the exclusivity period can be reduced to six years if at the end of the fifth year it is established that the orphan designation criteria are no longer met or if it is demonstrated that the orphan drug is sufficiently profitable that market exclusivity is no longer justified. Further, a similar medicinal product may be granted a marketing authorization for the same indication notwithstanding our marketing exclusivity if we are unable to supply sufficient quantities of our product, or if the second product is safer, more effective or otherwise clinically superior to our orphan drug. In addition, if a competitor obtains marketing authorization and orphan exclusivity for a product that is similar to a product candidate we are pursuing for the same indication, approval of our product candidate would be blocked during the period of orphan marketing exclusivity unless we could demonstrate that our product candidate is safer, more effective or otherwise clinically superior to the approved product.

If the price for Epidiolex, Sativex or any future approved products decreases or if governmental and other third-party payors do not provide coverage and adequate reimbursement levels, our revenue and prospects for profitability will suffer.

Patients who are prescribed medicine for the treatment of their conditions generally rely on third-party payors to reimburse all or part of the costs associated with their prescription drugs. Reimbursement systems in international markets vary significantly by country and by region, and reimbursement approvals generally must be obtained on a country-by-country basis. Coverage and adequate reimbursement from governmental healthcare programs, such as Medicare and Medicaid, and commercial payors is critical to new product acceptance. Coverage decisions may depend upon clinical and economic standards that disfavor new drug products when more established or lower cost therapeutic alternatives are already available or subsequently become available. Even if we obtain coverage for Epidiolex, Sativex or other products we may market, the resulting reimbursement payment rates may require co-payments that patients find unacceptably high. Patients may not use Epidiolex or Sativex if coverage is not provided or reimbursement is inadequate to cover a significant portion of its cost.

In addition, the market for Epidiolex and Sativex will depend significantly on access to third-party payors’ drug formularies, or lists of medications for which third-party payors provide coverage and reimbursement. The industry competition to be included in such formularies often leads to downward pricing pressures on pharmaceutical companies. Also, third-party payors may refuse to include a particular branded drug in their formularies or otherwise restrict patient access to a branded drug when a less costly generic equivalent or other alternative is available, even if not approved for the indication for which Epidiolex or Sativex is approved.

Third-party payors, whether foreign or domestic, or governmental or commercial, are developing increasingly sophisticated methods of controlling healthcare costs. The current environment is putting pressure on companies to price products below what they may feel is appropriate. Selling Epidiolex and Sativex at less than an optimized price could impact our revenues and overall success as a company. We do not know if the price we have selected for Epidiolex or Sativex is the optimized price. In addition, in the U.S., no uniform policy of coverage and reimbursement for drug products exists among third-party payors. Therefore, coverage and reimbursement for Epidiolex may differ significantly from payor to payor. As a result, the coverage determination process is often a time-consuming and costly process that will require us to provide scientific and clinical support for the use of Epidiolex or Sativex to each payor separately, with no assurance that coverage will be obtained. If we are unable to obtain coverage of, and adequate payment levels for, Epidiolex, Sativex or any other products we may market to third-party payors, physicians may limit how much or under what circumstances they will prescribe or administer them and patients may decline to purchase them. This in turn could affect our ability to successfully commercialize Epidiolex, Sativex, or any other products we may market, and thereby adversely impact our profitability, results of operations, financial condition, and future success.

In addition, where we have chosen to collaborate with a third party on product candidate development and commercialization, our partner may elect to reduce the price of our products in order to increase the likelihood of obtaining reimbursement approvals. In many countries, products cannot be commercially launched until reimbursement is approved and the negotiation process in some countries can exceed 12 months. In addition, pricing and reimbursement decisions in certain countries can be affected by decisions taken in other countries, which can lead to mandatory price reductions and/or additional reimbursement restrictions across a number of other countries, which may thereby adversely affect our sales and profitability. In the event that countries impose prices that are not sufficient to allow us or our partners to generate a profit, our partners may refuse to launch the product in such countries or withdraw the product from the market, which would adversely affect sales and profitability. For example, whereas the All Wales Medicines Strategy Group has recommended Sativex for use in MS spasticity in Wales, the National Institute for Clinical Excellence published MS treatment guidelines which did not recommend Sativex for use in England. While this example refers to the commercialization of Sativex, the same or similar events, such as price decreases, government mandated rebates or unfavorable reimbursement decisions could affect the pricing and reimbursement of Epidiolex and our other product candidates and could have a material adverse effect on our business, reputation, results of operations and financial condition.

We expect to face intense competition, often from companies with greater resources and experience than we have.

The pharmaceutical industry is highly competitive and subject to rapid change. The industry continues to expand and evolve as an increasing number of competitors and potential competitors enter the market. Many of these competitors and potential competitors have substantially greater financial, technological, managerial and research and development resources and experience than we have. Some of these competitors and potential competitors have more experience than we have in the development of pharmaceutical products, including validation procedures and regulatory matters. In addition, Epidiolex and Sativex compete with, and our product candidates, if successfully developed, will compete with, product offerings from large and well-established companies that have greater marketing and sales experience and capabilities than we or our collaboration partners have. In particular, Insys Therapeutics, Inc. is developing CBD in Infantile Spasms, or IS, and potentially other indications. Zogenix, Inc. has reported positive data in two Phase 3 trials of low dose fenfluramine in Dravet syndrome and has commenced a Phase 3 trial with this product in LGS. Biocodex recently received regulatory approval from the FDA for the drug Stiripentol (Diacomit) for the treatment of Dravet syndrome. Other companies with greater resources than us may announce similar plans in the future. In addition, there are non-FDA approved CBD preparations being made available from companies in the medical marijuana industry, which might attempt to compete with Epidiolex. If we are unable to compete successfully, our commercial opportunities will be reduced and our business, results of operations and financial conditions may be materially harmed.

Product shipment delays could have a material adverse effect on our business, results of operations and financial condition.

The shipment, import and export of Epidiolex, Sativex and our other product candidates require import and export licenses. In the U.S., the FDA, U.S. Customs and Border Protection, and the DEA, and in the United Kingdom, the Home Office, and in other countries, similar regulatory authorities regulate the import and export of pharmaceutical products that contain controlled substances, including Epidiolex, Sativex and our other product candidates. Specifically, the import and export process requires the issuance of import and export licenses by the relevant controlled substance authority in both the importing and exporting country. We may not be granted, or if granted, maintain, such licenses from the authorities in certain countries. Even if we obtain the relevant licenses, shipments of Epidiolex, Sativex and our product candidates may be held up in transit, which could cause significant delays and may lead to product batches being stored outside required temperature ranges. Inappropriate storage may damage the product shipment resulting in a partial or total loss of revenue from one or more shipment of Epidiolex, Sativex or our other product candidates. A partial or total loss of revenue from one or more shipments of Epidiolex, Sativex or our other product candidates could have a material adverse effect on our business, results of operations and financial condition.

Problems in our manufacturing process, failure to comply with manufacturing regulations or unexpected increases in our manufacturing costs could harm our business, results of operations and financial condition.

We are responsible for the manufacture and supply of Sativex to our collaboration partners and for the manufacture and supply of Epidiolex, Sativex and other product candidates for commercial use and for use in clinical trials. The manufacturing of Epidiolex, Sativex and our product candidates necessitates compliance with GMP and other regulatory requirements in jurisdictions internationally. Our ability to successfully manufacture Epidiolex, Sativex and other product candidates involves cultivation of botanical raw material from specific cannabinoid plants, extraction and purification processes, manufacture of finished products and labeling and packaging, which includes product information, tamper evidence and anti-counterfeit features, under tightly controlled processes and procedures. For Epidiolex, Sativex and our product candidates, production also requires the cultivation of cannabinoid plants under highly controlled and standardized conditions. In addition, we must ensure chemical consistency among our batches, including clinical batches and, if approved, marketing batches. Demonstrating such consistency may require typical manufacturing controls as well as clinical data. We must also ensure that our batches conform to complex release specifications. For each step in the manufacturing process for Sativex, we are currently reliant on single manufacturing facilities and no back-up facilities are yet in place. We have a second site at which we can grow the specific cannabinoid plants which produce the CBD used in Epidiolex, a second site at which we can extract CBD from botanical raw material and a second site at which we can crystallize the purified CBD from the liquid plant extract, but we are currently reliant on a single manufacturing facility, and no back-up facilities are yet in place, for the other steps in the Epidiolex production process. Because Sativex is a complex mixture manufactured from plant materials, and because the release specifications may not be identical in all countries, certain batches may fail release testing and not be able to be commercialized. A number of our product candidates (excluding Epidiolex) also consist of a complex mixture manufactured from plant materials, and are therefore subject to a similar risk. If we are unable to manufacture Epidiolex, Sativex or other product candidates in accordance with regulatory specifications, including GMP or if there are disruptions in our manufacturing process due to damage, loss or otherwise, or failure to pass regulatory inspections of our manufacturing facilities, we may not be able to meet current demand or supply sufficient product for use in clinical trials, and this may also harm our ability to commercialize Epidiolex, Sativex and our product candidates on a timely or cost-competitive basis, if at all. We have an on-going program for expanding and upgrading parts of our growing and manufacturing facilities and we are working with a number of contract manufacturing partners. This has allowed us to implement a manufacturing program that we believe includes a sufficient number of growing and manufacturing sites that should provide sufficient quantities to meet initial demand, and meet FDA’s stringent requirements for demonstrating equivalence of the scaled up manufacturing process. This program requires significant time and resources and may not be successful, for example the FDA may refuse to accept our facilities or those of our contract manufactures as being suitable for the production of Epidiolex. We are planning a significant expansion of our growing facilities over the next few years in order to meet potential peak demand for Epidiolex, including working with several new contractor manufacturers and adopting new methods in order to handle and process bulk quantities of botanical raw material. We are planning to increase the scale in which we manufacture Epidiolex over the next few years in order to meet potential peak demand for Epidiolex, including working with several new contractors and, potentially, adopting new processes. These activities may be unsuccessful, may lead to delays, interruptions to supply, or may prove to be more costly than anticipated.

We may fail to expand our growing and manufacturing capability in time to meet market demand for our products and product candidates, and the FDA may refuse to accept our facilities or those of our contract manufactures as being suitable for the production of our products and product candidates. Any problems in our growing or manufacturing process could have a material adverse effect on our business, results of operations and financial condition.

In addition, before we can begin commercial manufacture of any product candidates for sale in the U.S., we must obtain FDA regulatory approval for the product, which requires a successful FDA inspection of our manufacturing facilities and those of our contract manufacturers, processes and quality systems in addition to other product-related approvals. We have successfully navigated this pre-approval inspection process as it relates to Epidiolex in the U.S. However, pharmaceutical manufacturing facilities are continuously subject to post-approval inspection by the FDA and foreign regulatory authorities. Due to the complexity of the processes used to manufacture our product candidates, we may be unable to initially or continue to pass federal, state or international regulatory inspections in a cost effective manner. If we are unable to comply with manufacturing regulations, we may be subject to fines, unanticipated compliance expenses, recall or seizure of any approved products, total or partial suspension of production and/or enforcement actions, including injunctions, and criminal or civil prosecution. These possible sanctions would adversely affect our business, results of operations and financial condition.

Further, the processes we use for cultivation of botanical raw material and the production of product candidates for use in clinical trials may be different to the processes we use to produce commercial product and/or may not be capable of producing sufficient quantities of product for commercial purposes. We may therefore need to undertake additional manufacturing process development and scale-up activities before we can commercialize a product. This may include the conduct of bioequivalence studies to demonstrate that product produced by the process used to manufacture on a commercial scale is the same as the material used in clinical trials. If we cannot demonstrate that our commercial scale product is the same as material used in our clinical trials, we may not be permitted to sell that product, which could have an impact on our business, results of operations and financial condition.

Product recalls or inventory losses caused by unforeseen events, cold chain interruption and testing difficulties may adversely affect our operating results and financial condition.

Epidiolex, Sativex and our product candidates are manufactured and distributed using technically complex processes requiring specialized facilities, highly specific raw materials and other production constraints. The complexity of these processes, as well as strict company and government standards for the manufacture of our products, subjects us to production risks. While product batches released for use in clinical trials or for commercialization undergo sample testing, some defects may only be identified following product release. Some of our products must be stored and transported at temperatures within a certain range, which is known as “strict cold chain” storage and transportation. The occurrence or suspected occurrence of production and distribution difficulties can lead to lost inventories, and in some cases product recalls, with consequential reputational damage and the risk of product liability. The investigation and remediation of any identified problems can cause production delays, substantial expense, lost sales and delays of new product launches.

Epidiolex, Sativex and our product candidates contain controlled substances, the use of which may generate public controversy.

Since Epidiolex, Sativex and our other product candidates contain controlled substances, their regulatory approval may generate public controversy. Political and social pressures and adverse publicity could lead to delays in approval of, and increased expenses for, Epidiolex, Sativex and our product candidates. These pressures could also limit or restrict the introduction and marketing of Epidiolex, Sativex and our product candidates. Adverse publicity from cannabis misuse or adverse side effects from cannabis or other cannabinoid products may adversely affect the commercial success or market penetration achievable by Epidiolex, Sativex and our product candidates. The nature of our business attracts a high level of public and media interest, and in the event of any resultant adverse publicity, our reputation may be harmed.

Business interruptions could delay us in the process of developing our product candidates and could disrupt our product sales.

Loss of our manufacturing facilities, our growing plants, stored inventory or laboratory facilities through fire, theft or other causes, or loss of our botanical raw material due to pathogenic infection or other causes, could have an adverse effect on our ability to meet demand for Sativex or Epidiolex or to continue product development activities and to conduct our business. Failure to supply our partners with commercial product may lead to adverse consequences, including the right of partners to take over responsibility for product supply. We currently have insurance coverage to compensate us for such business interruptions; however, such coverage may prove insufficient to fully compensate us for the damage to our business resulting from any significant property or casualty loss to our inventory or facilities.

We have significant and increasing liquidity needs and may require additional funding.

Our operations have consumed substantial amounts of cash since inception. For the nine months ended June 30, 2018, we reported a net operating cash outflow of $146.9 million (£111.4 million) and a net cash outflow from investing activities of $21.9 million (£16.6 million). This is consistent with our cash outflow guidance for the second half of the fiscal year of $120 million to $140 million (£90 million to £105 million).

Research and development, management and administrative expenses and cash used for operations will continue to be significant and may increase substantially in the future in connection with new research and development initiatives, continued product commercialization efforts and the launch of Epidiolex and continue to grow as a U.S. public company. We may need to raise additional capital to fund our operations, continue to conduct clinical trials to support potential regulatory approval of marketing applications, and to fund commercialization of our products.

The amount and timing of our future funding requirements will depend on many factors, including, but not limited to:

•	the timing of FDA approval, if any, and approvals in international markets of our product candidates, if at all;
•	the timing and amount of revenue from sales of our products, or revenue from grants or other sources;
•	the rate of progress and cost of our clinical trials and other product development programs;
•	costs of establishing or outsourcing sales, marketing and distribution capabilities;
•	costs and timing of completion of expanded in-house manufacturing facilities as well as any outsourced growing and commercial manufacturing supply arrangements for our product candidates;
•	costs of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights associated with our product candidates;
•	costs of operating as a U.S. public company;
•	the effect of competing technological and market developments;
•	personnel, facilities and equipment requirements; and
•	the terms and timing of any additional collaborative, licensing, co-promotion or other arrangements that we may establish.

While we expect to fund our future capital requirements from a number of sources including cash flow from operations, the proceeds from further public offerings, and the proceeds from the exercise of share options, we cannot assure you that any of these funding sources will be available to us on favorable terms, or at all. Further, even if we can raise funds from all of the above sources, the amounts raised may not be sufficient to meet our future capital requirements.

We will present our financial results in U.S. dollars under generally accepted accounting principles in the U.S., or U.S. GAAP, beginning with filings made after October 1, 2018. These results may be materially different than our historical results presented under International Financial Reporting Standards, or IFRS which could have an adverse effect on the market price of our ADSs.

We currently prepare our financial statements and report our financial results in pounds sterling under IFRS. Beginning on October 1, 2018, we will report as a U.S. domestic filer and present our historical and future financial statements in our SEC filings and financial reports in U.S. dollars under U.S. GAAP. There have been and there may in the future be certain significant differences between IFRS and U.S. GAAP including the accounting for inventory, revenue recognition, share-based compensation expense, income taxes and classification of research and development tax credits. We do not plan to provide a reconciliation of IFRS to U.S. GAAP. Our functional currency will also change from pounds sterling to U.S. dollars, which could have a material impact on our historical and future financial results. We do not expect this change to affect our reported cash position. When reported in U.S. dollars under U.S. GAAP, our financial results may be significantly different than previously disclosed historical financial results, which could negatively impact the market price of our ADSs.

Operating results may vary significantly in future periods.

Our quarterly revenues, expenses and operating results have fluctuated in the past and are likely to fluctuate significantly in the future. Our financial results are unpredictable and may fluctuate, for among other reasons, due to:

•	commercial sales of Epidiolex and Sativex;
•	our achievement of product development objectives and milestones;

•	clinical trial enrollment and expenses;
•	research and development expenses; and
•	the timing and nature of contract manufacturing and contract research payments.

A high portion of our costs are predetermined on an annual basis, due in part to our significant research and development costs. Thus, small declines in revenue could disproportionately affect financial results in a quarter. Because of these factors, our financial results in one or more future quarters may fail to meet the expectations of securities analysts or investors, which could cause our stock price to decline.

If product liability lawsuits are successfully brought against us, we will incur substantial liabilities and may be required to limit the commercialization of Epidiolex, Sativex and our product candidates.

Although we have never had any product liability claims or lawsuits brought against us, we face potential product liability exposure related to the testing of our product candidates in human clinical trials, and we currently face exposure to claims in jurisdictions where we currently or potentially market and distribute our products. We may face exposure to claims by an even greater number of persons when we begin marketing and distributing our products commercially in the U.S. and elsewhere. Now, and in the future, an individual may bring a liability claim against us alleging that Epidiolex, Sativex or one of our product candidates caused an injury. While we continue to take what we believe are appropriate precautions, we may be unable to avoid significant liability if any product liability lawsuit is brought against us. Large judgments have been awarded in class action or individual lawsuits based on drugs that had unanticipated side effects. Although we have purchased insurance to cover product liability lawsuits, if we cannot successfully defend ourselves against product liability claims, or if such insurance coverage is inadequate, we will incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in:

•	decreased demand for Epidiolex, Sativex and our product candidates if such product candidates are approved;
•	injury to our reputation;
•	withdrawal of clinical trial participants;
•	costs of related litigation;
•	substantial monetary awards to patients and others;
•	increased cost of liability insurance;
•	loss of revenue; and
•	the inability to successfully commercialize our products.

Counterfeit versions of our products could harm our business.

Counterfeiting activities and the presence of counterfeit products in a number of markets and over the Internet continue to be a challenge for maintaining a safe drug supply for the pharmaceutical industry. Counterfeit products are frequently unsafe or ineffective, and can be life-threatening. To distributors and users, counterfeit products may be visually indistinguishable from the authentic version. Reports of adverse reactions to counterfeit drugs along with increased levels of counterfeiting could be mistakenly attributed to the authentic product, affect patient confidence in the authentic product and harm the business of companies such as ours. If our products were to be the subject of counterfeits, we could incur reputational and financial harm.

We depend upon our key personnel and our ability to attract and retain employees.

Our future growth and success depend on our ability to recruit, retain, manage and motivate our employees. The inability to hire or retain experienced management personnel could adversely affect our ability to execute our business plan and harm our operating results. Due to the specialized scientific and managerial nature of our business, we rely heavily on our ability to attract and retain qualified scientific, technical and managerial personnel. The competition for qualified personnel in the pharmaceutical field is intense. Due to this intense competition, we may be unable to continue to attract and retain qualified personnel necessary for the development of our business or to recruit suitable replacement personnel.

Our employees may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

We are exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with FDA regulations, provide accurate information to the FDA, comply with applicable manufacturing standards, comply with other federal and state laws and regulations, report information or data accurately or disclose unauthorized activities to us. Employee misconduct could also involve the improper use of information, including information obtained in the course of clinical trials, or illegal appropriation of drug product, which could result in government investigations and serious harm to our reputation. We have adopted a Code of Business Conduct and Ethics, but it is not always possible to identify and deter employee misconduct. The precautions we take to detect and prevent these prohibited activities may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines or other sanctions.

If we are unable to use net operating loss carry-forwards and certain built-in losses to reduce future tax payments, or benefit from favorable tax legislation, our business, results of operations and financial condition may be adversely affected.

As a U.K. resident trading company, we are predominantly subject to U.K. corporate taxation. At September 30, 2017, we had cumulative carry-forward tax losses of £204.1 million, available to offset against future profits (subject to the restrictions on the use of such losses described below). The majority of these tax loss attributes have not been recognized on our balance sheet at September 30, 2017. It should, however, be noted that the use of carried forward losses is restricted such that they are not available for offset against more than 50% of taxable profits in any accounting period (subject to a £5 million annual allowance). Additionally, as we carry out extensive research and development activities in the U.K., we benefit from the U.K. research and development tax credit regime. Up until the end of the financial year ended September 30, 2017, we have benefitted from the U.K. research and development tax credit regime for small and medium sized companies, whereby our principal research subsidiary, GW Research Ltd, was able to surrender a portion of available losses that arise from research and development activity for a refundable credit of up to approximately 33.4% of the eligible research and development expenditure. However, due to the increase in the size of our employee workforce in the U.K. and our annual turnover we are now subject to the U.K. research and development tax credit regime for large companies. Starting with the financial year ending September 30, 2018, GW Research Ltd is able to claim a refundable research and development expenditure credit, but that credit is payable at a lower effective rate of approximately 9.7%. We may also benefit in the future from the UK’s “patent box” regime, which would allow certain profits attributable to revenue from patented products to be taxed at a lower rate of 10%. When taken in combination with our available carry-forward tax losses and the enhanced relief available on our research and development expenditure, we expect that this may result in a long-term low rate of corporation tax. If, however, we are unable to generate sufficient future taxable profits, or for any reason to utilize our carry-forward losses (as currently restricted), or there are unexpected adverse changes to the U.K. research and development tax credit regime or “patent box” regime, or we are unable to qualify for such advantageous tax legislation, our business, results of operations and financial condition may be adversely affected.

We are subject to the U.K. Bribery Act, the U.S. Foreign Corrupt Practices Act and other anti-corruption laws, as well as export control laws, customs laws, sanctions laws and other laws governing our operations. If we fail to comply with these laws, we could be subject to civil or criminal penalties, other remedial measures, and legal expenses, which could adversely affect our business, results of operations and financial condition.

Our operations are subject to anti-corruption laws, including the U.K. Bribery Act 2010, or Bribery Act, the U.S. Foreign Corrupt Practices Act, or FCPA, and other anti-corruption laws that apply in countries where we do business. The Bribery Act, FCPA and these other laws generally prohibit us and our employees and intermediaries from bribing, being bribed or making other prohibited payments to government officials or other persons to obtain or retain business or gain some other business advantage. Additionally, under the Bribery Act there could be an offence if we failed to prevent a third party from committing bribery in the performance of services for us or on our behalf. We and our commercial partners operate in a number of jurisdictions that pose a high risk of potential Bribery Act or FCPA violations, and we participate in collaborations and relationships with third parties whose actions could potentially subject us to liability under the Bribery Act, FCPA or local anti-corruption laws. In addition, we cannot predict the nature, scope or effect of future regulatory requirements to which our international operations might be subject or the manner in which existing laws might be administered or interpreted.

We are also subject to other laws and regulations governing our international operations, including regulations administered by the governments of the United Kingdom and the U.S., and authorities in the European Union, including applicable export control regulations, economic sanctions on countries and persons, customs requirements and currency exchange regulations, collectively referred to as the Trade Control laws.

However, there is no assurance that we will be completely effective in ensuring our compliance with all applicable anti-corruption laws, including the Bribery Act, the FCPA or other legal requirements, including Trade Control laws. If we are not in compliance with the Bribery Act, the FCPA and other anti-corruption laws or Trade Control laws, we may be subject to criminal and civil penalties, disgorgement and other sanctions and remedial measures, and legal expenses, which could have an adverse impact on our business, financial condition, results of operations and liquidity. Likewise, any investigation of any potential violations of the Bribery Act, the FCPA, other anti-corruption laws or Trade Control laws by the United Kingdom, the U.S. or other authorities could also have an adverse impact on our reputation, our business, results of operations and financial condition.

Our proprietary information, or that of our customers, suppliers and business partners, may be lost or we may suffer security breaches.

In the ordinary course of our business, we collect and store sensitive data, including valuable and commercially sensitive intellectual property, clinical trial data, our proprietary business information and that of our customers, suppliers and business partners, and personally identifiable information of our customers, clinical trial subjects and employees, patients, in our data centers and on our networks. The secure processing, maintenance and transmission of this information is critical to our operations. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, disrupt our operations, damage our reputation, and cause a loss of confidence in our products and our ability to conduct clinical trials, which could adversely affect our business and reputation and lead to delays in gaining regulatory approvals for Epidiolex. Although we maintain business interruption insurance coverage, our insurance might not cover all losses from any future breaches of our systems.

Failure of our information technology systems, including cybersecurity attacks or other data security incidents, could significantly disrupt the operation of our business.

Our business increasingly depends on the use of information technologies, which means that certain key areas such as research and development, production and sales are to a large extent dependent on our information systems or those of third party providers. Our ability to execute our business plan and to comply with regulators’ requirements with respect to data control and data integrity, depends, in part, on the continued and uninterrupted performance of our information technology systems, or IT systems and the IT systems supplied by third-party service providers. As information systems and the use of software and related applications by us, our business partners, suppliers, and customers become more cloud-based, there has been an increase in global cybersecurity vulnerabilities and threats, including more sophisticated and targeted cyber-related attacks that pose a risk to the security of our information systems and networks and the confidentiality, availability and integrity of data and information. In addition, our IT systems are vulnerable to damage from a variety of sources, including telecommunications or network failures, malicious human acts and natural disasters. Moreover, despite network security and backup measures, some of our servers are potentially vulnerable to physical or electronic break-ins, computer viruses and similar disruptive problems. Despite the precautionary measures we and our third-party service providers have taken to prevent unanticipated problems that could affect our IT systems, a successful cybersecurity attack or other data security incident could result in the misappropriation and/or loss of confidential or personal information, create system interruptions, or deploy malicious software that attacks our systems. It is also possible that a cybersecurity attack might not be noticed for some period of time. In addition, sustained or repeated system failures or problems arising during the upgrade of any of our IT systems that interrupt our ability to generate and maintain data, and in particular to operate our proprietary technology platform, could adversely affect our ability to operate our business. The occurrence of a cybersecurity attack or incident could result in business interruptions from the disruption of our information technology systems, or negative publicity resulting in reputational damage with our shareholders and other stakeholders and/or increased costs to prevent, respond to or mitigate cybersecurity events. In addition, the unauthorized dissemination of sensitive personal information or proprietary or confidential information could expose us or other third-parties to regulatory fines or penalties, litigation and potential liability, or otherwise harm our business

Security breaches, loss of data and other disruptions could compromise sensitive information related to our business, prevent us from accessing critical information or expose us to liability, which could adversely affect our business and our reputation.

In the ordinary course of our business, we collect and store sensitive data, including legally protected patient health information, credit card information, personally identifiable information about our employees, intellectual property, and proprietary business information. We manage and maintain our applications and data utilizing on-site systems. These applications and data encompass a wide variety of business critical information including research and development information, commercial information and business and financial information.

The secure processing, storage, maintenance and transmission of this critical information is vital to our operations and business strategy, and we devote significant resources to protecting such information. Although we take measures to protect sensitive information from unauthorized access or disclosure, our information technology and infrastructure may be vulnerable to attacks by hackers, or viruses, breaches or interruptions due to employee error, malfeasance or other disruptions, or lapses in compliance with privacy and security mandates. Any such virus, breach or interruption could compromise our networks and the information stored there could be accessed by unauthorized parties, publicly disclosed, lost or stolen. We have measures in place that are designed to prevent, and if necessary to detect and respond to such security incidents and breaches of privacy and security mandates. However, in the future, any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, such as HIPAA and General Data Protection Regulation, or GDPR, government enforcement actions and regulatory penalties. Unauthorized access, loss or dissemination could also disrupt our operations, including our ability to process samples, provide test results, share and monitor safety data, bill payors or patients, provide customer support services, conduct research and development activities, process and prepare company financial information, manage various general and administrative aspects of our business and may damage our reputation, any of which could adversely affect our business, financial condition and results of operations.

In May 2016, the European Union formally adopted the GDPR, which applies to all EU member states from May 25, 2018 and replaced the EU Data Protection Directive. The regulation introduces stringent new data protection requirements in the European Union and substantial fines for breaches of the data protection rules. It has increased our responsibility and liability in relation to personal data that we process and we may be required to put in place additional mechanisms ensuring compliance with the new EU data protection rules. The GDPR is a complex law and the regulatory guidance is still evolving, including with respect to how the GDPR should be applied in the context of clinical trials or other transactions from which we may gain access to personal data. These changes in the law will increase our costs of compliance and result in greater legal risks.

Legislative or regulatory reform of the health care system in the U.S. and foreign jurisdictions may affect our ability to profitably sell our products, if approved.

Our ability to commercialize our future products successfully, alone or with collaborators, will depend in part on the extent to which coverage and reimbursement for the products will be available from government and health administration authorities, private health insurers and other third-party payers. The continuing efforts of the U.S. and foreign governments, insurance companies, managed care organizations and other payers for health care services to contain or reduce health care costs may adversely affect our ability to set prices for our products which we believe are fair, and our ability to generate revenues and achieve and maintain profitability.

Specifically, in both the U.S. and some foreign jurisdictions, there have been a number of legislative and regulatory proposals to change the health care system in ways that could affect our ability to sell our products profitably. For example, the 2010 Affordable Care Act, or the ACA, substantially changed the way healthcare is financed by both governmental and private insurers. Both Congress and the U.S. President have already taken some actions that are intended to limit significantly the ACA, and we expect efforts to further modify or repeal the ACA to continue. The success and potential effects of these efforts to repeal or modify the ACA are not clear.

We expect additional federal and state legislative proposals for health care reform, which could limit the prices that can be charged for the products we develop and may limit our commercial opportunity.

The continuing efforts of government and other third-party payors to contain or reduce the costs of health care through various means may limit our commercial opportunity. It will be time consuming and expensive for us to go through the process of seeking coverage and reimbursement from Medicare, Medicaid and other governmental health programs and from and private payors. Our products may not be considered cost effective, and government and third-party private health insurance coverage and reimbursement may not be available to patients for any of our future products or sufficient to allow us to sell our products on a competitive and profitable basis. Our results of operations could be adversely affected by ACA, changes to the ACA, and by other health care reforms that may be enacted or adopted in the future. In addition, increasing emphasis on managed care in the U.S. will continue to put downward pressure on the pricing of pharmaceutical products. Cost control initiatives could decrease the price that we or any potential collaborators could receive for any of our future products and could adversely affect our ability to generate revenue in the U.S. market and maintain profitability.

In some foreign countries, including major markets in the European Union, the pricing of prescription pharmaceuticals is subject to governmental control. In these countries, pricing negotiations with governmental authorities can take six to 12 months or longer after the receipt of regulatory approval for a product. To obtain reimbursement or pricing approval in some countries, we may be required to conduct a pharmacoeconomic study that compares the cost-effectiveness of our product candidates to other available therapies. Such pharmacoeconomic studies can be costly and the results uncertain. Our business could be harmed if reimbursement of our products is unavailable or limited in scope or amount or if pricing is set at unsatisfactory levels.

We may acquire other companies which could divert our management’s attention, result in additional dilution to our shareholders and otherwise disrupt our operations and harm our operating results.

We may in the future seek to acquire businesses, products or technologies that we believe could complement or expand our product offerings, enhance our technical capabilities or otherwise offer growth opportunities. The pursuit of potential acquisitions may divert the attention of management and cause us to incur various expenses in identifying, investigating and pursuing suitable acquisitions, whether or not they are consummated. If we acquire additional businesses, we may not be able to integrate the acquired personnel, operations and technologies successfully, effectively manage the combined business following the acquisition or realize anticipated cost savings or synergies. We also may not achieve the anticipated benefits from the acquired business due to a number of factors, including:

•	incurrence of acquisition-related costs;
•	diversion of management’s attention from other business concerns;
•	unanticipated costs or liabilities associated with the acquisition;
•	harm to our existing business relationships with collaboration partners as a result of the acquisition;
•	harm to our brand and reputation;
•	the potential loss of key employees;
•	use of resources that are needed in other parts of our business; and
•	use of substantial portions of our available cash to consummate the acquisition.

In the future, if our acquisitions do not yield expected returns, we may be required to take charges to our operating results arising from the impairment assessment process. Acquisitions may also result in dilutive issuances of equity securities or the incurrence of debt, which could adversely affect our operating results. In addition, if an acquired business fails to meet our expectations, our business, results of operations and financial condition may be adversely affected.

The United Kingdom’s vote in favor of withdrawing from the European Union could lead to increased market volatility which could adversely impact the market price of our ADSs and make it more difficult for us to do business in Europe or have other adverse effects on our business.

On June 23, 2016, the electorate in the United Kingdom voted in favor of leaving the European Union (commonly referred to as “Brexit”). On March 29, 2017, the U.K. government delivered to the European Council notice of its intention to leave the European Union and, in the absence of an executed withdrawal agreement with the European Union, the effective date of the United Kingdom’s withdrawal from the European Union will, unless extended by the European Council in agreement with the United Kingdom, be March 29, 2019. There are many ways in which our business could be affected by this event, only some of which we can identify at this time. The negotiation of the withdrawal agreement has been, to date, a lengthy and contentious process, and we do not, as at the date of this prospectus supplement, have certainty as to the terms of the United Kingdom’s future relationship with the European Union. Indeed, the negotiations may, ultimately, be unsuccessful and the United Kingdom may not reach agreement with the European Union on the future terms of the United Kingdom’s relationship with the European Union. If no agreement is reached, there will be a period of considerable uncertainty particularly in relation to United Kingdom financial and banking markets as well as on the regulatory process in Europe. As a result of this uncertainty, financial markets could experience volatility which could adversely affect the market price of our ADSs. We may also face new regulatory costs and challenges that could have a material adverse effect on our operations. In this regard, the EMA has already issued a notice reminding marketing authorization holders of centrally authorized medicinal products for human and veterinary use of certain legal requirements that need to be considered as part of Brexit, such as the requirement for the marketing authorization holder of a product centrally approved by European Commission to be established in the European Union, and the requirement for some activities relating to centrally approved products, such as batch release and pharmacovigilance, be performed in the European Union. As a result of the foregoing, and in the absence of any clear indication that the withdrawal agreement will contain a contrary requirement, we are already in the process of establishing a network of subsidiary undertakings in the major European markets and planning to establish pharmacovigilance and batch release operations in the European Union. Depending on the terms of Brexit, the United Kingdom could lose the benefits of global trade agreements negotiated by the European Union on behalf of its members, which may result in increased trade barriers which could make our doing business worldwide more difficult. In addition, currency exchange rates in the pound sterling and the euro with respect to each other and the U.S. dollar have already been adversely affected by Brexit. Should this foreign exchange volatility continue it could cause volatility in our quarterly financial results.

Risks Related to Development and Regulatory Approval of Epidiolex, Sativex and Our Product Candidates

Clinical trials for our product candidates are expensive, time-consuming, uncertain and susceptible to change, delay or termination. The results of clinical trials are open to differing interpretations

Clinical trials are expensive, time consuming and difficult to design and implement. Regulatory agencies may analyze or interpret the results differently than us. Even if the results of our clinical trials are favorable, the clinical trials for a number of our product candidates are expected to continue for several years and may take significantly longer to complete. In addition, we, the FDA or other regulatory authorities, including state and local authorities, or an Institutional Review Board, or IRB, with respect to a trial at its institution, may suspend, delay or terminate our clinical trials at any time, require us to conduct additional clinical trials, require a particular clinical trial to continue for a longer duration than originally planned, require a change to our development plans such that we conduct clinical trials for a product candidate in a different order, e.g., in a step-wise fashion rather than running two trials of the same product candidate in parallel, or the DEA could suspend or terminate the registrations and quota allotments we require in order to procure and handle controlled substances, for various reasons, including:

•	lack of effectiveness of any product candidate during clinical trials;
•	discovery of serious or unexpected toxicities or side effects experienced by trial participants or other safety issues, such as drug interactions, including those which cause confounding changes to the levels of other concomitant medications.
•	slower than expected rates of subject recruitment and enrollment rates in clinical trials;
•	difficulty in retaining subjects who have initiated a clinical trial but may withdraw at any time due to adverse side effects from the therapy, insufficient efficacy, fatigue with the clinical trial process or for any other reason;
•	delays or inability in manufacturing or obtaining sufficient quantities of materials for use in clinical trials due to regulatory and manufacturing constraints;
•	inadequacy of or changes in our manufacturing process or product formulation;
•	delays in obtaining regulatory authorization to commence a trial, including “clinical holds” or delays requiring suspension or termination of a trial by a regulatory agency, such as the FDA, before or after a trial is commenced;

•	DEA-related recordkeeping, reporting or security violations at a clinical site, leading the DEA or state authorities to suspend or revoke the site’s controlled substance license and causing a delay or termination of planned or ongoing trials;
•	changes in applicable regulatory policies and regulation, including changes to requirements imposed on the extent, nature or timing of studies;
•	delays or failure in reaching agreement on acceptable terms in clinical trial contracts or protocols with prospective clinical trial sites;
•	uncertainty regarding proper dosing;
•	delay or failure to supply product for use in clinical trials which conforms to regulatory specification;
•	unfavorable results from ongoing pre-clinical studies and clinical trials;
•	failure of our contract research organizations, or CROs, or other third-party contractors to comply with all contractual requirements or to perform their services in a timely or acceptable manner;
•	failure by us, our employees, our CROs or their employees to comply with all applicable FDA or other regulatory requirements relating to the conduct of clinical trials or the handling, storage, security and recordkeeping for controlled substances;
•	scheduling conflicts with participating clinicians and clinical institutions;
•	failure to design appropriate clinical trial protocols;
•	regulatory concerns with cannabinoid products generally and the potential for abuse;
•	insufficient data to support regulatory approval;
•	inability or unwillingness of medical investigators to follow our clinical protocols; or
•	difficulty in maintaining contact with patients during or after treatment, which may result in incomplete data.

Any of the foregoing could have a material adverse effect on our business, results of operations and financial condition.

Any failure by us to comply with existing regulations could harm our reputation and operating results.

We are subject to extensive regulation by U.S. federal and state and foreign governments in each of the markets where we currently sell or plan to sell Epidiolex and Sativex, as applicable, or in markets where we have product candidates progressing through the approval process.

We must also adhere to all regulatory requirements including FDA’s GLP, GCP, and cGMP requirements, pharmacovigilance requirements, advertising and promotion restrictions, reporting and recordkeeping requirements, and their European equivalents. If we or our suppliers fail to comply with applicable regulations, including FDA pre-or post-approval cGMP requirements, then the FDA or other foreign regulatory authorities could sanction us. Even if a drug is FDA-approved, regulatory authorities may impose significant restrictions on a product’s indicated uses or marketing or impose ongoing requirements for potentially costly post-marketing trials. Epidiolex, and any of our product candidates that may be approved in the U.S. in the future, will be subject to ongoing regulatory requirements for manufacturing, labeling, packaging, storage, distribution, import, export, advertising, promotion, sampling, recordkeeping and submission of safety and other post-market information, including both federal and state requirements in the U.S. In addition, manufacturers and manufacturers’ facilities are required to comply with extensive FDA requirements, including ensuring that quality control and manufacturing procedures conform to GMP. As such, we and our contract manufacturers (in the event contract manufacturers are appointed in the future) are subject to continual review and periodic inspections to assess compliance with GMP. Accordingly, we and others with whom we work must continue to expend time, money and effort in all areas of regulatory compliance, including manufacturing, production, quality control and quality assurance. We will also be required to report certain adverse reactions and production problems, if any, to the FDA, and to comply with requirements concerning advertising and promotion for our products. Promotional communications with respect to prescription drugs are subject to a variety of legal and regulatory restrictions and must be consistent with the information in the product’s approved label.

If a regulatory agency discovers previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured, or disagrees with the promotion, marketing or labeling of the product, it may impose restrictions on that product or us, including requiring withdrawal of the product from the market. If we fail to comply with applicable regulatory requirements, a regulatory agency or enforcement authority may:

•	issue warning letters;
•	impose civil or criminal penalties;
•	suspend regulatory approval;
•	suspend any of our ongoing clinical trials;
•	refuse to approve pending applications or supplements to approved applications submitted by us;
•	impose restrictions on our operations, including by requiring us to enter in to a Corporate Integrity Agreement or closing our contract manufacturers’ facilities, if any; or
•	seize or detain products or require a product recall.

In addition, our products are regulated by the DEA, under the Controlled Substances Act. DEA scheduling is a separate process that can delay when a drug may become available to patients beyond an NDA approval date, and the timing and outcome of such DEA process is uncertain. See also “Risks Related to Controlled Substances”.

In addition, any government investigation of alleged violations of law could require us to expend significant time and resources in response, and could generate negative publicity. Any failure to comply with ongoing regulatory requirements may significantly and adversely affect our ability to commercialize and generate revenue from Epidiolex, Sativex and our product candidates. If regulatory sanctions are applied or if regulatory approval is withdrawn, the value of our business and our operating results may be adversely affected.

Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses, divert our management’s attention from the operation of our business and damage our reputation. We expend significant resources on compliance efforts and such expenses are unpredictable and might adversely affect our results. Changing laws, regulations and standards might also create uncertainty, higher expenses and increase insurance costs. As a result, we intend to invest all reasonably necessary resources to comply with evolving standards, and this investment might result in increased management and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

We are subject to federal, state and foreign healthcare laws and regulations and implementation of or changes to such healthcare laws and regulations could adversely affect our business and results of operations.

In both the U.S. and certain foreign jurisdictions, there have been a number of legislative and regulatory proposals to change the healthcare system in ways that could impact our ability to sell Epidiolex or Sativex, as applicable, and any other potential products. If we are found to be in violation of any of these laws or any other federal or state regulations, we may be subject to administrative, civil and/or criminal penalties, damages, fines, individual imprisonment, exclusion from federal health care programs and the restructuring of our operations. Any of these could have a material adverse effect on our business and financial results. Since many of these laws have not been fully interpreted by the courts, there is an increased risk that we may be found in violation of one or more of their provisions. Any action against us for violation of these laws, even if we ultimately are successful in our defense, will cause us to incur significant legal expenses and divert our management’s attention away from the operation of our business.

In addition, in many foreign countries, particularly the countries of the European Union, the pricing of prescription drugs is subject to government control. In some non-U.S. jurisdictions, the proposed pricing for a drug must be approved before it may be lawfully marketed. The requirements governing drug pricing vary widely from country to country. For example, the European Union provides options for its member states to restrict the range of medicinal products for which their national health insurance systems provide reimbursement and to control the prices of medicinal products for human use. A member state may approve a specific price for the medicinal product or it may instead adopt a system of direct or indirect controls on the profitability of the company placing the medicinal product on the market. We may face competition from lower-priced products in foreign countries that have placed price controls on pharmaceutical products. In addition, there may be importation of foreign products that compete with Epidiolex, and any other products we may market, which could negatively impact our profitability.

We expect that the ACA, as well as other healthcare reform measures that may be adopted in the future, may result in more rigorous coverage criteria and in additional downward pressure on the price that we may receive for any approved product, including Epidiolex. There have been judicial challenges to certain aspects of the ACA and numerous legislative attempts to repeal and/or replace the ACA in whole or in part, and we expect there will be additional challenges and amendments to the ACA in the future. At this time, the full effect that the ACA will have on our business in the future remains unclear. An expansion in the government’s role in the U.S. healthcare industry may cause general downward pressure on the prices of prescription drug products, lower reimbursements or any other product for which we obtain regulatory approval, reduce product utilization and adversely affect our business and results of operations. Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payors. The implementation of cost containment measures or other healthcare reforms may prevent us from being able to generate revenue, attain profitability, or commercialize Epidiolex or any other products for which we may receive regulatory approval.

Information obtained from expanded access studies may not reliably predict the efficacy of our product candidates in company-sponsored clinical trials and may lead to adverse events that could limit approval.

The expanded access studies we are currently supporting are uncontrolled, carried out by individual investigators and not typically conducted in strict compliance with GCPs, all of which can lead to a treatment effect which may differ from that in placebo-controlled trials. These studies provide only anecdotal evidence of efficacy for regulatory review. These studies contain no control or comparator group for reference and these patient data are not designed to be aggregated or reported as study results. Moreover, data from such small numbers of patients may be highly variable. Information obtained from these studies, including the statistical principles that we and the independent investigators have chosen to apply to the data, may not reliably predict data collected via systematic evaluation of the efficacy in company-sponsored clinical trials or evaluated via other statistical principles that may be applied in those trials. Reliance on such information to design our clinical trials may lead to Phase 2 and 3 trials that are not adequately designed to demonstrate efficacy and could delay or prevent our ability to seek approval of our product candidates.

Expanded access programs provide supportive safety information for regulatory review. Physicians conducting these studies may use our product candidates in a manner inconsistent with the protocol, including in children with conditions beyond those being studied in trials which we sponsor. Any adverse events or reactions experienced by subjects in the expanded access program may be attributed to our product candidates and may limit our ability to obtain regulatory approval with labeling that we consider desirable, or at all.

There is a high rate of failure for drug candidates proceeding through clinical trials.

Generally, there is a high rate of failure for drug candidates proceeding through clinical trials. We may suffer significant setbacks in our clinical trials similar to the experience of a number of other companies in the pharmaceutical and biotechnology industries, even after receiving promising results in earlier trials. Further, even if we view the results of a clinical trial to be positive, the FDA or other regulatory authorities may disagree with our interpretation of the data. For example, as the endpoint preferred by EMA was not achieved in our first Phase 3 trial of Epidiolex for Dravet syndrome, our Marketing Authorization Application, or MAA for Dravet syndrome may not be accepted even though our NDA has been approved by the FDA. In the event that we obtain negative results from clinical trials for product candidates or other problems related to potential chemistry, manufacturing and control issues or other hurdles occur and our product candidates are not approved, we may not be able to generate sufficient revenue or obtain financing to continue our operations, our ability to execute on our current business plan may be materially impaired, our reputation in the industry and in the investment community might be significantly damaged and the price of our ADSs could decrease significantly. In addition, our inability to properly design, commence and complete clinical trials may negatively impact the timing and results of our clinical trials and ability to seek approvals for our drug candidates.

If we are found in violation of federal or state “fraud and abuse” laws, we may be required to pay a penalty and/or be suspended from participation in federal or state health care programs, which may adversely affect our business, financial condition and results of operations.

In the U.S., we are subject to various federal and state health care “fraud and abuse” laws, including anti-kickback laws, false claims laws and other laws intended to reduce fraud and abuse in federal and state health care programs, which could affect us particularly upon successful commercialization of our products in the U.S. The Medicare and Medicaid Patient Protection Act of 1987, or federal Anti-Kickback Statute, makes it illegal for any person, including a prescription drug manufacturer (or a party acting on its behalf), to knowingly and willfully solicit, receive, offer or pay any remuneration that is intended to induce the referral of business, including the purchase, order or prescription of a particular drug for which payment may be made under a federal health care program, such as Medicare or Medicaid. Under federal law, some arrangements, known as safe harbors, are deemed not to violate the federal Anti-Kickback Statute. Although we seek to structure our business arrangements in compliance with all applicable requirements, it is often difficult to determine precisely how the law will be applied in specific circumstances. Accordingly, it is possible that our practices may be challenged under the federal Anti-Kickback Statute and Federal False Claims Act. Violations of fraud and abuse laws may be punishable by criminal and/or civil sanctions, including fines and/or exclusion or suspension from federal and state health care programs such as Medicare and Medicaid and debarment from contracting with the U.S. government. In addition, private individuals have the ability to bring actions on behalf of the government under the federal False Claims Act as well as under the false claims laws of several states.

Many states have adopted laws similar to the federal anti-kickback statute, some of which apply to the referral of patients for health care services reimbursed by any source, not just governmental payors. There are ambiguities as to what is required to comply with these state requirements and if we fail to comply with an applicable state law requirement we could be subject to penalties.

Neither the government nor the courts have provided definitive guidance on the application of fraud and abuse laws to our business. Law enforcement authorities are increasingly focused on enforcing these laws, and it is possible that some of our practices may be challenged under these laws. While we believe we have structured our business arrangements to comply with these laws, it is possible that the government could allege violations of, or convict us of violating, these laws. If we are found in violation of one of these laws, we could be required to pay a penalty and could be suspended or excluded from participation in federal or state health care programs, and our business, results of operations and financial condition may be adversely affected.

Our ability to research, develop and commercialize Epidiolex, Sativex and our product candidates is dependent on our ability to maintain licenses relating to the cultivation, possession and supply of controlled substances.

Our research and manufacturing facilities are located exclusively in the United Kingdom. In the United Kingdom, licenses to cultivate, possess and supply cannabis for medical research are granted by the Home Office on an annual basis. Although the Home Office has renewed our licenses each year since 1998, it may not do so in the future, in which case we may not be in a position to carry on our research and development program in the United Kingdom. In addition, we are required to maintain our existing commercial licenses to cultivate, produce and supply cannabis. However, if the Home Office were not prepared to renew such licenses, we would be unable to manufacture and distribute our products on a commercial basis in the United Kingdom or beyond. In order to carry out research in countries other than the United Kingdom, similar licenses to those outlined above are required to be issued by the relevant authority in each country. In addition, we will be required to obtain licenses to export from the United Kingdom and to import into the recipient country. To date, we have obtained necessary import and export licenses to over 30 countries. Although we have an established track record of successfully obtaining such licenses as required, this may change in the future.

In the U.S., the DEA regulates the cultivation, possession and supply of cannabis for medical research and commercial development, including the requirement of annual registrations to manufacture or distribute pharmaceutical products derived from cannabis extracts. See also “Risks Related to Controlled Substances”.

Serious adverse events or other safety risks could require us to abandon development and preclude, delay or limit approval of our product candidates, limit the scope of any approved label or market acceptance, or cause the recall or loss of marketing approval of products that are already marketed.

If Epidiolex, Sativex or any of our product candidates prior to or after any approval for commercial sale, cause serious or unexpected side effects, or are associated with other safety risks such as misuse, abuse or diversion, a number of potentially significant negative consequences could result, including:

•	regulatory authorities may interrupt, delay or halt clinical trials;
•	regulatory authorities may deny regulatory approval of our product candidates;
•	regulatory authorities may require certain labeling statements, such as warnings or contraindications or limitations on the indications for use, and/or impose restrictions on distribution in the form of a REMS in connection with approval or post-approval;
•	regulatory authorities may withdraw their approval, require more onerous labeling statements, impose a more restrictive REMS, or require us to recall any product that is approved;
•	we may be required to change the way the product is administered or conduct additional clinical trials;
•	our relationships with our collaboration partners may suffer;
•	we could be sued and held liable for harm caused to patients; or
•	our reputation may suffer. The reputational risk is heightened with respect to those of our product candidates that are being developed for pediatric indications.

We may voluntarily suspend or terminate our clinical trials if at any time we believe that they present an unacceptable risk to participants or if preliminary data demonstrate that our product candidates are unlikely to receive regulatory approval or unlikely to be successfully commercialized. Following receipt of approval for commercial sale of a product we may voluntarily withdraw or recall that product from the market if at any time we believe that its use, or a person’s exposure to it, may cause adverse health consequences or death. To date we have not withdrawn, recalled or taken any other action, voluntary or mandatory, to remove an approved product from the market. To date, we have only voluntarily suspended clinical trials when recruitment of the target patients has proven to be too difficult or, temporarily, to properly investigate suspected adverse events. In addition, regulatory agencies, IRBs or data safety monitoring boards may at any time recommend the temporary or permanent discontinuation of our clinical trials or request that we cease using investigators in the clinical trials if they believe that the clinical trials are not being conducted in accordance with applicable regulatory requirements, or that they present an unacceptable safety risk to participants. Although we have never been asked by a regulatory agency, IRB or data safety monitoring board to temporarily or permanently discontinue a clinical trial, if we elect or are forced to suspend or terminate a clinical trial of any of our product candidates, the commercial prospects for that product will be harmed and our ability to generate product revenue from that product may be delayed or eliminated. Furthermore, any of these events may result in labeling statements such as warnings or contraindications. In addition, such events or labeling could prevent us or our partners from achieving or maintaining market acceptance of the affected product and could substantially increase the costs of commercializing our product candidates and impair our ability to generate revenue from the commercialization of these products either by us or by our collaboration partners.

The development of a REMS for Epidiolex or our product candidates could cause delays in the approval process and would add additional layers of regulatory requirements that could impact our ability to commercialize our product candidates in the U.S. and reduce their market potential.

Although the FDA approved our NDA for Epidiolex without requiring a REMS as a condition of approval of the NDA, the FDA may, post-approval, require a REMS for Epidiolex if it becomes aware of new safety information that makes a REMS necessary to ensure that the benefits of the drug outweigh the potential risks. REMS elements can include medication guides, communication plans for health care professionals, and ETASU. ETASU can include, but are not limited to, special training or certification for prescribing or dispensing, dispensing only under certain circumstances, special monitoring and the use of patient registries. Moreover, product approval may require substantial post-approval testing and surveillance to monitor the drug’s safety or efficacy. We may be required to adopt a REMS for our product candidates to ensure that the benefits outweigh the risks of abuse, misuse, diversion and other potential safety concerns. There can be no assurance that the FDA will approve a manageable REMS for our product candidates, which could create material and significant limits on our ability to successfully commercialize our product candidates in the U.S. Delays in the REMS approval process could result in delays in the NDA approval process. In addition, as part of the REMS, the FDA could require significant restrictions, such as restrictions on the prescription, distribution and patient use of the product, which could significantly impact our ability to effectively commercialize our product candidates, and dramatically reduce their market potential thereby adversely impacting our business, financial condition and results of operations. Even if initial REMS are not highly restrictive, if, after launch, our product candidates were to be subject to significant abuse/non-medical use or diversion from licit channels, this could lead to negative regulatory consequences, including a more restrictive REMS.

Risks Related to Our Reliance Upon Third Parties

Our existing collaboration arrangements and any that we may enter into in the future may not be successful, which could adversely affect our ability to develop and commercialize Epidiolex, Sativex and our product candidates.

We are a party to, and may seek additional, collaboration arrangements with pharmaceutical or biotechnology companies for the development or commercialization of Epidiolex, Sativex and our product candidates. We may, with respect to our product candidates, enter into new arrangements on a selective basis depending on the merits of retaining commercialization rights for ourselves as compared to entering into selective collaboration arrangements with leading pharmaceutical or biotechnology companies for each product candidate, both in the U.S. and internationally. To the extent that we decide to enter into collaboration agreements, we will face significant competition in seeking appropriate collaborators and the terms of any collaboration or other arrangements that we may establish may not be favorable to us.

Any existing or future collaboration that we enter into may not be successful. The success of our collaboration arrangements will depend heavily on the efforts and activities of our collaborators. Collaborators generally have significant discretion in determining the efforts and resources that they will apply to these collaborations. Disagreements between parties to a collaboration arrangement regarding development, intellectual property, regulatory or commercialization matters, can lead to delays in the development process or commercialization of the applicable product candidate and, in some cases, termination of the collaboration arrangement. These disagreements can be difficult to resolve if neither of the parties has final decision making authority. Any such termination or expiration could harm our business reputation and may adversely affect us financially.

We depend on a limited number of suppliers for materials and components required to manufacture Epidiolex, Sativex and our product candidates. The loss of these suppliers, or their failure to supply us on a timely basis, could cause delays in our current and future capacity and adversely affect our business.

We depend on a limited number of suppliers for the materials and components required to manufacture Epidiolex, Sativex and our product candidates. As a result, we may not be able to obtain sufficient quantities of critical materials and components in the future. A delay or interruption by our suppliers may also harm our business, results of operations and financial condition. In addition, the lead time needed to establish a relationship with a new supplier can be lengthy, and we may experience delays in meeting demand in the event we must switch to a new supplier. The time and effort to qualify for and, in some cases, obtain regulatory approval for a new supplier could result in additional costs, diversion of resources or reduced manufacturing yields, any of which would negatively impact our operating results. Our dependence on single-source suppliers exposes us to numerous risks, including the following: our suppliers may cease or reduce production or deliveries, raise prices or renegotiate terms; our suppliers may become insolvent or cease trading; we may be unable to locate a suitable replacement supplier on acceptable terms or on a timely basis, or at all; and delays caused by supply issues may harm our reputation, frustrate our customers and cause them to turn to our competitors for future needs.

A significant portion of our cash and cash equivalents are held at a small number of banks.

A significant portion of our cash and cash equivalents is presently held at a small number of banks. Although our board has adopted a treasury policy requiring us to limit the amount of cash held by each banking group taking into account their credit ratings, we are subject to credit risk if any of these banks are unable to repay the balance in the applicable account or deliver our securities or if any bank should become bankrupt or otherwise insolvent. Any of the above events could have a material and adverse effect on our business, results of operations and financial condition.

Risks Related to Our Intellectual Property

We may not be able to adequately protect Epidiolex, Sativex, our product candidates or our proprietary technology in the marketplace.

Our success will depend, in part, on our ability to obtain patents, protect our trade secrets and operate without infringing on the proprietary rights of others. We rely upon a combination of patents, plant variety rights, trade secret protection (i.e., know-how), and confidentiality agreements to protect the intellectual property of Epidiolex, Sativex and our product candidates. The strengths of patents in the pharmaceutical field involve complex legal and scientific questions, and can be uncertain. Where appropriate, we seek patent protection for certain aspects of our products and technology. However, patent protection for naturally occurring compounds is exceedingly difficult to obtain, defend and enforce. Filing, prosecuting and defending patents throughout the world would be prohibitively expensive, so our policy is to look to patent technologies with commercial potential in jurisdictions with significant commercial opportunities. However, patent protection may not be available for some of the products or technology we are developing. If we must spend significant time and money protecting, defending or enforcing our patents, designing around patents held by others or licensing, potentially for large fees, patents or other proprietary rights held by others, our business, results of operations and financial condition may be harmed. We may not develop additional proprietary products that are patentable.

The patent positions of pharmaceutical products are complex and uncertain. The scope and extent of patent protection for Epidiolex, Sativex and our product candidates are particularly uncertain. To date, our principal product candidates, including Epidiolex and Sativex, have been based on specific formulations of certain previously known cannabinoids found in nature in the cannabis sativa plant. While we have sought patent protection, where appropriate, directed to, among other things, composition-of-matter for our specific formulations, their methods of use, and methods of manufacture, we do not have and will not be able to obtain composition of matter protection on these previously known cannabinoids per se. We anticipate that the products we develop in the future will continue to include or be based on the same or other naturally occurring compounds, as well as synthetic compounds we may discover. Although we have sought and expect to continue to seek patent protection for our product candidates, their methods of use, and methods of manufacture, any or all of them may not be subject to effective patent protection. For example, we are unable to obtain composition of matter patent protection for CBD, the active ingredient in Epidiolex, as it is a naturally occurring compound. To date, we have obtained from the USPTO nine patents and received notices of allowance in three applications that claim methods of using the active ingredient. We expect to be able to list several of these patents in the Orange Book as covering the indications and usage included in the approved label. We continue to prosecute a number of pending patent applications. If any of our products is approved and marketed for an indication for which we do not have an issued patent, our ability to use our patents to prevent a competitor from commercializing a non-branded version of our commercial products for that non-patented indication could be significantly impaired or even eliminated.

Publication of information related to Epidiolex, Sativex and our product candidates by us or others may prevent us from obtaining or enforcing patents relating to these products and product candidates. Furthermore, others may independently develop similar products, may duplicate our products, or may design around our patent rights. In addition, any of our issued patents may be opposed and/or declared invalid or unenforceable. Two of our recently issued European patents, including our European patent claiming the use of CBD in the treatment of partial seizures, have received a notice of opposition, which may result in claims in these patents being narrowed or cancelled such that the scope of the opposed patent may not be as broad, or the opposed patent may be revoked in its entirety. In one of the opposition proceedings, the opponent failed to show the patent invalid. The other opposition proceeding relating to CBD in the treatment of partial seizures resulted in an initial decision that is under appeal. One of our U.S. patents is involved in an Inter Partes Review proceeding before the USPTO that could result in the revocation of the claims of that patent. If we fail to adequately protect our intellectual property, we may face competition from companies who attempt to create a generic product to compete with Sativex or Epidiolex. We may also face competition from companies who develop a substantially similar product to Epidiolex, Sativex or one of our other product candidates that is not covered by any of our patents.

Many companies have encountered significant problems in protecting, defending and enforcing intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property rights, particularly those relating to pharmaceuticals, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial cost and divert our efforts and attention from other aspects of our business.

If third parties claim that intellectual property used by us infringes upon their intellectual property, our operating profits could be adversely affected.

There is a substantial amount of litigation, both within and outside the U.S., involving patent and other intellectual property rights in the pharmaceutical industry. We may, from time to time, be notified of claims that we are infringing upon patents, trademarks, copyrights or other intellectual property rights owned by third parties, and we cannot provide assurances that other companies will not, in the future, pursue such infringement claims against us, our commercial partners or any third-party proprietary technologies we have licensed. If we were found to infringe upon a patent or other intellectual property right, or if we failed to obtain or renew a license under a patent or other intellectual property right from a third party, or if a third party that we were licensing technologies from was found to infringe upon a patent or other intellectual property rights of another third party, we may be required to pay damages, including damages of up to three times the damages found or assessed, if the infringement is found to be willful, suspend the manufacture of certain products or reengineer or rebrand our products, if feasible, or we may be unable to enter certain new product markets. Any such claims could also be expensive and time consuming to defend and divert management’s attention and resources. Our competitive position could suffer as a result. In addition, if we have declined or failed to enter into a valid non-disclosure or assignment agreement for any reason, we may not own the invention or our intellectual property, and our products may not be adequately protected. Thus, we cannot guarantee that Epidiolex, Sativex or our other product candidates, or our commercialization thereof, does not and will not infringe any third party’s intellectual property.

Risks Related to Controlled Substances

Controlled substance legislation differs between countries and legislation in certain countries may restrict or limit our ability to sell Epidiolex, Sativex and our product candidates.

Most countries are parties to the Single Convention on Narcotic Drugs 1961, which governs international trade and domestic control of narcotic substances, including cannabis extracts. Countries may interpret and implement their treaty obligations in a way that creates a legal obstacle to our obtaining regulatory approval for Epidiolex, Sativex and our other products in those countries. These countries may not be willing or able to amend or otherwise modify their laws and regulations to permit Epidiolex, Sativex or our other products to be marketed, or achieving such amendments to the laws and regulations may take a prolonged period of time. In the case of countries with similar obstacles, we would be unable to market Epidiolex, Sativex and our product candidates in countries in the near future or perhaps at all if the laws and regulations in those countries do not change.

Epidiolex is and the product candidates we are developing will be subject to U.S. controlled substance laws and regulations and failure to comply with these laws and regulations, or the cost of compliance with these laws and regulations, may adversely affect the results of our business operations, both during clinical development and post approval, and our financial condition.

Epidiolex, Sativex and our product candidates we are developing contain controlled substances as defined in the federal Controlled Substances Act of 1970, or CSA. Controlled substances that are pharmaceutical products are subject to a high degree of regulation under the CSA, which establishes, among other things, certain registration, manufacturing quotas, security, recordkeeping, reporting, import, export and other requirements administered by the DEA. The DEA classifies controlled substances into five schedules: Schedule I, II, III, IV or V substances. Schedule I substances by definition have a high potential for abuse, no currently “accepted medical use” in the U.S., lack accepted safety for use under medical supervision, and may not be prescribed, marketed or sold in the U.S. Pharmaceutical products approved for use in the U.S. which contain a controlled substance are listed as Schedule II, III, IV or V, with Schedule II substances considered to present the highest potential for abuse or dependence and Schedule V substances the lowest relative risk of abuse among such substances. Schedule I and II drugs are subject to the strictest controls under the CSA, including manufacturing and procurement quotas, security requirements and criteria for importation. In addition, dispensing of Schedule II drugs is further restricted. For example, they may not be refilled without a new prescription.

While cannabis is a Schedule I controlled substance, products approved for medical use in the U.S. that contain cannabis or cannabis extracts should be placed in Schedules II-V, since approval by the FDA satisfies the “accepted medical use” requirement. If and when any of our product candidates receive FDA approval, the DEA will make a scheduling determination. Having now been rescheduled into Schedule V, the manufacture, importation, exportation, domestic distribution, storage, sale and legitimate use of Epidiolex will still be subject to specific and potentially significant levels of regulation by the DEA. If any foreign regulatory authority determines that Epidiolex may have potential for abuse, or if FDA or DEA makes a similar determination for Sativex, it may require us to generate more clinical or other data than we currently anticipate to establish whether or to what extent the substance has an abuse potential, which could increase the cost and/or delay the launch of that product.

DEA registration and inspection of facilities.  Facilities conducting research, manufacturing, distributing, importing or exporting, or dispensing controlled substances must be registered (licensed) to perform these activities and have the security, control, recordkeeping, reporting and inventory mechanisms required by the DEA to prevent drug loss and diversion. All these facilities must renew their registrations annually, except dispensing facilities, which must renew every three years. The DEA conducts periodic inspections of certain registered establishments that handle controlled substances. Obtaining the necessary registrations may result in delay of the importation, manufacturing or distribution of Sativex and/or Epidiolex or other products. Furthermore, failure to maintain compliance with the CSA, particularly non-compliance resulting in loss or diversion, can result in regulatory action that could have a material adverse effect on our business, financial condition and results of operations. The DEA may seek civil penalties, refuse to renew necessary registrations, or initiate proceedings to restrict, suspend or revoke those registrations. In certain circumstances, violations could lead to criminal proceedings.

State-controlled substances laws.  Individual states have also established controlled substance laws and regulations. Though state-controlled substances laws often mirror federal law, because the states are separate jurisdictions, they may separately schedule Epidiolex or our product candidates as well. State scheduling may delay commercial sale of Epidiolex or any product for which we obtain federal regulatory approval and adverse scheduling could have a material adverse effect on the commercial attractiveness of such product. We or our partners must also obtain separate state registrations, permits or licenses in order to be able to obtain, handle, and distribute controlled substances for clinical trials or commercial sale, and failure to meet applicable regulatory requirements could lead to enforcement and sanctions by the states in addition to those from the DEA or otherwise arising under federal law.

Clinical trials.  Because our products are controlled substances in the U.S., to conduct clinical trials in the U.S., each of our research sites must submit a research protocol to the DEA and obtain and maintain a DEA researcher registration that will allow those sites to handle and dispense our products and to obtain product from our importer. If the DEA delays or denies the grant of a research registration to one or more research sites, the clinical trial could be significantly delayed, and we could lose clinical trial sites. The importer for the clinical trials must also obtain an importer registration and an import permit for each import. We do not currently conduct any manufacturing or repackaging/relabeling of Sativex or its active ingredients (i.e., the cannabis extract) in the U.S.

Importation.  If one of our product candidates is approved and classified as a Schedule II or III substance, an importer can import for commercial purposes if it obtains an importer registration and files an application for an import permit for each import. The DEA provides annual assessments/estimates to the International Narcotics Control Board which guides the DEA in the amounts of controlled substances that the DEA authorizes to be imported. The failure to identify an importer or obtain the necessary import authority, including specific quantities, could affect product availability and have a material adverse effect on our business, results of operations and financial condition. In addition, an application for a Schedule II importer registration must be published in the Federal Register, and there is a waiting period for third party comments to be submitted. It is always possible that adverse comments may delay the grant of an importer registration.

If one of our product candidates is approved and classified as a Schedule II controlled substance, federal law may impose additional restrictions on importation for commercial purposes.

Manufacture in the U.S.  If, because of a Schedule II classification or voluntarily, we were to conduct manufacturing or repackaging/relabeling in the U.S., our contract manufacturers would be subject to the DEA’s annual manufacturing and procurement quota requirements. Additionally, regardless of the scheduling of Epidiolex and Sativex, cannabis and the BDSs comprising the active ingredient in the final dosage form are currently Schedule I controlled substances and would be subject to such quotas as these substances could remain listed on Schedule I. The annual quota allocated to us or our contract manufacturers for the active ingredients in our products may not be sufficient to complete clinical trials or meet commercial demand. Consequently, any delay or refusal by the DEA in establishing our, or our contract manufacturers’, procurement and/or production quota for controlled substances could delay or stop our clinical trials or product launches, which could have a material adverse effect on our business, financial position and operations.

Distribution in the U.S.  If any of our product candidates is scheduled as Schedule II or III, we would also need to identify wholesale distributors with the appropriate DEA and state registrations and authority to distribute the product to pharmacies and other health care providers. We would need to identify distributors to distribute the product to pharmacies; these distributors would need to obtain Schedule II or III distribution registrations. The failure to obtain, or delay in obtaining, or the loss any of those registrations could result in increased costs to us. If any of our product candidates is a Schedule II drug, pharmacies would have to maintain enhanced security with alarms and monitoring systems and they must adhere to recordkeeping and inventory requirements. This may discourage some pharmacies from carrying either or both of these products. Furthermore, state and federal enforcement actions, regulatory requirements, and legislation intended to reduce prescription drug abuse, such as the requirement that physicians consult a state prescription drug monitoring program may make physicians less willing to prescribe, and pharmacies to dispense, Schedule II products.

The legalization and use of medical and recreational marijuana in the U.S. and elsewhere may impact our business.

There is a substantial amount of change occurring in the U.S. regarding the use of medical and recreational marijuana products. While marijuana products not approved by FDA are Schedule I substances as defined under federal law, and their possession and use is not permitted according to federal law, at least 30 jurisdictions and the District of Columbia have enacted state laws to enable possession and use of marijuana for medical purposes, and at least ten jurisdictions for recreational purposes. A proposal in the U.S. Farm Bill, currently pending before the Senate could deschedule extracts and other material derived from certain hemp plants with extremely low THC content, although as proposed, the marketing of such products for medical purposes would still be subject to regulatory pre-marketing approval requirements and other FDA rules. Although our business is quite distinct from that of online and dispensary marijuana companies, future legislation authorizing the sale, distribution, use, and insurance reimbursement of non-FDA approved marijuana products could affect our business.

Risks Related to the Offering

As a new investor, you will experience substantial dilution as a result of this offering.

The public offering price per ADS will be substantially higher than the net tangible book value per ADS prior to the offering. Consequently, if you purchase ADSs in this offering at the assumed public offering price of $172.74 per ADS, which was the last reported sale price of the ADSs on September 28, 2018, you will incur immediate dilution of $147.18 per ADS. For further information regarding the dilution resulting from this offering, please see the section entitled “Dilution” in this prospectus supplement. In addition, you may experience further dilution to the extent that additional ordinary shares are issued upon exercise of outstanding options and warrants. This dilution is due in large part to the fact that our earlier investors paid substantially less than the public offering price when they purchased their ordinary shares or ADSs. In addition, if the underwriters exercise their option to purchase additional ADSs, you will experience additional dilution.

The market price of our ADSs may be volatile.

Many factors may have a material adverse effect on the market price of the ADSs, including, but not limited to:

•	the loss of any of our key scientific or management personnel;
•	announcements of the failure to obtain regulatory approvals or receipt of a complete response letter from the FDA;
•	announcements of restricted label indications or patient populations, or changes or delays in regulatory review processes;
•	announcements of therapeutic innovations or new products by us or our competitors;
•	adverse actions taken by regulatory agencies with respect to our clinical trials, manufacturing supply chain or sales and marketing activities, including actions with respect to any regulatory exclusivities for our drugs and our drug candidates;
•	changes or developments in laws or regulations applicable to Epidiolex, Sativex and our other product candidates;
•	any adverse changes to our relationship with licensors, manufacturers or suppliers;
•	the failure of our testing and clinical trials;
•	the failure to retain our existing, or obtain new, collaboration partners;
•	announcements concerning our competitors or the pharmaceutical industry in general;
•	the achievement of expected product sales and profitability;
•	the failure to obtain reimbursements for our products or price reductions;
•	manufacture, supply or distribution shortages;
•	actual or anticipated fluctuations in our operating results;
•	our cash position;
•	changes in financial estimates or recommendations by securities analysts;
•	potential acquisitions;
•	the trading volume of ADSs on the Nasdaq Global Market, or Nasdaq;
•	sales of our ADSs or ordinary shares by us, our executive officers and directors or our shareholders in the future;
•	the impact on the financial markets or otherwise of the expected withdrawal of the United Kingdom from the European Union;
•	general economic and market conditions and overall fluctuations in the U.S. equity markets; and
•	changes in accounting principles.

In addition, the stock market in general, and Nasdaq in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of individual companies. The market for equity securities in pharmaceutical companies, in particular, has at various times experienced extreme volatility. Broad market and industry factors may negatively affect the market price of our ADSs, regardless of our actual operating performance.

In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation often has been instituted against that company.

Our largest shareholder owns a significant percentage of our share capital and voting rights.

As of June 30, 2018, Capital Research and Management Company (Global Investors) held approximately 11.94% of our issued share capital, accounting for approximately 11.94% of the voting rights of the Company. To the extent Capital Research and Management Company (Global Investors) continues to hold a large percentage of our share capital and voting rights, it will remain in a position to exert greater influence in the appointment of our directors and officers and in other corporate actions that require shareholders’ approval.

Substantial future sales of our ADSs in the public market, or the perception that these sales could occur, could cause the price of the ADSs to decline.

Sales of our ADSs in the public market, or the perception that these sales could occur, could cause the market price of the ADSs to decline. The ordinary shares held by our directors, including our officers, are available for sale in the form of ADSs and are not subject to contractual and legal restrictions on resale outside of the lock-up agreements entered into with the underwriters of this offering described elsewhere in this prospectus supplement. If any of our large shareholders or members of our management team seek to sell substantial amounts of our ADSs, particularly if these sales are in a rapid or disorderly manner, or other investors perceive that these sales could occur, the market price of our ADSs could decrease significantly.

Our executive officers and directors have entered into lock-up agreements with Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, on behalf of the underwriters, under which they have agreed, subject to specific exceptions described in the section titled “Underwriting”, not to sell, directly or indirectly, any ADSs without the permission of Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC for a period of 90 days following the date of this prospectus. We refer to such period as the lock-up period. When the lock-up period expires, we and our security holders subject to a lock-up agreement will be able to sell our ADSs in the public market. In addition, Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC may, in their sole discretion, release all or some portion of the ADSs subject to lock-up agreements at any time and for any reason. Sales of a substantial number of such ADSs upon expiration of the lock-up, the perception that such sales may occur, or early release of these agreements, could cause our market price to fall or make it more difficult for you to sell your ADSs at a time and price that you deem appropriate.

Unlike in prior years, as of October 1, 2018, we will be required to comply with the domestic reporting regime under the Exchange Act and will incur significant legal, accounting and other expenses, and our management will be required to devote substantial additional time to new compliance initiatives and corporate governance matters.

We determined that, as of March 31, 2018, we no longer qualified as a “foreign private issuer” under the rules and regulations of the SEC. While we were a foreign private issuer, we were exempt from compliance with certain laws and regulations of the SEC, including the proxy rules, the short-swing profits recapture rules and certain governance requirements, such as independent director oversight of the nomination of directors and executive compensation. In addition, we were not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies registered under the Exchange Act. As a result of this determination, beginning on October 1, 2018, we will no longer be entitled to “foreign private issuer” exemptions and we plan to report as a domestic U.S. filer, including filing quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statements under Section 14 of the Exchange Act. In addition, commencing on October 1, 2018, we will also prepare our financial statements in U.S. dollars in accordance with generally accepted accounting principles in the United States rather than International Financial Reporting Standards. In addition, after October 1, 2018, our “insiders” will also be subject to the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act and will be no longer exempt from the requirements of Regulation FD promulgated by the SEC under the Exchange Act. Moreover, beginning October 1, 2018, we will no longer be permitted to follow our home country rules in lieu of the corporate governance obligations imposed by The Nasdaq Stock Market LLC, and will be required to comply with the governance practices required of U.S. domestic issuers.

The regulatory and compliance costs associated with the reporting and governance requirements applicable to U.S. domestic issuers may be significantly higher than the costs we previously incurred as a foreign private issuer. As a result, we expect that the loss of foreign private issuer status will increase our legal and financial compliance costs and will make some activities highly time consuming and costly. In addition, we need to develop our reporting and compliance infrastructure and may face challenges in complying with the new requirements applicable to us.

U.S. investors may have difficulty enforcing civil liabilities against our Company, our directors or members of senior management and the experts named in this prospectus supplement.

Except for Justin Gover, Cabot Brown, Alicia Secor and Catherine Mackey, our directors and the experts named in this prospectus supplement are non-residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible to serve process on such persons or us in the United States or to enforce judgments obtained in U.S. courts against them or us based on civil liability provisions of the securities laws of the United States. Mayer Brown International LLP, our English solicitors, advised us that there is doubt as to whether English courts would enforce certain civil liabilities under U.S. securities laws in original actions or judgments of U.S. courts based upon these civil liability provisions. In addition, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in the United Kingdom. An award for monetary damages under the U.S. securities laws would be considered punitive if it does not seek to compensate the claimant for loss or damage suffered and is intended to punish the defendant. The enforceability of any judgment in the United Kingdom will depend on the particular facts of the case as well as the laws and treaties in effect at the time. The United States and the United Kingdom do not currently have a treaty providing for recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters.

The rights of our shareholders may differ from the rights typically offered to shareholders of a U.S. corporation.

We are incorporated under English law. The rights of holders of ordinary shares are governed by English law, including the provisions of the Companies Act 2006, and by our Articles. These rights differ in certain respects from the rights of shareholders in typical U.S. corporations. See “Description of Share Capital — Differences in Corporate Law” in the accompanying prospectus for a description of the principal differences between the provisions of the Companies Act 2006 applicable to us and, for example, the Delaware General Corporation Law relating to shareholders’ rights and protections.

We may be classified as a passive foreign investment company, or PFIC, in any taxable year and U.S. holders of our ordinary shares could be subject to adverse U.S. federal income tax consequences.

The rules governing PFICs can have adverse effects for U.S. federal income tax purposes. The tests for determining PFIC status for a taxable year depend upon the relative values of certain categories of assets and the relative amounts of certain kinds of income. The determination of whether we are a PFIC depends on the particular facts and circumstances (such as the valuation of our assets, including goodwill and other intangible assets) and may also be affected by the application of the PFIC rules, which are subject to differing interpretations. Based on our estimated gross income, the average value of our assets, including goodwill and the nature of our active business, we do not believe that we were classified as a PFIC for U.S. federal income tax purposes for the taxable year ending September 30, 2017.

If we are a PFIC, U.S. holders of our ordinary shares would be subject to adverse U.S. federal income tax consequences, such as ineligibility for any preferred tax rates on capital gains or on actual or deemed dividends, interest charges on certain taxes treated as deferred, and additional reporting requirements under U.S. federal income tax laws and regulations. A U.S. holder of our ordinary shares may be able to mitigate some of the adverse U.S. federal income tax consequences described above with respect to owning the ordinary shares if we are classified as a PFIC, provided that such U.S. investor is eligible to make, and validly makes, a “mark-to-market” election. In certain circumstances a U.S. Holder can make a “qualified electing fund” election to mitigate some of the adverse tax consequences described with respect to an ownership interest in a PFIC by including in income its share of the PFIC’s income on a current basis. However, we do not currently intend to prepare or provide the information that would enable a U.S. Holder to make a qualified electing fund election.

Investors should consult their own tax advisors regarding all aspects of the application of the PFIC rules to our ordinary shares. For more information related to classification as a PFIC, see “Taxation — U.S. Federal Income Taxation — Passive Foreign Investment Company.”

USE OF PROCEEDS

We estimate that we will receive total estimated net proceeds from this offering of $281.7 million (£216.2 million at the rate at September 28, 2018, of $1.3029 to £1.00), based on the assumed offering public offering price of $172.74 per ADS (the closing trading price of our ADSs on Nasdaq on September 28, 2018), or $324.1 million (£248.7 million at the rate at September 28, 2018, of $1.3029 to £1.00) if the underwriters exercise their option to purchase additional ADSs in full, in each case after deducting underwriting discounts and commissions and estimated expenses of the offering payable by us.

We intend to use the net proceeds we receive from this offering to fund our launch commercialization activities for Epidiolex in the United States; pre-launch commercialization activities in Europe; further expansion of our Epidiolex manufacturing capability to meet anticipated demand; expansion of the market opportunity for Epidiolex through continued clinical development; advancement of other pipeline opportunities; and working capital and other general corporate purposes.

The expected uses of the net proceeds we receive from this offering represent our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenses may vary significantly depending on numerous factors. Accordingly, we will have broad discretion over the uses of the net proceeds in this offering and investors will be relying on the judgment of our management regarding the application of the net proceeds. In addition, it is possible that the amount set forth above will not be sufficient for the purposes described above. Pending these uses, we intend to invest the net proceeds from this offering in short- or medium-term investments.

CAPITALIZATION

The following table presents our total capitalization and cash and cash equivalents as at June 30, 2018:

•	on an actual basis; and
•	on a pro forma basis to give effect to the sale by us of $300,000,000 of ADSs in this offering at an assumed public offering price of $172.74 per ADS (the closing trading price of our ADSs on Nasdaq on September 28, 2018), after deduction of the estimated underwriting discounts and commissions and estimated offering expenses payable by us in connection with this offering and assuming no exercise of the option to purchase additional ADSs by the underwriters.

	As of June 30, 2018
	Actual		Pro forma for the Offering
	(in thousands)		(in thousands)
Cash and cash equivalents	$440,190	£334,005	$721,890	£547,752
Obligations under finance leases, including current maturities	$6,335	£4,807	$6,335	£4,807
Equity:
Share capital	$447	£339	$474	£360
Share premium account	$1,026,255	£778,696	$1,307,928	£992,422
Other reserves	$24,831	£18,841	$24,831	£18,841
Accumulated deficit	$(548,628)	£(416,285)	$(548,628)	£(416,285)
Total equity	$502,905	£381,591	$784,605	£595,338
Total capitalization	$509,240	£386,398	$790,940	£600,145

A $1.00 increase or decrease in the assumed public offering price per ADS would increase or decrease our pro forma total equity and total capitalization by $1.6 million, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, assuming that the amount of ADSs offered by us as set forth on the cover page of this prospectus supplement remains the same.

We may also increase or decrease the amount of ADSs we are offering from the assumed amount of ADSs set forth on the cover page of this prospectus supplement. An increase of $10 million in the amount of ADSs offered by us from the assumed amount of ADSs set forth on the cover page of this prospectus supplement, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, would increase our pro forma total equity and total capitalization to an estimated $9.4 million, assuming that the assumed public offering price remains the same. Similarly, a decrease of $10 million in the amount of ADSs offered by us from the assumed amount of ADSs set forth on the cover page of this prospectus supplement, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, would decrease our pro forma total equity and total capitalization to an estimated $9.4 million, assuming that the assumed public offering price remains the same.

The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of ADSs that we offer in this offering, and other terms of this offering determined at pricing.

DILUTION

If you invest in the ADSs, your interest will be diluted to the extent of the difference between the assumed public offering price per ADS and our net tangible book value per ADS after this offering. Dilution results from the fact that the assumed public offering price per ordinary share underlying our ADSs is substantially in excess of the net tangible book value per ordinary share. Our net tangible book value as at June 30, 2018 was $1.43 per ordinary share and $17.16 per ADS. Net tangible book value per share represents the amount of total tangible assets, minus the amount of total liabilities, divided by the total number of ordinary shares outstanding. Dilution is determined by subtracting net tangible book value per ordinary share from the assumed public offering price per ordinary share which is $172.74 per ADS (the closing trading price of our ADSs on Nasdaq on September 28, 2018) and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Without taking into account any other changes in such net tangible book value after June 30, 2018, other than to give effect to our sale of $300,000,000 of ADSs offered in this offering at the assumed public offering price of $172.74 per ADS (the closing trading price of our ADSs on Nasdaq on September 28, 2018) after deduction of estimated underwriting discounts and commissions and estimated offering expenses payable by us, our adjusted net tangible book value as at June 30, 2018 would have been $2.13 per outstanding ordinary share, including ordinary shares underlying our outstanding ADSs, or $25.56 per ADS. This represents an immediate increase in net tangible book value of $0.70 per ordinary share, or $8.40 per ADS, to existing shareholders and an immediate dilution in net tangible book value of $12.27 per ordinary share, or $147.18 per ADS, to purchasers of ADSs in this offering. The following table presents this dilution to new investors purchasing ADSs in the offering:

As at June 30, 2018
(per ADS)
(in $)
Public offering price	172.74 (1)
Net tangible book value as at June 30, 2018(2)	17.16
Increase in net tangible book value attributable to new investors	8.40
As adjusted net tangible book value immediately after the offering	25.56
Dilution to new investors	147.18

(1)	The assumed offering price, which is the closing trading price of our ADSs on Nasdaq on September 28, 2018.
(2)	Net tangible book value at June 30, 2018, excludes a deferred tax asset of $11.3 million.

Each $1.00 increase (decrease) in an assumed public offering price of $172.74 per ADS (the closing trading price of our ADSs on Nasdaq on September 28, 2018) after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us would increase (decrease) the net tangible book value after this offering by $0.005 per ordinary share and $0.05 per ADS and that the amount of ADSs offered by us as set forth on the cover page of this prospectus supplement remains the same and the dilution to investors in the offering by $0.005 per ordinary share and $0.05 per ADS, assuming no exercise of the option to purchase additional ADSs granted to the underwriters.

We may also increase or decrease the amount of ADSs we are offering from the assumed amount of ADSs set forth on the cover page of this prospectus supplement. An increase of $10.0 million in the amount of ADSs offered by us from the assumed amount of ADSs set forth on the cover page of this prospectus supplement, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, would increase our as adjusted net tangible book value after this offering to an estimate of $9.4 million, or $0.03 per ordinary share and $0.31 per ADS, and the dilution to investors in the offering by $0.02 per ordinary share and $0.25 per ADS, in each case assuming no exercise of the option to purchase additional ADSs granted to the underwriters and that the assumed public offering price remains the same. Similarly, a decrease of $10.0 million in the amount of ADSs offered by us from the assumed amount of ADSs set forth on the cover page of this prospectus supplement, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, would decrease our as adjusted net tangible book value after this offering to an estimate of $9.4 million, or $0.03 per ordinary share and $0.31 per ADS, and the dilution to investors in the offering by $0.02 per ordinary share and $0.25 per ADS, in each case assuming no exercise of the option to purchase additional ADSs granted to the underwriters and that the assumed public offering price remains the same.

The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of ADSs that we offer in this offering, and other terms of this offering determined at pricing.

If the underwriters exercise in full their option to purchase up to $45,000,000 of additional ADSs at an assumed public offering price of $172.74 per ADS (the closing trading price of our ADSs on Nasdaq on September 28, 2018), the as adjusted net tangible book value after this offering would be $2.23 per ordinary share and $26.73 per ADS, representing an increase in net tangible book value of $0.10 per ordinary share and $1.17 per ADS to existing shareholders and an immediate dilution in net tangible book value of $0.10 per ordinary share and $1.17 per ADS to investors purchasing ADSs in this offering at the assumed public offering price.

The number of common shares reflected in the discussion and tables above is based on 26,611,707 ADSs and 339,147,940 ordinary shares outstanding as at June 30, 2018, respectively, and excludes:

•	14,189,190 ordinary shares, issuable upon exercise of outstanding options under our equity compensation plans, as at June 30, 2018;
•	554,703 ordinary shares, issuable upon exercise of outstanding options granted to non-executive directors and consultants, other than under our equity compensation plans, as at June 30, 2018; and
•	12,091,885 ordinary shares potentially issuable pursuant to future awards under our Long-Term Incentive Plan.

TAXATION

U.S. Federal Income Taxation

The following discussion describes the material U.S. federal income tax consequences to U.S. Holders (as defined below) under present law of the purchase, ownership and disposition of the ADSs. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, in effect as of the date of this prospectus supplement and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus supplement, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

This discussion applies only to U.S. Holders that acquire the ADSs in this offering and hold the ADSs as capital assets for U.S. federal income tax purposes. It does not purport to be a comprehensive description of all tax considerations that may be relevant to a decision to purchase the ADSs by any particular investor. In particular, this discussion does not address tax considerations applicable to a U.S. Holder that may be subject to special tax rules, including, without limitation, a dealer in securities or currencies, a trader in securities that elects to use a mark-to-market method of accounting for securities holdings, banks, thrifts, or other financial institutions, an insurance company, a tax-exempt organization, a person that holds the ADSs as part of a hedge, straddle or conversion transaction for tax purposes, a person whose functional currency for tax purposes is not the U.S. dollar, certain former citizens or residents of the United States, a person subject to the U.S. alternative minimum tax, or a person that owns or is deemed to own 10% or more of the company’s stock by vote or value. In addition, the discussion does not address tax consequences to an entity treated as a partnership for U.S. federal income tax purposes that holds the ADSs, or a partner in such partnership. The U.S. federal income tax treatment of each partner of such partnership generally will depend upon the status of the partner and the activities of the partnership. Prospective purchasers that are partners in a partnership holding the ADSs should consult their own tax advisers.

PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR TAX ADVISORS ABOUT THE APPLICATION OF THE U.S. FEDERAL INCOME TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE STATE, LOCAL, NON-U.S. AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE ADSs.

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of ADSs and you are, for U.S. federal income tax purposes,

•	an individual who is a citizen or resident of the United States;
•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state therein or the District of Columbia;
•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
•	a trust that (i) is subject to the primary supervision of a court within the United States and subject to the control of one or more U.S. persons for all substantial decisions or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If you hold ADSs, you should be treated as the holder of the underlying ordinary shares represented by those ADSs for U.S. federal income tax purposes.

Taxation of Dividends and Other Distributions on the ADSs

Subject to the PFIC rules discussed below, the gross amount of cash distributions made by us to you with respect to the ADSs will generally be includable in your gross income as dividend income on the date of receipt by the depositary bank, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent, if any, that the amount of the distribution exceeds our current and accumulated earnings and profits, it will be treated first as a tax-free return of your tax basis in your ADSs, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will generally be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

U.S. Holders should consult their own tax advisors regarding the tax consequences to them if we pay dividends in any non-U.S. currency. A dividend in respect of the ADSs will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will generally be taxed at the preferential rate applicable to qualified dividend income, provided that (i) the ADSs are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (ii) we are not a PFIC (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, (iii) certain holding period requirements are met and (iv) you are not under any obligation to make related payments with respect to positions in substantially similar or related property. You should consult your tax advisors regarding the availability of the preferential rate for dividends paid with respect to the ADSs.

Dividends generally will constitute income from sources outside the United States for U.S. foreign tax credit purposes. However, if 50% or more of our stock is treated as held by U.S. persons, we will be treated as a “U.S.-owned foreign corporation.” In that case, dividends may be treated for U.S. foreign tax credit purposes as income from sources outside the United States to the extent paid out of our non-U.S. source earnings and profits, and as income from sources within the United States to the extent paid out of our U.S. source earnings and profits. We cannot assure you that we will not be treated as a U.S.-owned foreign corporation. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the U.S. foreign tax credit limitation will generally be limited to the gross amount of the dividend, multiplied by the preferential rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to the ADSs will generally constitute “passive category income.”

Taxation of Dispositions of ADSs

Subject to the PFIC rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of an ADS equal to the difference between the amount realized (in U.S. dollars) for the ADS and your tax basis (in U.S. dollars) in the ADS. The gain or loss will generally be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the ADS for more than one year, you may be eligible for preferential tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as U.S. source income or loss for U.S. foreign tax credit purposes.

Medicare Tax

Certain U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds will be subject to an additional 3.8% Medicare tax on some or all of such U.S. Holder’s “net investment income.” Net investment income generally includes income from the ADSs unless such income is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). You should consult your tax advisors regarding the effect this Medicare tax may have, if any, on your acquisition, ownership or disposition of the ADSs.

Disposition of Foreign Currency

U.S. Holders are urged to consult their tax advisors regarding the tax consequences of receiving, converting or disposing of any non-U.S. currency received as dividends on the ADSs or on the sale or retirement of an ADS.

Passive Foreign Investment Company

Special U.S. tax rules apply to companies that are considered to be PFICs. We will be classified as a PFIC in a particular taxable year if either (i) 75% or more of our gross income for the taxable year is passive income; or (ii) on average at least 50% of the value of our assets produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, certain dividends, interest, royalties, rents and gains from commodities and securities transactions and from the sale or exchange of property that gives rise to passive income.

In making this determination, we will be treated as earning our proportionate share of any income and owning our proportionate share of any assets of any corporation in which we hold a 25% or greater interest (by value).

Based on our estimated gross income, the average value of our assets, including goodwill, and the nature of our active business, we do not believe that we were classified as a PFIC for U.S. federal income tax purposes for the taxable year ending September 30, 2017. Our status for any taxable year will depend on our assets and activities in each year, and because this is a factual determination made annually after the end of each taxable year, there can be no assurance that we will not be considered a PFIC for the current or any future taxable year. The market value of our assets may be determined in large part by reference to the market price of the ADSs and our ordinary shares, which is likely to fluctuate (and may fluctuate considerably given that market prices of life sciences companies can be especially volatile). Furthermore, because the value of our gross assets is likely to be determined in large part by reference to our market capitalization and the value of our goodwill, a decline in the value of our shares could affect the determination of whether we are a PFIC. We do not intend to make a determination of our or any of our future subsidiaries’ PFIC status in the future.

A U.S. Holder may be able to mitigate some of the adverse U.S. federal income tax consequences described below with respect to owning the ADSs if we are classified as a PFIC for any taxable year, provided that such U.S. Holder is eligible to make, and validly makes a mark-to-market election, described below. In certain circumstances a U.S. Holder can make a qualified electing fund election to mitigate some of the adverse tax consequences described with respect to an ownership interest in a PFIC by including in income its share of the PFIC’s income on a current basis. However, we do not currently intend to prepare or provide the information that would enable a U.S. Holder to make a qualified electing fund election.

In the event we are classified as a PFIC, in any year in which you hold the ADSs, and you do not make the election described in the following paragraphs, any gain recognized by you on a sale or other disposition (including a pledge) of the ADSs would be allocated ratably over your holding period for the ADSs. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed. Further, to the extent that any distribution received by you on your ADSs were to exceed 125% of the average of the annual distributions on the ADSs received during the preceding three years or your holding period, whichever is shorter, that distribution would be subject to taxation in the same manner as gain on the sale or other disposition of shares, described above. Classification as a PFIC may also have other adverse tax consequences, including, in the case of individuals, the denial of a step-up in the basis of your ADSs at death.

If we are a PFIC for any taxable year during which you holds the ADSs, then in lieu of being subject to the special tax regime and interest charge rules discussed above, you may make an election to include gain on the ADSs as ordinary income under a mark-to-market method, provided that such the ADSs are treated as “regularly traded” on a “qualified exchange.” In general, the ADSs will be treated as “regularly traded” for a given calendar year if more than a de minimis quantity of the ADSs are traded on a qualified exchange on at least 15 days during each calendar quarter of such calendar year. Although the U.S. Internal Revenue Service (“IRS”) has not published any authority identifying specific exchanges that may constitute “qualified exchanges,” Treasury Regulations provide that a qualified exchange is (a) a U.S. securities exchange that is registered with the SEC, (b) the U.S. market system established pursuant to section 11A of the Securities and Exchange Act of 1934, or (c) a non-U.S. securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such non-U.S. exchange has trading volume, listing, financial disclosure, surveillance and other requirements designed to prevent fraudulent and manipulative acts and practices, to remove impediments to and perfect the mechanism of a free and open, fair and orderly, market, and to protect investors; and the laws of the country in which such non-U.S. exchange is located and the rules of such non-U.S. exchange ensure that such requirements are actually enforced and (ii) the rules of such non-U.S. exchange effectively promote active trading of listed shares. No assurance can be given that the ADSs will meet the requirements to be treated as “regularly traded” for purposes of the mark-to-market election.

In addition, because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, you may continue to be subject to the special tax regime with respect to your indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes, including shares in any future subsidiary of ours that is treated as a PFIC.

If you make this mark-to-market election, you will be required in any year in which we are a PFIC to include as ordinary income the excess of the fair market value of your ADSs at year-end over your basis in those ADSs. In addition, the excess, if any, of your basis in the ADSs over the fair market value of your ADSs at year-end is deductible as an ordinary loss in an amount equal to the lesser of (i) the amount of the excess or (ii) the amount of the net mark-to-market gains that have been included in income in prior years. Any gain recognized upon the sale of the ADSs will be taxed as ordinary income in the year of sale. Amounts treated as ordinary income will not be eligible for the preferential tax rate applicable to qualified dividend income or long-term capital gains. Your adjusted tax basis in the ADSs will be increased by the amount of any income inclusion and decreased by the amount of any deductions under the mark-to-market rules. If you make a mark-to market election, it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the ADSs are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election.

The U.S. federal income tax rules relating to PFICs are complex. You are urged to consult your tax advisors with respect to the purchase, ownership and disposition of the ADSs, any elections available with respect to such ADSs and the U.S. Internal Revenue Service information reporting obligations with respect to the purchase, ownership and disposition of the ADSs.

Controlled Foreign Corporation

The Tax Cuts and Jobs Act (the “Tax Act”) eliminated the prohibition on “downward attribution” from non-U.S. persons to U.S. persons under Section 958(b)(4) of the Code for purposes of determining constructive stock ownership under the controlled foreign corporation (“CFC”) rules. As a result, our U.S. subsidiary will be deemed to own all of the stock of our non-U.S. subsidiaries held by the Company for CFC purposes. To the extent a non-U.S. subsidiary is treated as a CFC for any taxable year, each U.S. person treated as a “10% U.S. Shareholder” with respect to such CFC that held our common shares directly or indirectly through non-U.S. entities (including the Company) as of the last day in such taxable year that the subsidiary was a CFC would generally be required to include in gross income as ordinary income its pro rata share of certain investment income of the CFC, regardless of whether that income was actually distributed to such U.S. person (with certain adjustments). For tax years beginning on or after January 1, 2018, a “10% U.S. Shareholder” of a non-U.S. corporation includes any U.S. person that owns (or is treated as owning) stock of the non-U.S. corporation possessing 10% or more of the total voting power or total value of such non-U.S. corporation’s stock. The legislative history under the Tax Act indicates that this change was not intended to cause our non-U.S. subsidiaries to be treated as CFCs with respect to a 10% U.S. Shareholder that is not related to our U.S. subsidiary. However, it is not clear whether the IRS or a court would interpret the change made by the Tax Act in a manner consistent with such indicated intent.

Potential investors are strongly urged to consult their own tax advisors to determine whether their ownership of our common shares will cause them to become a 10% U.S. Shareholder and the impact of such a classification.

Information Reporting and Backup Withholding

Distributions with respect to ADSs and proceeds from the sale, exchange or disposition of ADSs may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. If a U.S. Holder owns ADS during any year in which we are a PFIC, such U.S. Holder (including, potentially, indirect holders) generally must file a U.S. Internal Revenue Service Form 8621 with such holder’s federal income tax return for that year.

Specified Foreign Financial Assets

Tax reporting obligations are imposed on certain U.S. persons that own “specified foreign financial assets,” including securities issued by any foreign person, either directly or indirectly or through certain foreign financial institutions, if the aggregate value of all of those assets exceeds $50,000 on the last day of the taxable year (and in some circumstances, a higher threshold). This reporting requirement applies to individuals and certain entities. The ADSs may be treated as specified foreign financial assets, and investors may be subject to this information reporting regime. Significant penalties and an extended statute of limitations may apply to a U.S. Holder subject to this reporting requirement that fails to file information reports. Each prospective investor that is a U.S. person should consult its own tax advisor regarding this information reporting obligation.

United Kingdom Tax Considerations

The following is a general summary of certain U.K. tax considerations relating to the ownership and disposal of the ordinary shares or the ADSs and does not address all possible tax consequences relating to an investment in the ordinary shares or the ADSs. It is based on current U.K. tax law and generally published HM Revenue & Customs (or “HMRC”) practice as at the date of this prospectus supplement, both of which are subject to change, possibly with retrospective effect.

Save as provided otherwise, this summary applies only to persons who are resident (and, in the case of individuals, domiciled) in the United Kingdom for tax purposes and who are not resident for tax purposes in any other jurisdiction and do not have a permanent establishment or fixed base in any other jurisdiction with which the holding of the ordinary shares or ADSs is connected (“U.K. Holders”). Persons (a) who are not resident (or, if resident are not domiciled) in the United Kingdom for tax purposes, including those individuals and companies who trade in the

United Kingdom through a branch, agency or permanent establishment in the United Kingdom to which the ordinary shares or the ADSs are attributable, or (b) who are resident or otherwise subject to tax in a jurisdiction outside the United Kingdom, are recommended to seek the advice of professional advisors in relation to their taxation obligations.

This summary is for general information only and is not intended to be, nor should it be considered to be, legal or tax advice to any particular investor. It does not address all of the tax considerations that may be relevant to specific investors in light of their particular circumstances or to investors subject to special treatment under U.K. tax law. In particular:

•	this summary only applies to the absolute beneficial owners of the ordinary shares or the ADSs and any dividends paid in respect of the ordinary shares represented by the ADSs where the dividends are regarded for U.K. tax purposes as that person’s own income (and not the income of some other person);
•	this summary: (a) only addresses the principal U.K. tax consequences for investors who hold the ordinary shares or ADSs as capital assets/investments, (b) does not address the tax consequences that may be relevant to certain special classes of investor such as dealers, brokers or traders in shares or securities and other persons who hold the ordinary shares or ADSs otherwise than as an investment, (c) does not address the tax consequences for holders that are financial institutions, insurance companies, collective investment schemes, pension schemes, charities or tax-exempt organizations, (d) assumes that the holder is not an officer or employee of the Company (or of any related company) and has not (and is not deemed to have) acquired the ordinary shares or ADSs by reason of an office or employment, and (e) assumes that the holder does not control or hold (and is not deemed to control or hold), either alone or together with one or more associated or connected persons, directly or indirectly (including through the holding of the ADSs), an interest of 10% or more in the issued share capital (or in any class thereof), voting power, rights to profits or capital of the Company, and is not otherwise connected with the Company.

This summary further assumes that a holder of ADSs will be treated as the beneficial owner of the underlying ordinary shares for U.K. tax purposes.

POTENTIAL INVESTORS IN THE ADSs SHOULD SATISFY THEMSELVES PRIOR TO INVESTING AS TO THE OVERALL TAX CONSEQUENCES, INCLUDING, SPECIFICALLY, THE CONSEQUENCES UNDER U.K. TAX LAW AND HMRC PRACTICE OF THE ACQUISITION, OWNERSHIP AND DISPOSAL OF THE ORDINARY SHARES OR ADSs, IN THEIR OWN PARTICULAR CIRCUMSTANCES BY CONSULTING THEIR OWN TAX ADVISERS.

Taxation of dividends

Withholding Tax

Dividend payments in respect of the ordinary shares represented by the ADSs may be made without withholding or deduction for or on account of U.K. tax.

Income Tax

Dividends received by individual U.K. Holders will be subject to U.K. income tax on the amount of the dividend paid.

An individual U.K. Holder will be exempt from U.K. income tax (by applying a nil rate of tax) on the first £2,000 of dividend income received by such individual U.K. Holder in a tax year, regardless of the amount of the individual’s other taxable income.

Dividend income in excess of the £2,000 to which the nil rate of tax applies will be taxed at the rate of 7.5% to the extent that the dividend, when treated as the top slice of the relevant U.K. Holder’s income, does not exceed the basic rate income tax limit, at the rate of 32.5% to the extent that the dividend, when treated as the top slice of the relevant U.K. Holder’s income, exceeds the basic rate income tax limit but does not exceed the higher rate income tax limit, and at the rate of 38.1% to the extent that the dividend, when treated as the top slice of the relevant U.K. Holder’s income, exceeds the higher rate income tax limit.

An individual holder of ordinary shares or ADSs who is not a U.K. Holder will not be chargeable to U.K. income tax on dividends paid by the Company, unless such holder carries on (whether solely or in partnership) a trade, profession or vocation in the United Kingdom through a branch or agency in the United Kingdom to which the ordinary shares or ADSs are attributable. In these circumstances, such holder may, depending on his or her individual circumstances, be chargeable to U.K. income tax on dividends received from the Company.

Corporation Tax

A U.K. Holder within the charge to U.K. corporation tax may be entitled to exemption from U.K. corporation tax in respect of dividend payments. If the conditions for the exemption are not satisfied, or such U.K. Holder elects for an otherwise exempt dividend to be taxable, U.K. corporation tax will be chargeable on the gross amount of any dividends. If potential investors are in any doubt as to their position, they should consult their own professional advisers.

A corporate holder of ordinary shares or ADSs that is not a U.K. Holder will not be subject to U.K. corporation tax on dividends received from the Company, unless it carries on a trade in the United Kingdom through a permanent establishment to which the ordinary shares or ADSs are attributable. In these circumstances, such holder may, depending on its individual circumstances and if the exemption from U.K. corporation tax discussed above does not apply, be chargeable to U.K. corporation tax on dividends received from the Company.

Taxation of disposals

U.K. Holders

A disposal or deemed disposal of ordinary shares or ADSs by an individual U.K. Holder may, depending on his or her individual circumstances, give rise to a chargeable gain or to an allowable loss for the purpose of U.K. capital gains tax. The principal factors that will determine the capital gains tax position on a disposal of ordinary shares or ADSs are the extent to which the holder realizes any other capital gains in the tax year in which the disposal is made, the extent to which the holder has incurred capital losses in that or any earlier tax year and the level of the annual allowance for tax-free gains in that tax year (the “annual exemption”). The annual exemption for the 2018/2019 tax year is £11,700. If, after all allowable deductions, an individual U.K. Holder’s total taxable income (which, for the avoidance of doubt, includes any dividend income within the £2,000 nil rate band described above) for the year exceeds the basic rate income tax limit, a taxable capital gain accruing on a disposal of ordinary shares or ADSs will be taxed at 20%. If, after all allowable deductions, an individual U.K. Holder’s total taxable income for the year does not exceed the basic rate income tax limit, and assuming the individual does not have any other taxable capital gains in the tax year that would use up the remaining basic rate allowance, a taxable capital gain accruing on a disposal of ordinary shares or ADSs will be taxed at 10% on an amount that, when treated as the top slice of the relevant U.K. Holder’s income/gains, does not exceed the basic rate income tax limit and at 20% on the remainder.

A disposal of ordinary shares or ADSs by a corporate U.K. Holder may give rise to a chargeable gain or an allowable loss for the purpose of U.K. corporation tax. Such a holder may be entitled to an indexation allowance which applies to reduce capital gains to take account of inflation up to 31 December 2017. The allowance may reduce a chargeable gain but will not create or increase an allowable loss.

Any gains or losses in respect of currency fluctuations over the period of holding the ADSs would also be brought into account on a disposal of ordinary shares or ADSs.

Non-U.K. Holders

An individual holder who is not a U.K. Holder will not be liable to U.K. capital gains tax on capital gains realized on the disposal of his or her ordinary shares or ADSs unless such holder carries on

(whether solely or in partnership) a trade, profession or vocation in the United Kingdom through a branch or agency in the United Kingdom to which the ordinary shares or ADSs are attributable. In these circumstances, such holder may, depending on his or her individual circumstances, be chargeable to U.K. capital gains tax on chargeable gains arising from a disposal of his or her ordinary shares or ADSs.

A corporate holder of ordinary shares or ADSs that is not a U.K. Holder will not be liable for U.K. corporation tax on chargeable gains realized on the disposal of its ordinary shares or ADSs unless it carries on a trade in the United Kingdom through a permanent establishment to which the ordinary shares or ADSs are attributable. In these circumstances, a disposal of ordinary shares or ADSs by such holder may give rise to a chargeable gain or an allowable loss for the purposes of U.K. corporation tax.

Inheritance Tax

If for the purposes of the Taxes on Estates of Deceased Persons and on Gifts Treaty 1978 between the United States and the United Kingdom an individual holder of ordinary shares or ADSs is domiciled in the United States and is not a national of the United Kingdom, any ordinary shares or ADSs beneficially owned by that holder will not generally be subject to U.K. inheritance tax on that holder’s death or on a gift made by that holder during his/her lifetime, provided that any applicable U.S. federal gift or estate tax liability is paid, except where (i) the ordinary shares or ADSs are part of the business property of a U.K. permanent establishment or pertain to a U.K. fixed base used for the performance of independent personal services; or (ii) the ordinary shares or ADSs are comprised in a settlement unless, at the time the settlement was made, the settlor was domiciled in the United States and not a national of the U.K. (in which case no charge to U.K. inheritance tax should apply).

Stamp Duty and Stamp Duty Reserve Tax

Issue and Transfer of Ordinary Shares

No U.K. stamp duty is payable on the issue of the ordinary shares.

Based on current published HMRC practice and recent case law, there should be no U.K. stamp duty reserve tax (“SDRT”) payable on the issue of ordinary shares to a depositary receipt system or a clearance service (for example DTC).

Transfers, other than transfers which are integral to the raising of new capital, of ordinary shares to, or to a nominee or agent for, a person whose business is or includes issuing depositary receipts or to, or to a nominee or agent for, a person whose business is or includes the provision of clearance services, have generally been regarded by HMRC as subject to stamp duty or SDRT at 1.5% of the amount or value of the consideration or, in certain circumstances, the value of the ordinary shares transferred. In practice, this liability for stamp duty or SDRT has in general been borne by such person depositing the relevant shares in the depositary receipt system or clearance service. Recent case law has cast doubt as to whether HMRC’s position regarding transfer to clearance services (and, by extension, depositary systems) is correct. However, HMRC’s publicly stated position as at the date of this document remains as stated above. Transfers of ordinary shares between depositary receipt systems and clearance services will generally be exempt from stamp duty and SDRT.

The transfer on sale of ordinary shares by a written instrument of transfer will generally be liable to U.K. stamp duty at the rate of 0.5% of the amount or value of the consideration for the transfer. The purchaser normally pays the stamp duty.

An agreement to transfer ordinary shares outside a depositary receipt system or a clearance service will generally give rise to a liability on the purchaser to SDRT at the rate of 0.5% of the amount or value of the consideration. Such SDRT is payable on the seventh day of the month following the month in which the charge arises, but where an instrument of transfer is executed and duly stamped before the expiry of a period of six years beginning with the date of that agreement, (i) any SDRT that has not been paid ceases to be payable, and (ii) any SDRT that has been paid may be recovered from HMRC, generally with interest.

Transfer of ADSs

Based on current HMRC published practice, no U.K. stamp duty should be payable on a written instrument transferring an ADS or on a written agreement to transfer an ADS, on the basis that an ADS is not regarded as “stock” or a “marketable security” for U.K. stamp duty purposes.

No SDRT will be payable on an agreement to transfer an ADS, as an ADS is not considered a “chargeable security” for the purposes of SDRT.

UNDERWRITERS

The Company and the underwriters named below have entered into an underwriting agreement with respect to the ADSs being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of ADSs, each representing 12 ordinary shares, par value £0.001 per share, of the Company, or “ordinary shares”, indicated in the following table. Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC are the representatives of the underwriters.

Underwriters	Number of ADSs
Goldman Sachs & Co. LLC
Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC
Cowen and Company, LLC
Total

The underwriters are committed to take and pay for all of the ADSs being offered, if any are taken, other than the ADSs covered by the option described below unless and until this option is exercised. The offering of the ADSs by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriters have an option to buy up to an additional $45,000,000 of ADSs from the Company. They may exercise that option for 30 days. If any ADSs are purchased pursuant to this option, the underwriters will severally purchase ADSs in approximately the same proportion as set forth in the table above.

The following table shows the per ADS and total underwriting discounts and commissions to be paid to the underwriters by the Company. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase $45,000,000 of additional ADSs.

Paid by the Company	No Exercise	Full Exercise
Per ADS	$	$
Total	$	$

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $1,050,000. We have agreed to reimburse the underwriters for expenses relating to clearance of this offering with the Financial Industry Regulatory Authority up to $15,000.

We will bear all costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus supplement, including, without limitation, blue sky registration and filing fees, and fees and expenses of our counsel and accountants. The underwriters have agreed to reimburse us for certain expenses related to this offering.

ADSs sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any ADSs sold by the underwriters to securities dealers may be sold at a discount of up to $       per ADS from the initial public offering price. After the initial offering of the ADSs, the representatives may change the offering price and the other selling terms. The offering of the ADS by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We, and all our directors and executive officers, have agreed that, without the prior written consent of Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, on behalf of the underwriters, we and they will not, during the period ending 90 days after the date of this prospectus supplement (the “restricted period”):

•	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any ordinary shares or ADSs or any securities convertible into or exercisable or exchangeable for ordinary shares or ADSs; or
•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ordinary shares or ADSs.

Whether any such transaction described above is to be settled by delivery of ADSs or such other securities, in cash or otherwise. In addition, we and each such person agree that, without the prior written consent of Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, on behalf of the underwriters, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any ordinary shares or ADSs or any security convertible into or exercisable or exchangeable for ordinary shares or ADSs.

The restrictions described in the immediately preceding paragraph to do not apply to:

•	sales by certain of our directors and executive officers of up to approximately 25,500 ADSs in the aggregate;
•	transactions by any persons other than us relating to the ordinary shares, ADSs or other securities acquired in open market transactions after the completion of the offering, provided that no filing under Section 16(a) of the Exchange Act, is required or voluntarily made during the restricted period in connection with subsequent sales of ordinary shares, ADSs or other securities acquired, in such open market transactions;
•	transfers of ordinary shares, ADSs or any security convertible into ordinary shares or ADSs as a bona fide gift or charitable contribution;
•	transfers to any member of the immediate family of the transferee or any trust or pension plan scheme for the direct or indirect benefit of the transferee or the immediate family of the transferee (for the purposes of this section, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);
•	transfers to the transferee’s affiliates or to any investment fund or other entity controlled or managed by the transferee;
•	distributions of ordinary shares, ADSs or any security convertible into ordinary shares or ADSs to limited partners, members or shareholders of the transferee;
•	exercises of warrants for ordinary shares, provided that any ordinary shares received in connection with the exercise of warrants is subject to the terms of the lock-up agreement;
•	transfers of ADSs or ordinary shares to us in connection with the cashless exercise of options that would otherwise expire, other than a “broker-assisted” cashless exercise; provided that any ADSs or ordinary shares received in connection with the cashless exercise of options is subject to the terms of the lock-up agreement;
•	the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ADSs or ordinary shares, provided that such plan does not provide for the transfer of ADSs or ordinary shares during the restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan is required or voluntarily made by or on behalf of the transferee during the restricted period; or
•	the sale of ADSs by us to the underwriters.

provided that in the case of any transfer or distribution pursuant to the fourth, fifth, sixth, seventh and ninth clauses above, (i) the transferee agrees to sign and deliver a lock-up agreement substantially in the form of the lock-up agreement described above and (ii) no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of our ordinary shares or ADSs is required or voluntarily made during the restricted period.

Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, in their sole discretion, may release the ADSs and other securities subject to the lock-up agreements described above in whole or in part at any time.

In connection with the offering, the underwriters may purchase and sell ADSs in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of ADSs than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional ADSs for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional ADSs or purchasing ADSs in the open market. In determining the source of ADSs to cover the covered short position, the underwriters will consider, among other things, the price of ADSs available for purchase in the open market as compared to the price at which they may purchase additional ADSs pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional ADSs for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing ADSs in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ADSs in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of ADSs made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased ADSs sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the company’s ADSs, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the ADSs. As a result, the price of the ADSs may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the Nasdaq Global Market, in the over-the-counter market or otherwise.

Selling Restrictions

Canada

The ADSs may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ADSs must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of our ADSs may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of our ADSs may be made at any time under the following exemptions under the Prospectus Directive:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;
•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the underwriters for any such offer;
•	in any other circumstances falling within Article 3(2) of the Prospectus Directive; or
•	provided that no such offer of our ADSs shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to our ADSs in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our ADSs to be offered so as to enable an investor to decide to purchase our ADSs, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC as amended, including by Directive 2010/73/EU, and includes any relevant implementing measure in the Relevant Member State.

This European Economic Area selling restriction is in addition to any other selling restriction set out below.

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”) received by it in connection with the issue or sale of the ADSs in circumstances in which Section 21(1) of the FSMA does not apply to us; and
(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the ADSs in, from or otherwise involving the United Kingdom.

This document, in so far as it constitutes an invitation or inducement to engage in investment activity (within the meaning of section 21 FSMA) in connection with the securities which are the subject of the offering contemplated by this document, our ordinary shares or otherwise, is being directed only at (i) persons who are outside the United Kingdom or (ii) persons who have professional experience in matters relating to investments who fall within Article 19(5) (“Investment professionals”) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) certain high value persons and entities who fall within Article 49(2)(a) to (d) (“High net worth companies, unincorporated associations etc.”) of the Order; or (iv) any other person to whom it may lawfully be communicated (all such persons in (i) to (iv) together being referred to as “relevant persons”). The ADSs are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such ADSs will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents. The communication of this document or any such invitation or inducement to any persons other than relevant persons is unauthorized and may contravene FSMA.

No approved prospectus relating to the matters in this document has been made available to the public in the United Kingdom and, accordingly, the securities which are the subject of the offering contemplated by this document may not be, and will not be, offered in the United Kingdom except in circumstances which will not result in there being an offer to the public in the United Kingdom (other than an offer falling within Section 86 FSMA).

Switzerland

The securities will not be distributed or offered, directly or indirectly, to the public in Switzerland and this document may not be publicly distributed or otherwise made publicly available in Switzerland. This document does not constitute a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.

Dubai

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The securities to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the

Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest

(howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(b)	where no consideration is or will be given for the transfer;
(c)	where the transfer is by operation of law;
(d)	as specified in Section 276(7) of the SFA; or
(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

LEGAL MATTERS

The validity of our ordinary shares and certain matters governed by English law will be passed on for us by Mayer Brown International LLP, our English counsel. The validity of the ADSs and certain other matters governed by U.S. federal and New York state law will be passed on for us by Mayer Brown LLP, our U.S. counsel. Certain legal matters in connection with this offering will be passed on for the underwriters by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., and Edwin Coe LLP, counsel for the underwriters.

EXPERTS

The financial statements incorporated into this Prospectus by reference from GW Pharmaceuticals plc’s Annual Report on Form 20-F for the year ended September 30, 2017 and the effectiveness of GW Pharmaceuticals plc’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers until October 1, 2018. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. After October 1, 2018, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to domestic issuers, and in accordance therewith will file annual, quarterly and current reports, proxy statements and other information with the SEC.

The SEC also maintains an Internet website at http://www.sec.gov that contains reports, proxies, information statements and other material that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) system and filed electronically with the SEC.

We will furnish to Citibank, N.A., as depositary bank of our ADSs, our annual, semi-annual and quarterly reports, as applicable. When the depositary bank receives these reports, it will upon our request promptly provide them to all holders of record of ADSs or otherwise make such reports available to such ADS holders in accordance with the terms of the deposit agreement. We will also furnish the depositary bank with all notices of shareholders’ meetings and other reports and communications in English that we make available to our shareholders. The depositary bank will make these notices, reports and communications available to holders of ADSs and will upon our request mail to all holders of record of ADSs the information contained in any notice of a shareholders’ meeting it receives.

Our ADSs are quoted on the Nasdaq Global Market under the symbol “GWPH”. You may inspect certain reports and other information concerning us at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

Information about us is also available on our website at http://www.gwpharm.com. Such information on our website is not part of this prospectus supplement.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which is incorporated or deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

The following documents filed with the SEC are incorporated in this prospectus supplement by reference:

1)	Our annual report on Form 20-F for the year ended September 30, 2017 (File No. 001-35892) which we filed with the SEC on December 4, 2017;
2)	Our Unaudited Condensed Consolidated Interim Financial Statements as of December 31, 2017, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (excluding the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation — Liquidity and Capital Resources — Guidance”) and Financial and Operational Results for the First Quarter Ending December 31, 2017 as filed as Exhibit 99.1, on Form 6-K filed with the SEC on February 5, 2018;
3)	Our Unaudited Condensed Consolidated Interim Financial Statements as of March 31, 2018, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (excluding the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation — Liquidity and Capital Resources — Guidance”) and Financial and Operational Results for the Second Quarter Ending March 31, 2018 as filed as Exhibits 99.1, 99.2 and 99.3, respectively, on Form 6-K filed with the SEC on May 8, 2018;
4)	Our Unaudited Condensed Consolidated Interim Financial Statements as of June 30, 2018, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (excluding the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation — Liquidity and Capital Resources — Guidance”) and Financial and Operational Results for the Third Quarter Ending June 30, 2018 as filed as Exhibits 99.1, 99.2 and 99.3, respectively, on Form 6-K filed with the SEC on August 7, 2018; and
5)	The descriptions of our ordinary shares and ADSs contained in our Registration Statement on Form 8-A filed with the SEC on April 26, 2013 and any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference in this prospectus supplement all subsequent annual reports filed with the SEC on Form 20-F and/or Form 10-K under the Exchange Act and those of our reports submitted to the SEC on Form 6-K and/or that we specifically identify in such form as being incorporated by reference in this prospectus supplement after the date hereof and prior to the completion of an offering of securities under this prospectus supplement.

In addition, all reports and other documents filed or submitted by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of an offering pursuant to this prospectus supplement shall be deemed to be incorporated by reference in this prospectus supplement and to be part of this prospectus supplement from the date of filing or submission of such reports and documents.

You may also obtain copies of these documents free of charge by contacting us at the following address or telephone number set forth below:

GW Pharmaceuticals plc
Sovereign House, Vision Park,
Histon Cambridge,
CB24 9BZ
United Kingdom
Telephone number (44) 1223 266-800

PROSPECTUS

GW PHARMACEUTICALS PLC
(Incorporated in England and Wales)

American Depositary Shares
Representing Ordinary Shares

Debt Securities

We may offer from time to time the securities described in this prospectus, either individually or in any combination, in one or more offerings at prices and on terms that will be determined at the time of the offering.

We may offer and sell these securities on a continuous or delayed basis to or through one or more underwriters, dealers and agents, or directly to purchasers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

This prospectus relates to the proposed sale from time to time by us or any selling shareholder of our American Depositary Shares, or ADSs. Each ADS represents 12 ordinary shares, par value £0.001 per share. We will not receive any proceeds from ADSs sold by any selling shareholder.

Our ADSs are listed on the Nasdaq Global Market under the symbol “GWPH”. On April 13, 2017, the last reported sale price of our ADSs was $117.07 per ADS. We will provide information in any applicable prospectus supplement regarding any listing of securities other than our ADSs on any securities exchange.

This prospectus describes the general terms of the securities we may offer and the general manner in which we may offer these securities. We will provide the specific terms of any offering of securities in one or more supplements to this prospectus. Such prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporate by reference, before you invest.

This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

Investing in our securities involves risks. See “Risk Factors” beginning on page 7 of this prospectus, as well as other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement before deciding to invest in these securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 17, 2017.

i

ABOUT THIS PROSPECTUS

This prospectus relates to the sale of our ordinary shares in the form of ADSs and debt securities, either individually or in any combination.

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf process, we or certain of our shareholders may sell the securities described in this prospectus from time to time in the future in one or more offerings.

This prospectus only provides you with a general description of the securities we or any selling shareholder may offer. Each time we or a selling shareholder offers securities pursuant to this prospectus, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add to, update or change information contained in this prospectus. Accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any prospectus supplement. You should carefully read both this prospectus and any accompanying prospectus supplement, together with the information incorporated by reference and any other offering materials. See “Where You Can Find More Information” and “Incorporation of Information by Reference.”

In this prospectus, “GW Pharma,” the “Group,” the “Company,” “we,” “us” and “our” refer to GW Pharmaceuticals plc and its consolidated subsidiaries, except where the context otherwise requires. All references in this prospectus to “$” are to U.S. dollars, all references to “£” are to pounds sterling and all references to “€” are to Euros. Epidiolex® and Sativex® are registered trademarks of GW Pharmaceuticals plc.

We have not authorized anyone to provide any information other than that contained in this prospectus, any applicable prospectus supplement or in any free writing prospectus prepared by or on behalf of us to which we have referred you. We have not authorized any other person to provide you with different information. We take no responsibility for, and provide no assurances as to the reliability of, any other information that others may give you.

You should assume that the information in this prospectus, any applicable prospectus supplement, any document incorporated by reference herein or therein, and any free writing prospectus prepared by or on behalf of us to which we have referred you is accurate only as of the respective date on the front of the applicable document, regardless of the time of delivery. Our business, financial condition, results of operations and prospects may have changed since that date.

We are not making an offer to sell or a solicitation of an offer to buy any securities described herein in any jurisdiction in which an offer or solicitation is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and current reports and other information with the SEC under the Securities Exchange Act of 1934, as amended. You may review a copy of any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC.

We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers and under those requirements we file reports with the SEC. Those reports may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act.

Our ADSs are quoted on the Nasdaq Global Market under the symbol “GWPH.” We will furnish to Citibank, N.A., as depositary bank of our ADSs, our annual and semi-annual reports. When the depositary bank receives these reports, it will upon our request promptly provide them to all holders of record of ADSs or otherwise make such reports available to such ADS holders in accordance with the terms of the deposit agreement. We will also furnish the depositary bank with all notices of shareholders’ meetings and other reports and communications in English that we make available to our shareholders. The depositary bank will make these notices, reports and communications available to holders of ADSs and will upon our request mail to all holders of record of ADSs the information contained in any notice of a shareholders’ meeting it receives.

We also make available free of charge on our corporate website at www.gwpharm.com (in the “Investors” section) copies of materials we file with, or furnish to, the SEC. By referring to our corporate website, www.gwpharm.com, we do not incorporate any such website or its contents into this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus and any accompanying prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated or deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

The following documents filed with the SEC are incorporated in this prospectus by reference:

(1)	Our annual report on Form 20-F for the year ended September 30, 2016, which we filed with the SEC on December 5, 2016;
(2)	Our interim report for the period ended December 31, 2016 on Form 6-K filed with the SEC on February 7, 2017 (excluding exhibits thereto); and
(3)	The descriptions of our ordinary shares and ADSs contained in our Registration Statement on Form 8-A filed with the SEC on April 26, 2013 and any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference in this prospectus all subsequent annual reports filed with the SEC on Form 20-F under the Exchange Act and those of our reports submitted to the SEC on Form 6-K that we specifically identify in such form as being incorporated by reference in this prospectus after the date hereof and prior to the completion of an offering of securities under this prospectus.

In addition, all reports and other documents filed or submitted by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of an offering pursuant to this prospectus shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date of filing or submission of such reports and documents.

You may also obtain copies of these documents free of charge by contacting us at the following address or telephone number set forth below:

GW Pharmaceuticals plc
Sovereign House, Vision Park, Histon
Cambridge, CB24 9BZ
United Kingdom
(44) 1223 266800

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein and any related prospectus supplement, contains forward-looking statements that are based on our current expectations, assumptions, estimates and projections about us and our industry. All statements other than statements of historical fact in this prospectus, the documents incorporated by reference and any related prospectus supplement, are forward-looking statements.

These forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that could cause our actual results of operations, financial condition, liquidity, performance, prospects, opportunities, achievements or industry results, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or suggested by, these forward-looking statements. These forward-looking statements are based on assumptions regarding our present and future business strategies and the environment in which we expect to operate in the future. Important factors that could cause those differences include, but are not limited to:

•	the inherent uncertainty of product development;
•	manufacturing and commercialization;
•	our ability to submit and maintain investigational new drug applications and non-disclosure agreements, or NDAs, with the FDA, including our planned submission of our NDA for Epidiolex in mid-2017;
•	our ability to successfully design, commence and complete clinical trials;
•	patents, including, but not limited to, oppositions and legal challenges;
•	government regulation and approval, including, but not limited to, the expected timing of potential regulatory approval dates for Epidiolex;
•	future revenue being lower than expected;
•	the level of pricing and reimbursement for our products and product candidates, if approved;
•	increasing competitive pressures in our industry;
•	general economic conditions or conditions affecting demand for the products offered by us in the markets in which we operate, both domestically and internationally, being less favorable than expected;
•	currency fluctuations and hedging risks;
•	worldwide economic and business conditions and conditions in the industry in which we operate;
•	our relationships with our customers and suppliers;
•	increased competition from other companies in the industry in which we operate;
•	changing technology;
•	claims for personal injury or death arising from the use of products and product candidates produced by us;
•	the occurrence of accidents or other interruptions to our production processes;
•	changes in our business strategy or development plans, and our expected level of capital expenses;
•	our ability to attract and retain qualified personnel, including with respect to our preparation for potential commercialization of Epidiolex;
•	regulatory, environmental, legislative and judicial developments;
•	our intention not to pay dividends; and
•	factors that are not known to us at this time.

Additional factors that could cause actual results, financial condition, liquidity, performance, prospects, opportunities, achievements or industry results to differ materially include, but are not limited to, those discussed under “Risk Factors” or elsewhere in this prospectus or in the documents incorporated by reference herein. Additional risks that we may currently deem immaterial or that are not presently known to us could also cause the forward-looking events discussed in this prospectus not to occur. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar words are intended to identify estimates and forward-looking statements. Estimates and forward-looking statements speak only at the date they were made, and we undertake no obligation to update or to review any estimate and/or forward-looking statement because of new information, future events or other factors. Estimates and forward-looking statements involve risks and uncertainties and are not guarantees of future performance. Our future results may differ materially from those expressed in these estimates and forward-looking statements. In light of the risks and uncertainties described above, the estimates and forward-looking statements discussed in this prospectus might not occur and our future results and our performance may differ materially from those expressed in these forward-looking statements due to, inclusive of, but not limited to, the factors mentioned above. Because of these uncertainties, you should not make any investment decision based on these estimates and forward-looking statements.

NOTE REGARDING EXPANDED ACCESS STUDIES

The expanded access studies we are currently supporting are uncontrolled, carried out by individual physician investigators independent from us, and not always conducted in strict compliance with Good Clinical Practices, all of which can lead to an observed treatment effect that may differ from one seen in placebo-controlled trials. Data from these studies provide only anecdotal evidence of efficacy for regulatory review, although they may provide supportive safety information for regulatory review. These studies contain no control or comparator group for reference and are not designed to be aggregated or reported as study results. Moreover, data from such small numbers of patients may be highly variable. Such information, including the statistical principles that the independent investigators have chosen to apply to the data, may not reliably predict results achieved after systematic evaluation of the efficacy in company-sponsored clinical trials or evaluated via other statistical principles that may be applied in these trials. Reliance on such information may lead to Phase 2 and/or Phase 3 clinical trials that are not adequately designed to demonstrate efficacy and could delay or prevent our ability to seek approval of Epidiolex. Physicians conducting these studies may use Epidiolex in a manner inconsistent with GW’s protocols, including in children with conditions different from those being studied in GW-sponsored trials. Any adverse events or reactions experienced by subjects in the expanded access program may be attributed to Epidiolex and may limit our ability to obtain regulatory approval with labeling that we consider desirable, or at all.

THE COMPANY

We are a biopharmaceutical company focused on discovering, developing and commercializing novel therapeutics from our proprietary cannabinoid product platform in a broad range of disease areas. In our 18 years of operations, we have established a world leading position in the development of plant-derived cannabinoid therapeutics through our proven drug discovery and development processes, our intellectual property portfolio and our regulatory and manufacturing expertise. Our lead cannabinoid product candidate is Epidiolex, a liquid formulation of pure plant-derived cannabidiol, or CBD, for which we retain global commercial rights, and which is in development for a number of rare childhood-onset epilepsy disorders. We received Orphan Drug Designation from the U.S. Food and Drug Administration, or FDA, for Epidiolex for the treatment of Dravet syndrome, Lennox-Gastaut syndrome, or LGS, Tuberous Sclerosis Complex, or TSC, and Infantile Spasms, or IS, each of which are severe infantile-onset, drug-resistant epilepsy syndromes. Additionally, we have received Fast Track Designation from the FDA and Orphan Designation from the European Medicines Agency, or EMA, for Epidiolex for the treatment of Dravet syndrome. In March 2016, we reported positive results from the first pivotal Phase 3 trial of Epidiolex in Dravet syndrome. In June 2016, we reported positive results from the first pivotal Phase 3 trial of Epidiolex in LGS. In July 2016, we held a positive pre-NDA meeting with the FDA to discuss pre-clinical and clinical aspects of the proposed New Drug Application, or NDA, for Epidiolex. In November, we held a positive CMC pre-NDA meeting. We expect to submit a NDA to the FDA in mid-2017 for Epidiolex in both Dravet syndrome and LGS. We are also building an experienced commercial team in the United States in preparation for the potential future launch of Epidiolex.

We have a deep pipeline of additional cannabinoid product candidates with an increasing focus on orphan pediatric neurologic conditions. Our pipeline includes cannabidivarin, or CBDV, which is in Phase 2 development in the field of epilepsy and is also being researched within the field of autism spectrum disorders, or ASD. In addition, we have received Orphan Drug Designation and Fast Track Designation from the FDA for intravenous CBD for the treatment of Neonatal Hypoxic Ischemic Encepholapthy, or NHIE, which entered Phase 1 development in the fourth quarter of 2016.

Corporate Information

Our registered and principal executive offices are located at Sovereign House, Vision Park, Chivers Way, Histon, Cambridge, CB24 9BZ, United Kingdom, our general telephone number is (44) 1223 266-800 and our internet address is http://www.gwpharm.com. Our website and the information contained on or accessible through our website are not part of this document. Our agent for service of process in the United States is Greenwich Biosciences, Inc., 5750 Fleet Street, Suite 200, Carlsbad, California, 92008. Since May 1, 2013, our ADSs, which represent 12 ordinary shares each, have been listed on the Nasdaq Global Market, or Nasdaq, under the symbol “GWPH.”

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to purchase our securities, you should carefully consider the risk factors incorporated by reference from our most recent Annual Report on Form 20-F and the other information contained in this prospectus or any applicable prospectus supplement, as updated by those subsequent filings with the SEC under the Securities Exchange Act of 1934, as amended, that are incorporated herein by reference. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline, in which case you may lose all or part of your investment. For more information see “Where You Can Find More Information” and “Incorporation of Information by Reference.”

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we currently intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes. Accordingly, we will have significant discretion in the use of any net proceeds. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities. Unless otherwise indicated in an accompanying prospectus supplement, we will not receive any of the proceeds from the sale of ADSs by any selling shareholder.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the three months ended December 31, 2016, and each of the five fiscal years ended September 30, 2016:

	Three Months Ended December 31, 2016		Year End September 30, 2016		Year End September 30, 2015		Year End September 30, 2014		Year End September 30, 2013		Year End September 30, 2012
Ratio(1)	N/A	(2)	N/A	(2)	N/A	(2)	N/A	(2)	N/A	(2)	1,243

(1)	For purposes of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and fixed charges less capitalized interest. Fixed charges consist of interest expense related to continuing operations and estimated interest portion of rent expense related to continuing operations.
(2)	Earnings for the three months ended December 31, 2016 and for the years ended September 30, 2013, 2014, 2015 and 2016 were not sufficient to cover fixed charges. Earnings are insufficient by a total of approximately £18.4 million for the three months ended December 31, 2016, £10.4 million for the year ended September 30, 2013, £19.9 million for the year ended September 30, 2014, £57.7 million for the year ended September 30, 2015 and £86.8 million for the year ended September 30, 2016. As a result, the ratio of earnings to fixed charges has not been presented for any of these periods. For further information, see the Statement Regarding Calculation of Ratios, which is included as an exhibit to the registration statement of which this prospectus is a part.

DESCRIPTION OF SHARE CAPITAL

The following describes our issued share capital, summarizes the material provisions of our articles of association and highlights certain differences in corporate law in the United Kingdom and the United States. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our articles of association, copies of which have been filed with the SEC. Holders of ADSs will be able to exercise their rights with respect to the ordinary shares underlying the ADSs only in accordance with the terms of the deposit agreement. See “Description of American Depositary Shares” for more information.

Issued Share Capital

Our issued share capital as of the date of this prospectus is 303,943,436 ordinary shares, par value £0.001 per share. Each issued ordinary share is fully paid.

Ordinary Shares

The holders of ordinary shares are entitled to receive, in proportion to the number of ordinary shares held by them and according to the amount paid up on such ordinary shares (excluding amounts paid up in advance of a call) during any portion or portions of the period in respect of which the dividend is paid, all of our profits paid out as dividends. Holders of ordinary shares are entitled, in proportion to the number of ordinary shares held by them and to the amounts paid up thereon, to share in any surplus in the event of the winding up of our company. The holders of ordinary shares are entitled to receive notice of, attend either in person or by proxy or, being a corporation, by a duly authorized representative, and vote at general meetings of shareholders.

As of December 31, 2016, there were options to purchase 9,100,437 ordinary shares outstanding. All options granted are exercisable at the market value on the date of the grant, with the exception of options issued under our Long Term Incentive Plan, which are issued with an exercise price equivalent to the par value of the shares under option. The vesting period for all options granted is three years from the date of grant and the options lapse after ten years.

Our Articles of Association

Shares and rights attaching to them

General

All ordinary shares have the same rights and rank pari passu in all respects. We may issue shares with such preferred, deferred or other rights, or such restrictions, whether in relation to dividends, returns of capital, voting or otherwise, as we may determine by ordinary resolution (or, failing any such determination, as the directors may determine).

Voting rights

Without prejudice to any special rights, privileges or restrictions as to voting attached to any shares forming part of our share capital from time to time, the voting rights of shareholders are as follows. On a show of hands, each shareholder present in person, and each duly authorized representative present in person of a shareholder that is corporation, has one vote. On a show of hands, each proxy present in person who has been duly appointed by one or more shareholders has one vote but a proxy has one vote for and one vote against a resolution if, in certain circumstances, the proxy is instructed by more than one shareholder to vote in different ways on a resolution. On a poll, each shareholder present in person or by proxy or (being a corporation) by a duly authorized representative has one vote for each share held by the shareholder. We are prohibited (to the extent specified by the Companies Act 2006) from exercising any rights to attend or vote at meetings in respect of any shares held by it as treasury shares.

Restrictions on voting where sums overdue on shares

None of our shareholders shall be entitled to vote at any general meeting or at any separate class meeting in respect of any share held by him unless all calls or other sums payable by him in respect of that share have been paid.

The directors may from time to time make calls on shareholders in respect of any moneys unpaid on their shares, whether in respect of nominal value of the shares or by way of premium. Shareholders are required to pay called amounts on shares subject to receiving at least 14 clear days’ notice specifying the time and place for payment. If a shareholder fails to pay any part of a call, the directors may serve further notice naming another day not being less than 14 clear days from the date of the further notice requiring payment and stating that in the event of non-payment the shares in respect of which the call was made will be liable to be forfeited. Subsequent forfeiture requires a resolution by the directors.

Dividends

We may by ordinary resolution declare dividends out of our profits available for distribution in accordance with the respective rights of shareholders but no such dividend shall exceed the amount recommended by the directors. If, in the opinion of the directors, our profits available for distribution justify such payments, the directors may pay fixed dividends payable on any of our shares with preferential rights, half-yearly or otherwise, on fixed dates and from time to time pay interim dividends to the holders of any class of shares. Subject to any special rights attaching to or terms of issue of any shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. No dividend shall be payable to us in respect of any shares held by us as treasury shares.

We may, upon the recommendation of the directors, by ordinary resolution, direct payment of a dividend wholly or partly by the distribution of specific assets.

All dividends unclaimed may be invested or otherwise used at the directors’ discretion for our benefit until claimed (subject as provided in the articles of association), and all dividends unclaimed after a period of 12 years from the date when such dividend became due for payment shall be forfeited and shall revert to us.

The directors may, if so authorized by ordinary resolution passed at any general meeting, offer any holders of the ordinary shares the right to elect to receive in lieu of that dividend an allotment of ordinary shares credited as fully paid.

We may cease to send any check or warrant by mail or may stop the transfer of any sum by any bank or other funds transfer system for any dividend payable on any of our shares, which is normally paid in that manner on those shares if in respect of at least two consecutive dividends the checks or warrants have been returned undelivered or remain uncashed or the transfer has failed and reasonable inquiries made by us have failed to establish any new address of the holder.

We or the directors may specify a “record date” on which persons registered as the holders of shares shall be entitled to receipt of any dividend.

Distribution of assets on winding up

Subject to any special rights attaching to or the terms of issue of any shares, on any winding up of the Company our surplus assets remaining after satisfaction of our liabilities will be distributed among our shareholders in proportion to their respective holdings of shares and the amounts paid up on those shares.

On any winding up of the Company (whether the liquidation is voluntary, under supervision or by the Court), the liquidator may with the authority of a special resolution of the Company and any other sanction required by any relevant legislation, divide among our shareholders (excluding the Company itself to the extent that it is a shareholder by virtue of its holding any shares or treasury shares) in specie or in kind the whole or any part of our assets (subject to any special rights attached to any shares issued by us in the future) and may for that purpose set such value as he deems fair upon any one or more class or classes of property and may determine how that division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may, with that sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the shareholders as he with the relevant authority determines, and the liquidation of the Company may be closed and the Company dissolved, but so that no shareholders shall be compelled to accept any shares or other property in respect of which there is a liability.

Variation of rights

The rights or privileges attached to any class of shares may (unless otherwise provided by the terms of the issue of the shares of that class) be varied or abrogated with the consent in writing of the holders of three-fourths in nominal value of the issued shares of that class (excluding any shares of that class held as treasury shares) or with the sanction of a special resolution passed at a separate general meeting of the shareholders of that class, but not otherwise.

Transfer of shares

All of our shares are in registered form and may be transferred by a transfer in any usual or common form or any form acceptable to the directors. All transfers of uncertificated shares shall be made in accordance with and subject to the provisions of the Uncertificated Securities Regulations 2001 and the facilities and requirements of a relevant system and subject thereto in accordance with any arrangements made by the directors.

The directors may decline to register a transfer of a share that is:

•	not fully paid or on which we have a lien provided that, where any such share is admitted to trading on the London Stock Exchange that discretion may not be exercised in such a way as to prevent dealings in shares of that class from taking place on an open and proper basis;
•	(except where uncertificated shares are transferred without a written instrument) not lodged duly stamped at our registered office or at such other place as the directors may appoint;
•	(except where a certificate has not been issued) not accompanied by the certificate of the share to which it relates or such other evidence reasonably required by the directors to show the right of the transferor to make the transfer;
•	in respect of more than one class of share; or
•	in the case of a transfer to joint holders of a share, the number of joint holders to whom the share is to be transferred exceeds four.

Capital variations

We may by ordinary resolution, consolidate and divide all or any of our share capital into shares of a larger nominal amount than our existing shares or subdivide our shares, or any of them, into shares of a smaller amount than our existing shares. By special resolution confirmed by the court, we may reduce our share capital, any capital redemption reserve fund or any share premium account. We may redeem or purchase any of our own shares as described in “— Other UK law considerations — Purchase of own shares.”

Pre-emption rights

There are no rights of pre-emption under our articles of association in respect of transfers of issued ordinary shares. In certain circumstances, our shareholders may have statutory pre-emption rights under the Companies Act 2006 in respect of the allotment of new shares in the Company as described in “— Differences in Corporate Law — Pre-emptive rights.” These statutory pre-emption rights would require us to offer new shares for allotment to existing shareholders on a pro rata basis before allotting them to other persons. In such circumstances, the procedure for the exercise of such statutory pre-emption rights would be set out in the documentation by which such ordinary shares would be offered to our shareholders.

Directors

Number

Unless and until we in a general meeting of our shareholders otherwise determine, the number of directors shall not be subject to any maximum but shall not be less than two.

Borrowing powers

Under our directors’ general power to manage our business, our directors may exercise all the powers of the Company to borrow money and to mortgage or charge our undertaking, property and uncalled capital or parts thereof and to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

Directors’ interests and restrictions

(a) The board may, in accordance with our articles of association and the requirements of the Companies Act 2006, authorize a matter proposed to us which would, if not authorized, involve a breach by a director of his duty under section 175 of the Companies Act 2006, to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with our interests. A director is not required, by reason of being a director, to account to the Company for any remuneration or other benefit which he derives from a relationship involving a conflict of interest or possible conflict of interest which has been authorized by the board.

(b) Provided that he has disclosed to the directors the nature and extent of any interest of his, a director may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is interested and he may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any subsidiary of the Company or in other body corporate in which the Company is interested and that director shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate; and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

(c) A director shall not vote at a meeting of the directors in respect of any transaction or arrangement in which he has an interest (together with any person connected with him within the meaning of section 252 of the Companies Act 2006), other than (i) an interest arising solely through interest in shares or debentures or other securities of the Company, (ii) where permitted by the terms of any authorization of a conflict of interest or by an ordinary resolution, or (iii) in the circumstances set out in paragraph (d) below, and shall not be counted in the quorum at a meeting in relation to any resolution on which his is not entitled to vote.

(d) A director shall be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters:

(i) a guarantee, security or indemnity by or to the director in respect of an obligation of the Company or any of its subsidiaries;

(ii) subscription, or an agreement to subscribe, for shares or other securities of us or any of our subsidiaries, or to underwrite, sub-underwrite or guarantee an offer of any such shares or securities by us or any of our subsidiaries for subscription, purchase or exchange;

(iii) arrangements pursuant to which benefits are made available to employees and directors or former employees and directors of us or any of our subsidiaries which do not provide special benefits for directors or former directors;

(iv) the purchase or maintenance of insurance which we are empowered to purchase or maintain for any person who is a director or other officer of us under which he may benefit;

(v) the giving to a director of an indemnity against liabilities incurred or to be incurred by that director in the execution and discharge of his duties;

(vi) the provision to a director of funds to meet expenditure incurred or to be incurred by that director in defending criminal or civil proceedings or otherwise enabling him to avoid incurring that expenditure; or

(vii) proposals concerning any other company in which the director is interested, directly or indirectly and whether as an officer or shareholder or otherwise, provided that he (together with persons connected with him) does not to his knowledge hold an interest in shares representing one percent or more of the issued shares of any class of such company (or of any third company through which his interest is derived) or of the voting rights available to shareholders of the relevant company;

(e) Where proposals are under consideration to appoint two or more directors to offices or employments with us or with any company in which we are interested or to fix or vary the terms of such appointments, such proposals may be divided and considered in relation to each director separately and in such case each of the directors concerned (if not debarred from voting for another reason) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

(f) If any question shall arise at any meeting as to the materiality of a director’s interest or as to the entitlement of any director to vote or count in the quorum and such question is not resolved by his agreeing voluntarily to abstain from voting, such question shall be referred to the chairman of the meeting (or where the interest concerns the chairman himself to the deputy chairman of the meeting) and his ruling in relation to any director shall be final and conclusive except in a case where the nature or extent of the interests of the director concerned have not been disclosed fairly.

Remuneration

(a) Each of the directors may (in addition to any amounts payable under paragraph (b) and (c) below or under any other provision of our articles of association) be paid out of the funds of the Company such sum by way of directors’ fees as the directors may from time to time determine.

(b) Any director who is appointed to hold any employment or executive office with us or who, by our request, goes or resides abroad for any purposes of the Company or who otherwise performs services which in the opinion of the directors are outside the scope of his ordinary duties may be paid such additional remuneration (whether by way of salary, commission, participation in profits or otherwise) as the directors (or any duly authorized committee of the directors) may determine and either in addition to or in lieu of any remuneration provided for by or pursuant to any other Article.

(c) Each director may be paid his reasonable travelling expenses (including hotel and incidental expenses) of attending and returning from meetings of the directors or committees of the directors or general meetings or any separate meeting of the holders of any class of our shares or any other meeting which as a director he is entitled to attend and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company’s business or in the discharge of his duties as a director.

Pensions and other benefits

The directors may exercise all the powers of the Company to provide benefits, either by the payment of gratuities or pensions or by insurance or in any other manner whether similar to the foregoing or not, for any director or former director, or any person who is or was at any time employed by, or held an executive or other office or place of profit in, the Company or any body corporate which is or has been a subsidiary of the Company or a predecessor of the business of the Company or of any such subsidiary and for the families and persons who are or were a dependent of any such persons and for the purpose of providing any such benefits contribute to any scheme trust or fund or pay any premiums.

Appointment and retirement of directors

(a) The directors shall have power to appoint any person who is willing to act to be a director, either to fill a casual vacancy or as an additional director, but so that the total number of directors shall not exceed the maximum number (if any) fixed by the Company in a general meeting. Any director so appointed shall retire from office at our annual general meeting following such appointment. Any director so retiring shall be eligible for re-election.

(b) We may by ordinary resolution elect any person who is willing to act as a director either to fill a casual vacancy or as an addition to the existing directors or to replace a director removed from office under our articles of association but so that the total number of directors shall not at any one time exceed the maximum number (if any) fixed by the Company in a general meeting.

(c) At each annual general meeting a minimum number equal to one-third of the number of those directors who are not due to retire at the annual general meeting under sub-paragraph (a) above (referred to for as the purposes of this paragraph relevant directors) (or, if their number is not a multiple of three, the number nearest to but not greater than one-third) shall retire from office. Directors retiring under paragraph (e) below shall be counted as part of this minimum number.

(d) The directors to retire by rotation pursuant to paragraph (c) above shall include (so far as necessary to obtain the minimum number required and after taking into account the directors to retire under paragraph (e) below) any relevant director who wishes to retire and not to offer himself for re-election. Any further directors to retire shall be those of the other relevant directors who have been longest in office since their last re-election or appointment and so that as between persons who became or were last re-elected directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot. A retiring director shall be eligible for re-election.

(e) In any event, each director shall retire and shall (unless his terms of appointment with the Company specify otherwise) be eligible for re-election at the annual general meeting held in the third calendar year (or such earlier calendar year as may be specified for this purpose in his terms of appointment with the Company) following his last appointment, election or re-election at any general meeting of the Company.

(f) At the meeting at which a director retires under any provision of our articles of association, we may by ordinary resolution fill the vacated office by appointing a person to it, and in default the retiring director shall be deemed to have been re-appointed except where:

(i) that director has given notice to us that he is unwilling to be elected; or

(ii) at such meeting it is expressly resolved not to fill such vacated office or a resolution for the reappointment of such director shall have been put to the meeting and not passed.

(g) In the event of the vacancy not being filled at such meeting, it may be filled by the directors as a casual vacancy in accordance with sub-paragraph (a) above.

(h) The retirement of a director pursuant to paragraphs (c), (d) and (e) shall not have effect until the conclusion of the relevant meeting except where a resolution is passed to elect some other person in the place of the retiring director or a resolution for his re-election is put to the meeting and not passed and accordingly a retiring director who is re-elected or deemed to have been re-elected will continue in office without break.

Indemnity of officers

Each of our directors and other officers (other than an auditor) are entitled to be indemnified by us against any liability incurred by or attaching to him in the actual or purported execution and discharge of his duties, the exercise or purported exercise of his powers or otherwise in relation to his duties, powers or office. However, in the case of a director, such indemnity does not extend to any indemnity rendered void by the Companies Act 2006. The Companies Act 2006 renders void an indemnity for a director against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director as described in “— Differences in Corporate Law — Liability of Directors and Officers.”

Shareholders meetings

Annual general meetings

We shall in each year hold a general meeting of our shareholders in addition to any other meetings in that year, and shall specify the meeting as such in the notice convening it. The annual general meeting shall be held at such time and place as the directors may appoint.

Calling of general meetings

The arrangements for the calling of general meetings are described in “— Differences in Corporate Law — Notice of General Meetings.”

Quorum of meetings

No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business but the absence of a quorum shall not preclude the appointment of a chairman, which shall not be treated as part of the business of a meeting. Two persons present and entitled to vote upon the business to be transacted, each being either a shareholder or a proxy for a shareholder or a duly authorized representative of a corporation which is a shareholder shall be a quorum for all purposes.

Other UK law considerations

Mandatory purchases and acquisitions

Pursuant to sections 979 to 991 of the Companies Act 2006, where a takeover offer has been made for the Company and the offeror has acquired or unconditionally contracted to acquire not less than 90 percent of the voting rights carried by those shares, the offeror may give notice to the holder of any shares to which the offer relates which the offeror has not acquired or unconditionally contracted to acquire that he wishes to acquire, and is entitled to so acquire, those shares on the same terms as the general offer.

Disclosure of interest in shares

Pursuant to Part 22 of the Companies Act 2006 and our articles of association, we are empowered by notice in writing to require any person whom we know to be, or have reasonable cause to believe to be interested in our shares, or at any time during the three years immediately preceding the date on which the notice is issued has been so interested, within a reasonable time to disclose to us particulars of that person’s interest and (so far as is within his knowledge) particulars of any other interest that subsists or subsisted in those shares.

Under our articles of association, if a person defaults in supplying us with the required particulars in relation to the shares in question (“default shares”), the directors may by notice direct that:

•	in respect of the default shares, the relevant member shall not be entitled to vote or exercise any other right conferred by membership in relation to general meetings; and/or
•	where the default shares represent at least 0.25 percent of their class, (a) any dividend or other money payable in respect of the default shares shall be retained by us without liability to pay interest, and/or (b) no transfers by the relevant member of shares other than approved transfers may be registered (unless the member himself is not in default and the transfer does not relate to default shares), and/or (c) any shares held by the relevant member in uncertificated form shall be converted into certificated form.

Purchase of own shares

Under English law, a limited company may only purchase its own shares out of the distributable profits of the company or the proceeds of a fresh issue of shares made for the purpose of financing the purchase. A limited company may not purchase its own shares if as a result of the purchase there would no longer be any issued shares of the company other than redeemable shares or shares held as treasury shares.

Subject to the above, we may purchase our own shares in the manner prescribed below. We may purchase on a recognized investment exchange our own fully paid shares pursuant to an ordinary resolution of the Company. The resolution authorizing the purchase must:

•	specify the maximum number of shares authorized to be acquired;
•	determine the maximum and minimum prices that may be paid for the shares; and
•	specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

We may purchase our own fully paid shares otherwise than on a recognized investment exchange pursuant to a purchase contract authorized by special resolution of the Company before the purchase takes place. Any authority will not be effective if any shareholder from whom we propose to purchase shares votes on the resolution and the resolution would not have been passed if he had not done so. The resolution authorizing the purchase must specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

Differences in Corporate Law

The applicable provisions of the Companies Act 2006 differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the Companies Act 2006 applicable to us and the Delaware General Corporation Law relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and English law.

	England and Wales	Delaware
Number of Directors	Under the Companies Act 2006, a public limited company must have at least two directors and the number of directors may be fixed by or in the manner provided in a company’s articles of association.	Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws.
Removal of Directors	Under the Companies Act 2006, shareholders may remove a director without cause by an ordinary resolution (which is passed by a simple majority of those voting in person or by proxy at a general meeting) irrespective of any provisions of any service contract the director has with the company, provided that 28 clear days’ notice of the resolution is given to the company and its shareholders and certain other procedural requirements under the Companies Act 2006 are followed (such as allowing the director to make representations against his or her removal either at the meeting or in writing).	Under Delaware law, unless otherwise provided in the certificate of incorporation, directors may be removed from office, with or without cause, by a majority stockholder vote, though in the case of a corporation whose board is classified, stockholders may effect such removal only for cause.
Vacancies on the Board of Directors	Under English law, the procedure by which directors (other than a company’s initial directors) are appointed is generally set out in a company’s articles of association, provided that where two or more persons are appointed as directors of a public limited company by resolution of the shareholders, resolutions appointing each director must be voted on individually.	Under Delaware law, vacancies on a corporation’s board of directors, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors.
Annual General Meeting	Under the Companies Act 2006, a public limited company must hold an annual general meeting in each six-month period following the company’s annual accounting reference date.	Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the bylaws.

	England and Wales	Delaware
General Meeting	Under the Companies Act 2006, a general meeting of the shareholders of a public limited company may be called by the directors.

	Shareholders holding at least 5% of the paid-up capital of the company carrying voting rights at general meetings can require the directors to call a general meeting.	Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.
Notice of General Meetings	Under the Companies Act 2006, 21 clear days’ notice must be given for an annual general meeting and any resolutions to be proposed at the meeting. Subject to a company’s articles of association providing for a longer period, at least 14 clear days’ notice is required for any other general meeting. In addition, certain matters (such as the removal of directors or auditors) require special notice, which is 28 clear days’ notice. The shareholders of a company may in all cases consent to a shorter notice period, the proportion of shareholders’ consent required being 100% of those entitled to attend and vote in the case of an annual general meeting and, in the case of any other general meeting, a majority in number of the members having a right to attend and vote at the meeting, being a majority who together hold not less than 95% in nominal value of the shares giving a right to attend and vote at the meeting.	Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, if any, the date, the hour, the means of remote communications, if any, and, in the case of a special meeting, the purpose or purposes of the meeting.

	England and Wales	Delaware
Proxy	Under the Companies Act 2006, at any meeting of shareholders, a shareholder may designate another person to attend, speak and vote at the meeting on their behalf by proxy.	Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.
Preemptive Rights	Under the Companies Act 2006, “equity securities” (being (i) shares in the company other than shares that, with respect to dividends and capital, carry a right to participate only up to a specified amount in a distribution (“ordinary shares”) or (ii) rights to subscribe for, or to convert securities into, ordinary shares) proposed to be allotted for cash must be offered first to the existing equity shareholders in the company in proportion to the respective nominal value of their holdings, unless an exception applies or a special resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise in each case in accordance with the provisions of the Companies Act 2006.	Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, a stockholder does not, by operation of law, possess preemptive rights to subscribe to additional issuances of the corporation’s stock.

England and Wales	Delaware
Liability of Directors and Officers	Under the Companies Act 2006, any provision (whether contained in a company’s articles of association or any contract or otherwise) that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company or of an associated company against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is also void except as permitted by the Companies Act 2006, which provides exceptions for the company to (a) purchase and maintain insurance against such liability; (b) provide a “qualifying third party indemnity” (being an indemnity against liability incurred by the director to a person other than the company or an associated company as long as he is successful in defending the claim or criminal proceedings); and (c) provide a “qualifying pension scheme indemnity” (being an indemnity against liability incurred in connection with the company’s activities as trustee of an occupational pension plan).	Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for monetary damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:
• any breach of the director’s duty of loyalty to the corporation or its stockholders;
• acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
• intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or
• any transaction from which the director derives an improper personal benefit.

England and Wales	Delaware
Voting Rights	Under English law, unless a poll is demanded by the shareholders of a company or is required by the chairman of the meeting or the company’s articles of association, shareholders shall vote on all resolutions on a show of hands. Under the Companies Act 2006, a poll may be demanded by (a) not fewer than five shareholders having the right to vote on the resolution; (b) any shareholder(s) representing at least 10% of the total voting rights of all the shareholders having the right to vote on the resolution; or (c) any shareholder(s) holding shares in the company conferring a right to vote on the resolution being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right. A company’s articles of association may provide more extensive rights for shareholders to call a poll.

Under English law, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution. Special resolutions require the affirmative vote of not less than 75% of the votes cast by shareholders present (in person or by proxy) at the meeting.	Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

	England and Wales	Delaware
Shareholder Vote on Certain Transactions	The Companies Act 2006 provides for schemes of arrangement, which are arrangements or compromises between a company and any class of shareholders or creditors and used in certain types of reconstructions, amalgamations, capital reorganizations or takeovers. These arrangements require:	Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:

•

the approval at a shareholders’ or creditors’ meeting convened by order of the court, of a majority in number of shareholders or creditors representing 75% in value of the capital held by, or debt owed to, the class of shareholders or creditors, or class thereof present and voting, either in person or by proxy; and

• the approval of the board of directors; and

  •

approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

• the approval of the court.

	England and Wales	Delaware
Standard of Conduct for Directors	Under English law, a director owes various statutory and fiduciary duties to the company, including:	Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.
• to act in the way he considers, in good faith, would be most likely to promote the success of the company for the benefit of its members as a whole;
• to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly conflicts, with the interests of the company;
• to act in accordance with the company’s constitution and only exercise his powers for the purposes for which they are conferred;
• to exercise independent judgment;
• to exercise reasonable care, skill and diligence;
• not to accept benefits from a third party conferred by reason of his being a director or doing (or not doing) anything as a director; and
• a duty to declare any interest that he has, whether directly or indirectly, in a proposed or existing transaction or arrangement with the company.

	England and Wales	Delaware
Stockholder Suits	Under English law, generally, the company, rather than its shareholders, is the proper claimant in an action in respect of a wrong done to the company or where there is an irregularity in the company’s internal management. Notwithstanding this general position, the Companies Act 2006 provides that (i) a court may allow a shareholder to bring a derivative claim (that is, an action in respect of and on behalf of the company) in respect of a cause of action arising from a director’s negligence, default, breach of duty or breach of trust and (ii) a shareholder may bring a claim for a court order where the company’s affairs have been or are being conducted in a manner that is unfairly prejudicial to some of its shareholders.	Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

•

state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiff’s shares thereafter devolved on the plaintiff by operation of law; and

• allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or

•

state the reasons for not making the effort. Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

City Code on Takeovers and Mergers

If at the time of a takeover offer the U.K. Panel on Takeovers and Mergers (the “Takeover Panel”) determines that we have our place of central management and control in the United Kingdom, we would be subject to the U.K. City Code on Takeovers and Mergers (the “Takeover Code”), which is issued and administered by the Takeover Panel. The Takeover Code provides a framework within which takeovers of companies subject to it are conducted. In particular, the Takeover Code contains certain rules in respect of mandatory offers. Under Rule 9 of the Takeover Code, if a person:

(a) acquires an interest in our shares which, when taken together with shares in which such person or persons acting in concert with such person are interested, carries 30% or more of the voting rights of our shares; or

(b) who, together with persons acting in concert with such person, is interested in shares that in the aggregate carry not less than 30% and not more than 50% of the voting rights in the company, acquires additional interests in shares that increase the percentage of shares carrying voting rights in which that person is interested, the acquirer and, depending on the circumstances, its concert parties, would be required (except with the consent of the Takeover Panel) to make a cash offer for our outstanding shares at a price not less than the highest price paid for any interests in the shares by the acquirer or its concert parties during the previous 12 months.

Exchange Controls

There are no governmental laws, decrees, regulations or other legislation in the United Kingdom that may affect the import or export of capital, including the availability of cash and cash equivalents for use by us, or that may affect the remittance of dividends, interest or other payments by us to non-resident holders of our ordinary shares or ADSs, other than withholding tax requirements. There is no limitation imposed by English law or our articles of association on the right of non-residents to hold or vote shares.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Citibank, N.A. has agreed to act as the depositary bank for the American Depositary Shares. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. American Depositary Shares are frequently referred to as “ADSs” and represent ownership interests in securities that are on deposit with the depositary bank. ADSs may be represented by certificates that are commonly known as “American Depositary Receipts” or “ADRs.” The depositary bank typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank, N.A. London Branch, located at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, England.

We have appointed Citibank as depositary bank pursuant to a deposit agreement. A copy of the form of deposit agreement is on file with the SEC under cover of a Registration Statement on Form F-6. You may obtain a copy of the form of deposit agreement from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the SEC’s website (www.sec.gov). Please refer to Registration Number 333-187978 when retrieving such copy.

We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement.

Each ADS represents the right to receive 12 ordinary shares on deposit with the custodian. An ADS also represents the right to receive any other property received by the depositary bank or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. The custodian, the depositary bank and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary bank, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary bank, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. Owners of ADSs will be able to exercise beneficial ownership interests in the deposited property only through the registered holders of the ADSs, by the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary bank, and by the depositary bank (on behalf of the owners of the corresponding ADSs) directly, or indirectly through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.

If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary bank. As an ADS holder, you appoint the depositary bank to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of Shares will continue to be governed by the laws of England and Wales, which may be different from the laws in the United States.

In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary bank, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary bank will hold on your behalf the shareholder rights attached to the Shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the Shares represented by your ADSs through the depositary bank only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.

As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary bank in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary bank (commonly referred to as the “direct registration system” or “DRS”). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary bank. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary bank to the holders of the ADSs. The direct registration system includes automated transfers between the depositary bank and The Depository Trust Company (“DTC”), the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.

Dividends and Distributions

As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of a specified record date, after deducting the applicable fees, taxes and expenses.

Distributions of Cash

Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary bank will arrange for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the laws and regulations of England and Wales.

The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary bank will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary bank will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary bank holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Shares

Whenever we make a free distribution of Shares for the securities on deposit with the custodian, we will deposit the applicable number of Shares with the custodian. Upon receipt of confirmation of such deposit, the depositary bank will either distribute to holders new ADSs representing the Shares deposited or modify the ADS-to-Share ratio, in which case each ADS you hold will represent rights and interests in an integral number of the additional Shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

The distribution of new ADSs or the modification of the ADS-to-Share ratio upon a distribution of Shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary bank may sell all or a portion of the new Shares so distributed.

No such distribution of new ADSs will be made if it would violate a law (i.e., the U.S. securities laws) or if it is not practicable. If the depositary bank does not distribute new ADSs as described above, it may sell the Shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

Whenever we intend to distribute rights to purchase additional Shares, we will give prior notice to the depositary bank and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary bank in determining whether such distribution is lawful and reasonably practicable.

The depositary bank will establish procedures to distribute rights to purchase additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, we indicate that we wish such rights to be made available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary bank is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new Shares other than in the form of ADSs.

The depositary bank will not distribute the rights to you if:

•	We do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or
•	We fail to deliver satisfactory documents to the depositary bank; or
•	It is not reasonably practicable to distribute the rights.

The depositary bank will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary bank is unable to sell the rights, it will allow the rights to lapse.

Elective Distributions

Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary bank and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary bank in determining whether such distribution is lawful and reasonably practicable.

The depositary bank will make the election available to you only if it is unlawful and reasonably practicable, we indicate that we wish such election to be made available to holders of ADSs, and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary bank will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

If the election is not made available to you, you will receive either cash or additional ADSs, upon the terms described above for distributions of cash and Shares, respectively, depending on what a shareholder in England and Wales would receive upon failing to make an election, as more fully described in the deposit agreement.

Other Distributions

Whenever we intend to distribute property other than cash, Shares or rights to purchase additional Shares, we will notify the depositary bank in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary bank in determining whether such distribution to holders is lawful and reasonably practicable.

If it is reasonably practicable to distribute such property to you, we indicate that we wish such distribution to be made available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will distribute the property to the holders in a manner it deems practicable.

The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary bank may sell all or a portion of the property received.

The depositary bank will not distribute the property to you and will sell the property if:

•	We do not request that the property be distributed to you or if we ask that the property not be distributed to you; or
•	We do not deliver satisfactory documents to the depositary bank; or
•	The depositary bank determines that all or a portion of the distribution to you is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption

Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary bank in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will provide notice of the redemption to the holders.

The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary bank will convert the redemption funds received into U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary bank. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary bank may determine.

Changes Affecting Shares

The Shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, a split-up, cancellation, consolidation or reclassification of such Shares or a recapitalization, reorganization, merger, consolidation or sale of assets.

If any such change were to occur, your ADSs would, to the extent permitted by law, represent the right to receive the property received or exchanged in respect of the Shares held on deposit. The depositary bank may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the Shares. If the depositary bank may not lawfully distribute such property to you, the depositary bank may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Shares

The Shares being offered pursuant to this prospectus will be deposited by us with the custodian. Upon receipt of confirmation of such deposit, the depositary bank will issue ADSs to the underwriters named in the applicable prospectus supplement.

The depositary bank may create ADSs on your behalf if you or your broker deposit Shares with the custodian. The depositary bank will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the Shares to the custodian. Your ability to deposit Shares and receive ADSs may be limited by U.S., as well as English and Welsh legal considerations applicable at the time of deposit.

The issuance of ADSs may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the Shares have been duly transferred to the custodian. The depositary bank will only issue ADSs in whole numbers.

When you make a deposit of Shares, you will be responsible for transferring good and valid title to the depositary bank. As such, you will be deemed to represent and warrant that:

•	The Shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.
•	All preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised.
•	You are duly authorized to deposit the Shares.
•	The Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement).
•	The Shares presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties are incorrect in any way, we and the depositary bank may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination and Split-Up of ADRs

As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary bank and also must:

•	ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;
•	provide such proof of identity and genuineness of signatures as the depositary bank deems appropriate;
•	provide any transfer stamps required by the State of New York or the United States; and
•	pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary bank with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split-up of ADRs.

Withdrawal of Shares Upon Cancellation of ADSs

As a holder, you will be entitled to present your ADSs to the depositary bank for cancellation and then receive the corresponding number of underlying Shares at the custodian’s offices. Your ability to withdraw the Shares may be limited by U.S. and England and Wales considerations applicable at the time of withdrawal. In order to withdraw the Shares represented by your ADSs, you will be required to pay to the depositary bank the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the Shares being withdrawn. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

If you hold ADSs registered in your name, the depositary bank may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary bank may deem appropriate before it will cancel your ADSs. The withdrawal of the Shares represented by your ADSs may be delayed until the depositary bank receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary bank will only accept ADSs for cancellation that represent a whole number of securities on deposit.

You will have the right to withdraw the securities represented by your ADSs at any time except for:

•	Temporary delays that may arise because (i) the transfer books for the Shares or ADSs are closed, or (ii) Shares are immobilized on account of a shareholders’ meeting or a payment of dividends.
•	Obligations to pay fees, taxes and similar charges.
•	Restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.
•	The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

As a holder, you generally have the right under the deposit agreement to instruct the depositary bank to exercise the voting rights for the Shares represented by your ADSs. The voting rights of holders of Shares are described in “Description of Share Capital — Key Provisions of Our Articles of Association — Shares and rights attaching to them — Voting Rights.”

At our request, the depositary bank will distribute to you any notice of shareholders meetings received from us together with information explaining how to instruct the depositary bank to exercise the voting rights of the securities represented by ADSs. The timing required by the depositary bank and set forth in the deposit agreement to establish a record date and to distribute the notice of meeting and voting materials to holders of ADSs may differ from the timelines set forth in “Description of Share Capital — Differences in Corporate Law.”

If the depositary bank timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder’s ADSs as follows:

•	In the event of voting by show of hands, the Depositary will vote (or cause the custodian to vote) all Shares held on deposit at that time in accordance with the voting instructions received from a majority of holders of ADSs who provide timely voting instructions.
•	In the event of voting by poll, the Depositary will vote (or cause the custodian to vote) the Shares held on deposit in accordance with the voting instructions received from the holders of ADSs. Under certain limited circumstances described in the deposit agreement, a person designated by us shall be entitled to vote the Shares held on deposit for which voting instructions have not been timely received by the depositary from holders of ADSs.

Please note that the ability of the depositary bank to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary bank in a timely manner. Except as described in the deposit agreement, securities for which no voting instructions have been received will not be voted.

Fees and Charges

The following table shows the fees and charges that a holder of our ADSs may have to pay, either directly or indirectly. These fees and charges are set by the Depositary and are subject to change:

Service	Fees
Issuance of ADSs	Up to U.S. 5¢ per ADS issued
Cancellation of ADSs	Up to U.S. 5¢ per ADS canceled
Distribution of cash dividends or other cash distributions	Up to U.S. 5¢ per ADS held
Distribution of ADSs pursuant to stock dividends, free stock distributions or exercise of rights	Up to U.S. 5¢ per ADS held
Distribution of securities other than ADSs or rights to purchase additional ADSs	Up to U.S. 5¢ per ADS held
Depositary Services	Up to U.S. 5¢ per ADS held on the applicable record date(s) established by the depositary bank

As an ADS holder you will also be responsible for paying certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges such as:

•	Fees for the transfer and registration of Shares or other deposited securities, including those charged by the registrar and transfer agent for the Shares in England and Wales (i.e., upon deposit and withdrawal of Shares).
•	Expenses incurred for converting foreign currency into U.S. dollars.
•	Expenses for cable, telex and fax transmissions and for delivery of securities.
•	Taxes and duties (including applicable interest and penalties) and other governmental charges, including upon the transfer of securities (i.e., when Shares are deposited or withdrawn from deposit).
•	Fees and expenses as are incurred by the depositary bank in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, deposited securities, ADSs and ADRs.
•	Fees and expenses incurred in connection with the delivery or servicing of Shares and other property on deposit.

Depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the depositary bank by the brokers (on behalf of their clients) receiving the newly issued ADSs from the depositary bank and by the brokers (on behalf of their clients) delivering the ADSs to the depositary bank for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary services fee are charged by the depositary bank to the holders of record of ADSs as of the applicable ADS record date.

The Depositary fees payable for cash distributions are generally deducted from the cash being distributed. In the case of distributions other than cash (i.e., stock dividend, rights), the depositary bank charges the applicable fee to the ADS record date holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in direct registration), the depositary bank sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary bank generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients’ ADSs in DTC accounts in turn charge their clients’ accounts the amount of the fees paid to the depositary banks.

In the event of a refusal to pay the depositary fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.

Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary bank. You will receive prior notice of such changes.

The depositary bank may reimburse us for certain expenses incurred by us in respect of the ADS program established pursuant to the deposit agreement, by making available a portion of the depositary fees charged in respect of the ADS program or otherwise, upon such terms and conditions as we and the depositary bank may agree from time to time.

Amendments and Termination

We may agree with the depositary bank to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the Shares represented by your ADSs (except as permitted by law).

We have the right to direct the depositary bank to terminate the deposit agreement. Similarly, the depositary bank may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary bank must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.

After termination, the depositary bank will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary bank will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary bank will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).

Books of Depositary

The depositary bank will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

The depositary bank will maintain facilities in New York to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

The deposit agreement limits our obligations and the depositary bank’s obligations to you. Please note the following:

•	We and the depositary bank are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.
•	The depositary bank disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

•	The depositary bank disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in Shares, for the validity or worth of the Shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.
•	We and the depositary bank will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.
•	We and the depositary bank disclaim any liability if we or the depositary bank are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of our articles of association, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.
•	We and the depositary bank disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our articles of association or in any provisions of or governing the securities on deposit.
•	We and the depositary bank further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting Shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.
•	We and the depositary bank also disclaim liability for the inability of a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of Shares but is not, under the terms of the deposit agreement, made available to you.
•	We and the depositary bank, our and its controlling persons and agents and any custodian may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.
•	We and the depositary bank also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.
•	No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.

Pre-Release Transactions

Subject to the terms and conditions of the deposit agreement, the depositary may issue to broker/dealers ADSs before receiving a deposit of Shares or release Shares to broker/dealers before receiving ADSs for cancellation. These transactions are commonly referred to as “pre-release transactions,” and are entered into between the depositary bank and the applicable broker/dealer. The deposit agreement limits the aggregate size of pre-release transactions (not to exceed 30% of the ADSs outstanding (other than ADSs issued in pre-release transactions); provided that the depositary bank may change or disregard such limit in its discretion) and imposes a number of conditions on such transactions (e.g., the need to receive collateral, the type of collateral required, the representations required from brokers and other conditions). The depositary bank may retain the compensation received from the pre-release transactions.

Taxes

You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary bank and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The depositary bank may refuse to issue ADSs, to deliver, transfer, split-up or combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary bank and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary bank and to the custodian proof of taxpayer status and residence and such other information as the depositary bank and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary bank and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

The depositary bank will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practicable or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary bank may take the following actions in its discretion:

•	Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.
•	Distribute the foreign currency to holders for whom the distribution is lawful and practical.
•	Hold the foreign currency (without liability for interest) for the applicable holders.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by us and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

Our debt securities, consisting of notes, debentures and other evidences of indebtedness, may be issued from time to time in one or more series pursuant to an indenture to be entered into between us and The Bank of New York Mellon, as trustee.

Because the following is only a summary of selected provisions of the indenture and the debt securities, it does not contain all information that may be important to you. This summary is not complete and is qualified in its entirety by reference to the base indenture and any supplemental indentures thereto or officers’ certificate or board resolution related thereto. We urge you to read the indenture because the indenture, not this description, defines the rights of the holders of the debt securities. The indenture will be substantially in the form included as an exhibit to the registration statement of which this prospectus is a part. The terms of our debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to “we,” “us,” and “our” refer to GW Pharmaceuticals plc only and not to any of its subsidiaries.

General

The indenture does not limit the amount of debt securities that may be issued thereunder, and the indenture does not limit the amount of other unsecured debt or securities that we may issue. We may issue debt securities under the indenture from time to time in one or more series.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except that the additional debt securities may have a different date of original issuance, offering price and first interest payment date, and will be consolidated with, and form a single series with, such outstanding debt securities.

When we refer to “debt securities” or a “series of debt securities,” we mean debt securities or a series of debt securities issued under the indenture. When we refer to a prospectus supplement, we mean the prospectus supplement describing the specific terms of the applicable debt security. The terms used in a prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Unless we inform you otherwise in the prospectus supplement, the indenture will not contain any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control. In addition, unless we inform you otherwise in the prospectus supplement, the indenture will not contain provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the debt securities;
•	the total principal amount of the debt securities;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;
•	any interest rate, the date from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the record dates for any such interest payments;
•	whether and under what circumstances we will pay any additional amounts with respect to the debt securities;
•	the place or places where payments on the debt securities will be payable;
•	any provisions for optional redemption or early repayment;
•	any provisions for the conversion or exchange of the debt securities into other securities, cash or property;
•	any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities;
•	the denominations in which we will issue the debt securities if other than $2,000 and integral multiples of $1,000 in excess thereof;
•	whether the provisions described below under the heading “— Defeasance and Discharge” apply to the debt securities;
•	any changes or additions to the events of default or covenants described in this prospectus;
•	any restrictions or other provisions relating to the transfer, conversion or exchange of debt securities; and
•	any other terms of the debt securities, whether in addition to, or by modification or deletion of, the terms described herein.

We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material United Kingdom federal income tax consequences and other special considerations.

We may purchase or otherwise acquire such debt securities, whether by open market purchases, negotiated transactions or otherwise.

Events of Default

Unless we inform you otherwise in the prospectus supplement, the following are events of default with respect to a series of debt securities:

•	our failure to pay any installment of interest on or any additional amounts with respect to any debt security of that series when due and such default continues for 30 days (unless the entire amount of such payment is deposited by us with the trustee or with a paying agent prior to 11:00 a.m., New York City time, on the 30th day of such period);
•	our failure to pay the principal of or any premium on any debt security of that series when due;
•	a default in the observance or performance of any other covenant or agreement in the indenture applicable to debt securities of such series which continues for a period of 60 days after we receive written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities of that series issued under the indenture (except for our failure to comply with the covenant prohibiting certain consolidations, mergers and sales of assets);
•	one or more judgments in an aggregate amount in excess of $25 million shall have been rendered against us remain undischarged, unpaid or unstayed for a period of 60 days after the judgment or judgments become final and non-appealable;
•	specified events involving bankruptcy, insolvency or reorganization of the Company; and
•	any other event of default provided for in that series of debt securities.

We may change, eliminate or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement. A default under one series of debt securities will not necessarily be a default under any other series.

If an event of default relating to certain events of our bankruptcy or insolvency occurs, all then outstanding debt securities of that series will become due and payable immediately without further action or notice. If any other event of default for any series of debt securities occurs and is continuing, the trustee may and, at the written direction of the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may, declare all of those debt securities to be due and payable immediately by notice in writing to us and, in case of a notice by holders, also to the trustee specifying the respective event of default and that it is a notice of acceleration.

Subject to certain limitations, holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the trustee in its exercise of any trust or power with respect to that series. The trustee may withhold from holders of the debt securities of any series notice of any continuing default or event of default for such series if it determines that withholding notice is in their interest, except a default or event of default relating to the payment of principal, interest, premium or additional amounts, if any.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default for any series occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of debt securities of that series unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium or additional amounts, if any, or interest when due, no holder of debt securities of a series may pursue any remedy with respect to the indenture or the debt securities unless:

•	such holder has previously given the trustee notice that an event of default is continuing with respect to that series;
•	holders of at least 25% in aggregate principal amount of the debt securities of that series have requested the trustee to pursue the remedy;
•	such holders have offered the trustee security or indemnity satisfactory to it against any loss, liability or expense;
•	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and
•	holders of a majority in aggregate principal amount of the debt securities of that series have not given the trustee a direction inconsistent with such request within such 60-day period.

Holders of a debt security are entitled at any time, however, to bring a lawsuit for the payment of money due on a debt security on or after its stated maturity (or, if a debt security is redeemable, on or after its redemption date).

The holders of a majority in aggregate principal amount of the debt securities of any series by notice to the trustee may, on behalf of the holders of all of the debt securities of that series, rescind an acceleration or waive any existing default or event of default for such series and its consequences under the indenture except a continuing default or event of default in the payment of interest, additional amounts or premium on, or the principal of, the debt securities.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request for the trustee and how to declare or cancel an acceleration of the maturity.

We will be required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon our becoming aware of any default or event of default, we will be required within five business days to deliver to the trustee a statement specifying such default or event of default.

Modification and Waiver

Except as provided in the next four succeeding paragraphs, the indenture and the debt securities issued thereunder may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of each series affected by the change, voting as separate classes for this purpose, and any existing default or event of default or compliance with any provision of the indenture or the debt securities may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding debt securities of each series affected by the waiver, voting as separate classes for this purpose, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series.

Without the consent of each holder of debt securities of the series affected, an amendment, supplement or waiver may not (with respect to any debt securities of such series held by a non-consenting holder):

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•	reduce the principal of any debt security or change its stated maturity, or alter the provisions relating to the redemption or repurchase of any debt securities;
•	reduce the rate of or change the time for payment of interest on any debt security;
•	waive a default or event of default in the payment of principal of, or interest or premium, or any additional amounts, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•	make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of debt securities to receive payments of principal of, or interest or premium, if any, on the debt securities;
•	waive a redemption payment with respect to any debt securities;
•	make any change that adversely affects any right of a holder to convert or exchange any debt security into or for shares of the Company’s ordinary shares, depositary receipts representing its ordinary shares, or other securities, cash or other property in accordance with the terms of such Security;
•	impair a holder’s right to sue for payment of any amount due on its debt security; or
•	make any change in the preceding amendment, supplement and waiver provisions.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or any debt securities or request a waiver.

We and the trustee may supplement or amend the indenture or the debt securities without notice to or the consent of any holders of debt securities issued under the indenture in certain circumstances, including:

•	to cure any ambiguity, defect or inconsistency;
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•	to establish the form or terms of debt securities of any series as permitted by the indenture;
•	to provide for the assumption of our obligations to holders of debt securities of any series in the case of a merger or consolidation or sale of all or substantially all of our properties or assets, as applicable;
•	to comply with requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act;

•	to make any change that would provide any additional rights or benefits to the holders of debt securities or that does not materially adversely affect the legal rights under the indenture of any such holder;
•	to add additional covenants for the benefit of the holders of all or any series of debt securities;
•	to add additional events of default with respect to all or any series of debt securities;
•	to change or eliminate any of the provisions of the indenture; provided that any such change or elimination will become effective only when there is no outstanding debt security of any series created prior to the execution of such amendment or supplemental indenture that is adversely affected in any material respect by such change in or elimination of such provision;
•	to supplement any provision of the indenture to permit or facilitate the defeasance and discharge of any series of debt securities so long as any action does not adversely affect the interest of holders of debt securities of that or any other series in any material respect;
•	to secure the debt securities;
•	to evidence and provide for the acceptance under the indenture of a successor trustee, each as permitted under the indenture; or
•	to conform the text of the indenture or any debt securities to the description thereof in any prospectus or prospectus supplement of us with respect to the offer and sale of such debt securities, to the extent that such provision is inconsistent with a provision of the indenture or the debt securities, in each case, except as may otherwise be provided pursuant to the indenture for all or any particular debt securities of any series, as set forth in an officers’ certificate.

Defeasance and Discharge

Defeasance

When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture.

If we deposit with the trustee under the indenture any combination of money or non-callable government securities sufficient, in the written opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to make payments on the debt securities of a series issued under the indenture on the dates those payments are due, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”); or
•	we will no longer have any obligation to comply with specified restrictive covenants with respect to the debt securities of that series and other specified covenants under the indenture, and the related events of default will no longer apply (“covenant defeasance”).

With respect to legal defeasance, if a series of debt securities is defeased pursuant to such terms, the holders of the debt securities of that series will not be entitled to the benefits of the indenture, except with respect to provisions relating to (i) the payment of principal, interest, premiums, if any, and additional amounts, if any, (ii) the registration, transfer and exchange of the securities, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and (iv) optional redemption, if any.

Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes and that the holders would be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect with respect to the debt securities of a series issued under the indenture, except for our obligation to register the transfer, conversion or exchange of debt securities of that series, when:

•	either:
•	all debt securities of that series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or
•	all debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable U.S. government securities, or a combination of cash in U.S. dollars and non-callable U.S. government securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the debt securities of that series not delivered to the trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;
•	no default or event of default has occurred and is continuing on the date of the deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which we or any subsidiary is a party or by which we or any subsidiary is bound;
•	we have paid or caused to be paid to the trustee all sums payable by us to it under the indenture with respect to such series; and
•	we have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the debt securities at maturity or on the redemption date, as the case may be.

In addition, we must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Governing Law

The laws of the State of New York will govern the Indenture and the securities of each series of debt securities issued thereunder.

The Trustee

The Bank of New York Mellon will be the trustee under the indenture.

PLAN OF DISTRIBUTION

Any of the securities being offered by this prospectus may be sold:

•	through agents;
•	to or through underwriters;
•	through dealers;
•	through brokers;
•	directly to purchasers or to a single purchaser; or
•	through a combination of any such methods of sale.

The securities may be sold at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices or varying prices determined at the time of sale. The distribution of securities may be effected from time to time in one or more transactions by means of one or more of the following transactions, which may include cross or block trades:

•	transactions on NASDAQ or any other organized market where the securities may be traded;
•	in the over-the-counter market;
•	in negotiated transactions;
•	through put or call option transactions relating to the securities;
•	under delayed delivery contracts or other contractual commitments;
•	in connection with hedging transactions; or
•	a combination of such methods of sale.

Agents designated by us from time to time may solicit offers to purchase the securities. We will name any such agent involved in the offer or sale of the securities and set forth any commissions payable by us to such agent in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in the sale of securities, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached. We will set forth in the prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. Such compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities. We will describe any such activities in the prospectus supplement. We may elect to list any class or series of securities on any exchange, but we are not currently obligated to do so. It is possible that one or more underwriters, if any, may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities we may offer.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum compensation or discount to be received by any FINRA member or independent broker dealer may not exceed 8 percent of the offering proceeds from the securities offered pursuant to this prospectus and any applicable prospectus supplement.

If a dealer is used in the sale of the securities, we or an underwriter will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The prospectus supplement may set forth the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The prospectus supplement will describe the terms of any such sales, including the terms of any bidding, auction or other process, if utilized.

Agents, underwriters and dealers may be entitled under agreements that may be entered into with us to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of ours, or engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Certain legal matters of United States federal law and New York State law will be passed upon for us by Mayer Brown LLP. The validity of the ordinary shares represented by the ADSs and certain other legal matters as to English law will be passed upon for us by Mayer Brown International LLP.

EXPERTS

The financial statements incorporated in this prospectus, by reference from the Company’s Annual Report on Form 20-F and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

SERVICE OF PROCESS AND ENFORCEMENT OF JUDGMENTS

We are incorporated under the laws of England and Wales. Many of our directors and officers reside outside the United States, and a substantial portion of our assets and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may be difficult for you to serve legal process on us or our directors and executive officers (as well as certain directors, managers and executive officers of the finance subsidiaries) or have any of them appear in a U.S. court.

We have appointed Greenwich Biosciences Inc. as our authorized agent upon whom process may be served in any action instituted in any U.S. federal or state court having subject matter jurisdiction in the Borough of Manhattan in New York, New York, arising out of or based upon the ADSs, the deposit agreement or the underwriting agreement related to the ADSs.

Mayer Brown International LLP, our English solicitors, has advised us that there is some doubt as to the enforceability in the United Kingdom, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities based solely on the federal securities laws of the United States. In addition, awards for punitive damages in actions brought in the United States or elsewhere may be unenforceable in the United Kingdom. An award for monetary damages under the U.S. securities laws would be considered punitive if it does not seek to compensate the claimant for loss or damage suffered and is intended to punish the defendant. The enforceability of any judgment in the United Kingdom will depend on the particular facts of the case as well as the laws and treaties in effect at the time. The United States and the United Kingdom do not currently have a treaty providing for recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters.

$300,000,000
of
American Depositary Shares

GW Pharmaceuticals plc

Representing      Ordinary Shares

PROSPECTUS SUPPLEMENT

Goldman Sachs & Co. LLC

Morgan Stanley

J.P. Morgan

Cowen